Exhibit 10.1

EXECUTION COPY

AMENDMENT TO CREDIT AGREEMENT
(PUGET SOUND ENERGY INC.)

This AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is dated as of May 10, 2010 (the “Effective Date”) and is entered into by and among PUGET SOUND ENERGY INC., a Washington corporation (the “Borrower”), each of the Lenders (as defined below) signatory hereto, and BARCLAYS BANK PLC, as facility agent (in such capacity, the “Facility Agent”), and is made with reference to that certain CREDIT AGREEMENT, dated as of February 6, 2009 (the “Credit Agreement”) by and among the Borrower, the lenders from time to time party thereto (each a “Lender” and collectively the “Lenders”), the Facility Agent and the other parties thereto.  Capitalized terms used herein without definition shall have the meanings given such terms in the Credit Agreement after giving effect to this Amendment.

RECITALS:

WHEREAS, the Borrower has requested the changes and modifications to the Credit Agreement as hereinafter set forth.

WHEREAS, the Lenders are, on the terms and conditions stated below, willing to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  Amendment and Restatement of Credit Agreement.  Effective as of the Effective Date but subject to the conditions referred to in Section 2, the Credit Agreement is hereby amended and restated in the form set forth as Exhibit A hereto.

SECTION 2.  Conditions to Effectiveness.

The amendments set forth in Section 1 of this Amendment, shall become effective on and as of the Effective Date, subject to the satisfaction of the following conditions:

(a)           The Facility Agent shall have received a counterpart signature page of this Amendment duly executed by the Majority Lenders, the Swingline Lender and the Borrower;

(b)           The Borrower shall have obtained all shareholder approvals and Regulatory Approvals with respect to the Amendment and the Facility Agent shall have received a certificate from the Borrower executed by an Authorized Officer in form and substance satisfactory to the Facility Agent and certifying that attached to such certificate are (i) a true and complete copy of the resolutions duly adopted by the authorized governing body of the Borrower, as well as copies of all shareholder resolutions of the Borrower authorizing the execution, delivery and performance of the Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (ii) a true and correct copy of all Regulatory Approvals required in connection with the Amendment.

(c)           Delivery of opinions in form and substance reasonably satisfactory to the Facility Agent, from Perkins Coie LLP, corporate counsel to the Borrower, with respect to the following matters relating to the Amendment and the Credit Agreement (i) due authorization, execution and delivery, (ii) receipt of all necessary corporate, third party and legal approvals and consents, (iv) enforceability and (v) no conflicts with law, court orders applicable to the Borrower and agreements to which the Borrower is a party.

(d)           The Borrower shall have paid all the fees and expenses specified in Section 5 below.

(e)           No Default or Event of Default shall have occurred or be continuing or shall result from the effectiveness of this Amendment.

SECTION 3.  Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants that:

(a)   The execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement, as amended and restated hereby, and each of the other Financing Documents have been duly authorized by all necessary corporate or company action.

(b)   This Amendment has been duly executed and delivered by the Borrower.  This Amendment, the Credit Agreement, as amended and restated hereby, constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

(c)   Each of the representations and warranties set forth in Article V the Credit Agreement and in the other Financing Documents are true and correct in all material respects on and as of the Effective Date (both before and after giving effect thereto), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 3(c), the representations and warranties contained in Section 5.07(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

SECTION 4.  Reference to and Effect on the Financing Documents.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Financing Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and restated by this Amendment and this Amendment shall constitute a “Financing Document” for all purposes.  The Credit Agreement, as specifically amended and restated by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Facility Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Financing Document.  Upon execution of this Amendment by the Facility Agent, the Borrower and the Majority Lenders, the Credit Agreement shall be deemed to be amended and restated in the form set forth in Exhibit A and such amended and restated Credit Agreement shall be binding upon and inure to the benefit of all of the Lenders party to the Credit Agreement immediately prior to the execution of this Amendment by such parties.

SECTION 5.  Costs and Expenses; Amendment Consent Fees.  (a)  The Borrower hereby agrees to pay on demand all reasonable costs and expenses of the Facility Agent in connection with this Amendment, or any of the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of counsel for the Facility Agent).

(b)   The Borrower hereby agrees to pay to the Lenders, on or prior to the Effective Date, the amendment consent fee specified in the Memorandum to Lenders summarizing the terms of this Amendment, dated March 31, 2010 and posted to Intralinks on March 31, 2010 (as the same may be subsequently amended, modified or supplemented, the “Summary Memorandum”), subject to and in accordance with the terms and conditions set forth in the Summary Memorandum.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8. Waiver of Jury Trial.  EACH PARTY SIGNATORY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE FACILITY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

PUGET SOUND ENERGY, INC.
By:	/s/ Donald E. Gaines
Name: Donald E. Gaines
Title: Vice President Finance & Treasurer

BARCLAYS BANK PLC, as Facility Agent
By:	/s/ Ann E. Sutton
Name: Ann E. Sutton
Title: Director

BARCLAYS BANK PLC, as Lender and Swingline Lender
By:	/s/ Ann E. Sutton
Name: Ann E. Sutton
Title: Director

BANK OF AMERICA, N.A., as Lender
By:	/s/ James J. Teichman
Name: James J. Teichman
Title: Senior Vice President

Bank of Communications Co. Ltd., New York Branch, as Lender
By:	/s/ Shelley He
Name: Shelley He
Title: Deputy General Manager

The Bank of East Asia, Ltd., New York Branch, as Lender
By:	/s/ Kenneth Pettis
Name: Kenneth Pettis
Title: SVP

By:	/s/ Danny Leung
Name: Danny Leung
Title: SVP

THE BANK OF NEW YORK MELLON, as Lender
By:	/s/ Mark W. Rogers
Name: Mark W. Rogers
Title: Vice President

The Bank of Nova Scotia, as Lender
By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

Bayerische Landesbank, New York Branch, as Lender
By:	/s/ Alexander Kohnert
Name: Alexander Kohnert
Title: Senior Vice President

By:	/s/ Nikolai von Mengden
Name: Nikolai von Mengden
Title: Senior Vice President

Caixa Geral de Depositos, S.A., New York Branch, as Lender
By:	/s/ Pedro McCarthy da Cunha
Name: Pedro McCarthy da Cunha
Title: General Manager

By:	/s/ Dale Prusinowski
Name: Dale Prusinowski
Title: Deputy General Manager

Cathay United Bank, as Lender
By:	/s/ Grace Chou
Name: Grace Chou
Title: SVP & General Manager

CoBank, ACB, as Lender
By:	/s/ Dale Keyes
Name: Dale Keyes
Title: Vice President

Commerzbank AG, New York Branch (as successor in interest to Dresdner Bank AG, New York Branch), as Lender
By:	/s/ Kelly Wilson
Name: Kelly Wilson
Title: Vice President

By:	/s/ Barbara Stacks
Name: Barbara Stacks
Title: Assistant Vice President

Export Development Canada, as Lender
By:	/s/ Kevin Skilliter
Name: Kevin Skilliter
Title: Sr Asset Manager

By:	/s/ Yves L’Heureux
Name: Yves L’Heureux
Title: Loan Portfolio Manager

Intesa Sanpaolo, S.p.A New York Branch, as Lender
By:	/s/ Nicholas A. Matacchieri
Name: Nicholas A. Matacchieri
Title: Vice President

By:	/s/ Franceso DiMario
Name: Franceso DiMario
Title: First Vice President

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Helen D. Davis
Name: Helen D. Davis
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Keven D. Smith
Name: Keven D. Smith
Title: Senior Vice President

MIZUHO CORPORATE BANK, LTD. as Lender
By:	/s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

The Royal Bank of Scotland plc, as Lender
By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Sr. Vice President

SUNTRUST BANK, as Lender
By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

Toronto Dominion (Texas) LLC, as Lender
By:	/s/ Debbi Brito
Name: Debbi Brito
Title: Authorized Signatory

Union Bank, N.A., as Lender
By:	/s/ Efrain Soto
Name: Efrain Soto
Title: Vice President

Wells Fargo Bank, N.A. as Lender
By:	/s/ Yann Blindert
Name: Yann Blindert
Title: Vice President

Westpac Banking Corporation as Lender
By:	/s/ Henrik Jensen
Name: Henrik Jensen
Title: Director, Corporate & Institutional Banking Americas

EXHIBIT A

Amended and Restated Credit Agreement

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 6, 2009

as amended and restated as of May 10, 2010

among

PUGET SOUND ENERGY, INC.
as Borrower,

BARCLAYS BANK PLC
as Facility Agent,

THE LENDERS PARTY HERETO

THE ISSUING BANKS REFERRED TO HEREIN
as Issuing Banks

and

THE SWINGLINE LENDERS REFERRED TO HEREIN
as Swingline Lenders

___________________

DRESDNER BANK AG NEW YORK BRANCH
as Syndication Agent

and

BAYERISCHE LANDESBANK, NEW YORK BRANCH
CAIXA GERAL DE DEPOSITOS, NEW YORK BRANCH
EXPORT DEVELOPMENT CANADA
as Co-Documentation Agents

___________________

BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC and
DRESDNER BANK AG NEW YORK BRANCH
as Joint Mandated Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I Definitions and Accounting Terms

SECTION 1.01.	Defined Terms
SECTION 1.02.	Other Interpretive Provisions
SECTION 1.03.	Accounting Terms and Principles
SECTION 1.04.	Rounding
SECTION 1.05.	References to Agreements, Laws, Etc.
SECTION 1.06.	Times of Day
SECTION 1.07.	Timing of Payment of Performance
SECTION 1.08.	Authorized Officers

ARTICLE II The Commitments and Credit Extensions and Continuations

SECTION 2.01.	The Loans
SECTION 2.02.	Borrowings
SECTION 2.03.	Prepayments; Reduction and Termination of Commitments
SECTION 2.04.	Repayment of Loans
SECTION 2.05.	Interest
SECTION 2.06.	Fees
SECTION 2.07.	Computation of Interest and Fees
SECTION 2.08.	Evidence of Indebtedness
SECTION 2.09.	Payments Generally.
SECTION 2.10.	Sharing of Payments
SECTION 2.11.	Incremental Facility
SECTION 2.12.	Liquidity Letters of Credit.
SECTION 2.13.	Energy Hedging Letters of Credit.
SECTION 2.14.	Existing Letters of Credit.

ARTICLE III Taxes, Increased Costs Protection and Illegality

SECTION 3.01.	Taxes.
SECTION 3.02.	Illegality
SECTION 3.03.	Inability to Determine Rates
SECTION 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBO Rate Loans
SECTION 3.05.	Matters Applicable to All Requests for Compensation
SECTION 3.06.	Replacement of Lenders Under Certain Circumstances
SECTION 3.07.	Survival

ARTICLE IV Conditions Precedent

SECTION 4.01.	Effective Date
SECTION 4.02.	Financial Closing Date
SECTION 4.03.	Conditions to All Borrowings

ARTICLE V Representations and Warranties

SECTION 5.01.	Existence, Qualification and Power; Compliance with Laws
SECTION 5.02.	Binding Effect
SECTION 5.03.	Authorization; No Contravention
SECTION 5.04.	Governmental Authorization; Other Consents
SECTION 5.05.	Taxes
SECTION 5.06.	No Default
SECTION 5.07.	Financial Statements; No Material Adverse Effect; Indebtedness
SECTION 5.08.	Ranking
SECTION 5.09.	Ownership of Assets
SECTION 5.10.	No Other Business
SECTION 5.11.	Insurance
SECTION 5.12.	Disclosure
SECTION 5.13.	Subsidiaries; Equity Interests
SECTION 5.14.	Affiliate Transactions
SECTION 5.15.	Litigation
SECTION 5.16.	Solvency
SECTION 5.17.	Margin Regulations; Investment Company Act; USA PATRIOT Act; Federal Power Act
SECTION 5.18.	ERISA Compliance
SECTION 5.19.	Environmental Compliance
SECTION 5.20.	Labor Disputes

ARTICLE VI Affirmative Covenants

SECTION 6.01.	Financial Statements
SECTION 6.02.	Compliance Certificate
SECTION 6.03.	Notices
SECTION 6.04.	Inspection Rights
SECTION 6.05.	Compliance with Laws
SECTION 6.06.	Preservation of Existence, Etc.
SECTION 6.07.	Compliance with Environmental Laws
SECTION 6.08.	Maintenance of Properties; Ownership of the Borrower
SECTION 6.09.	Maintenance of Insurance
SECTION 6.10.	Use of Proceeds
SECTION 6.11.	Capital Expenditures
SECTION 6.12.	Maintenance of Ratings
SECTION 6.13.	Payment of Obligations
SECTION 6.14.	Cooperation
SECTION 6.15.	Books and Records
SECTION 6.16.	Financing Documents; Material Documents

ARTICLE VII Negative Covenants

SECTION 7.01.	Liens
SECTION 7.02.	Dispositions
SECTION 7.03.	Indebtedness
SECTION 7.04.	Investments
SECTION 7.05.	Restricted Payments.
SECTION 7.06.	Fundamental Changes
SECTION 7.07.	Operating Leases
SECTION 7.08.	Nature of Business
SECTION 7.09.	Transactions with Affiliates; Affiliate Services Agreements
SECTION 7.10.	Subsidiaries
SECTION 7.11.	Accounting Changes
SECTION 7.12.	Restrictive Agreements
SECTION 7.13.	Abandonment
SECTION 7.14.	Certain Financial Covenants
SECTION 7.15.	Existing Indebtedness
SECTION 7.16.	Preservation of Rights
SECTION 7.17.	Equity Issuance

ARTICLE VIII Events of Default and Remedies

SECTION 8.01.	Events of Default
SECTION 8.02.	Remedies Upon Event of Default
SECTION 8.03.	Application of Funds
SECTION 8.04.	Equity Investors’ Right to Cure

ARTICLE IX Facility Agent and Other Agents

SECTION 9.01.	Appointment and Authorization of Agents
SECTION 9.02.	Delegation of Duties
SECTION 9.03.	Liability of Agents
SECTION 9.04.	Reliance by Agents
SECTION 9.05.	Notice of Default
SECTION 9.06.	Credit Decision; Disclosure of Information by Agents
SECTION 9.07.	Indemnification of Agents and Issuing Banks
SECTION 9.08.	Agents in Their Individual Capacities
SECTION 9.09.	Successor Agents
SECTION 9.10.	Facility Agent May File Proofs of Claim
SECTION 9.11.	Other Agents; Arrangers and Managers

ARTICLE X Miscellaneous

SECTION 10.01.	Amendments, Etc.
SECTION 10.02.	Notices and Other Communications; Facsimile Copies
SECTION 10.03.	No Waiver; Cumulative Remedies
SECTION 10.04.	Attorney Costs and Expenses
SECTION 10.05.	Indemnification by the Borrower
SECTION 10.06.	Payments Set Aside
SECTION 10.07.	Successors and Assigns
SECTION 10.08.	Confidentiality
SECTION 10.09.	Setoff1
SECTION 10.10.	Counterparts
SECTION 10.11.	Integration
SECTION 10.12.	Survival of Representations and Warranties
SECTION 10.13.	Severability
SECTION 10.14.	GOVERNING LAW
SECTION 10.15.	WAIVER OF RIGHT TO TRIAL BY JURY
SECTION 10.16.	Binding Effect
SECTION 10.17.	Lender Action
SECTION 10.18.	USA PATRIOT Act

SCHEDULES

1.01A	Initial Material Adverse Effect
1.01B	Scheduled Base CapEx
1.01C	Issuing Banks
1.01D	Swingline Banks
2.01	Commitments
5.04	Governmental Authorizations; Other Consents
5.13A	Subsidiaries
5.13B	Equity Interests
5.14	Equity Investor Affiliate Transactions
5.15	Existing Litigation
5.19	Environmental Matters
6.08	Dispositions
6.09	Insurance
7.01(b)	Existing Liens
7.03(b)	Existing Indebtedness
7.04(m)	Existing Investments
10.02	Facility Agent’s Office; Certain Addresses for Notices

EXHIBITS

A-1	Form of Borrowing Request
A-2	Form of Letter of Credit Request
B-1	Form of Capital Expenditure Loan Note
B-2	Form of Energy Hedging Loan Note
B-3	Form of Liquidity Loan Note
C	Form of Assignment and Assumption
D-1	Form of Latham & Watkins LLP Financial Closing Date Opinion
D-2	Form of Perkins Coie LLP Financial Closing Date Opinion
E	Form of Financial Condition Certificate
F	Terms of Subordination

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 6, 2009, among PUGET SOUND ENERGY, INC., a Washington corporation (the “Borrower”), BARCLAYS BANK PLC, as Facility Agent, each Person from time to time party hereto as Issuing Banks and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), as amended and restated herein as of May 10, 2010 (this “Agreement”).

RECITALS

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) revolving loans in an aggregate amount of up to $400,000,000 to fund ongoing Utility Capital Expenditures (as further described herein, the “Capital Expenditure Facility”), (ii) revolving loans in an aggregate amount of up to $350,000,000 to support energy purchases and hedging activities and for the issuance of letters of credit in respect thereof (as further described herein, the “Energy Hedging Facility”), and (iii) revolving loans in an aggregate amount of up to $400,000,000 to refinance certain existing indebtedness of the Borrower, for general corporate purposes and for the issuance of letters of credit (as further described herein, the “Liquidity Facility” and together with the Capital Expenditure Facility and the Energy Hedging Facility, the “Facilities”) and the Lenders have indicated their willingness to extend credit to the Borrower on the terms and subject to the conditions set forth herein.  Portions of the Liquidity Facility shall be allocated (x) as a subfacility for the making of swingline loans to the Borrower (as further described herein, the “Swingline Subfacility,”) and (y) as a subfacility for the issuance of Liquidity Letters of Credit (as hereinafter defined).

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Lender” has the meaning specified in Section 2.11(b).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Service Agreements” means any contract or agreement between the Borrower or any Subsidiary and an Affiliate thereof providing for accounting, tax, treasury, advisory or other professional services to the Borrower or any Subsidiary.

“AFUDC” means the cost of both the debt and equity funds used to finance utility plant additions during the construction period for such additions, determined in accordance with GAAP.

“Agent” means the Facility Agent.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Alternate Base Rate Loan” means any Loan which bears interest at the Alternate Base Rate.

“Anti-Terrorism Order” has the meaning specified in Section 5.17(c).

“Applicable Margin” means a percentage per annum determined as follows based upon the lower of the ratings for the Facilities from Moody’s and S&P listed for the applicable agency in the table below; provided, however, to the extent the then applicable ratings (x) from both Moody’s and S&P are Investment Grade or higher, the Applicable Margin will be based on the higher of such ratings or (y) from either Moody’s or S&P are lower than Investment Grade, the Applicable Margin will be based on the lower of such ratings; provided, further, if the then applicable ratings from Moody’s and S&P are two or more levels apart, the higher of such ratings shall be deemed to be one level above the lower of the two ratings (for example only, if the ratings for the Facilities are BB from S&P and Baa3 from Moody’s, the Baa3 rating from Moody’s shall be deemed to be Ba1 from Moody’s):

Rating	Applicable Margin for LIBO Rate Loans (% per annum)	Applicable Margin for Alternate Base Rate Loans (% per annum)	Commitment Fee (% per annum)
A- or A3	0.55%	0.00%	0.17%
BBB+ or Baa1	0.70%	0.00%	0.21%
BBB or Baa2	0.85%	0.00%	0.26%
BBB- or Baa3	1.00%	0.00%	0.30%
BB+ or Ba1 or below or unrated by either Moody’s or S&P	1.50%	0.50%	0.45%

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by a Lender or an Affiliate of a Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C.

“Attorney Costs” means and includes, as the context requires, all reasonable and documented fees, expenses and disbursements of any external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer or other similar officer of the Borrower or any Subsidiary and, as to any document delivered on the Financial Closing Date, any secretary or assistant secretary of the Borrower or any Subsidiary.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Blackout Period” has the meaning specified in Section 10.07(b).

“Borrower” has the meaning specified in the recitals to this Agreement.

“Borrower Affiliate” means any Affiliate of the Borrower other than Macquarie Affiliates.

“Borrower Hybrid Debt” means the $250,000,000 Series A Enhanced Junior Subordinated Notes of the Borrower due June 2067.

“Borrowing” means a Capital Expenditure Loan Borrowing, an Energy Hedging Loan Borrowing, a Liquidity Loan Borrowing or a Swingline Loan Borrowing, as the context may require.

“Borrowing Request” means each loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A-1 hereto, delivered to the Facility Agent.

“Business Day” means any day:

(a) which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Bellevue, Washington; and

(b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

“Business Plan” has the meaning specified in Section 6.01(d).

“Capital Expenditure Availability Period” means the period from and including the Financial Closing Date until the earlier of (a) the date of termination of the Capital Expenditure Commitments in accordance with this Agreement and (b) the Final Maturity Date.

“Capital Expenditure Commitment” means, as to any Capital Expenditure Lender, its obligation to make Capital Expenditure Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Capital Expenditure Lender’s name on Schedule 2.01 hereto under the caption “Capital Expenditure Commitment” or in the Assignment and Assumption pursuant to which such Capital Expenditure Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Capital Expenditure Commitments of all Capital Expenditure Lenders as of the Effective Date is $400,000,000.

“Capital Expenditure Facility” has the meaning specified in the recitals hereto.

“Capital Expenditure Lender” means, at any time, any Lender that has a Capital Expenditure Commitment or that holds a Capital Expenditure Loan at such time.

“Capital Expenditure Loan” means a Loan made pursuant to Section 2.01(a).

“Capital Expenditure Loan Borrowing” means a borrowing consisting of Capital Expenditure Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Capital Expenditure Lenders pursuant to Section 2.01(a).

“Capital Expenditure Note” means a promissory note of the Borrower payable to any Capital Expenditure Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Capital Expenditure Lender resulting from the Capital Expenditure Loans made by such Capital Expenditure Lender.

“Capital Expenditures” means, with respect to any Person, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by such Person that, in conformity with GAAP, are required to be included as additions during such period to Property, plant or equipment reflected in the balance sheet of such Person and (b) the value of all assets under Capitalized Leases incurred by such Person.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Facility Agent, for the benefit of the Issuing Banks and the Lenders, as collateral for the LC Exposure, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Facility Agent and the Issuing Banks (which documents are hereby consented to by the Lenders).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Operating Company Subsidiary:

(a) Dollars held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States or having maximum maturities of not more than one (1) year from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) (x) is organized under the Laws of the United States or any state thereof, and is a member of the Federal Reserve System and (y) has combined capital and surplus of at least $1,000,000,000 and has outstanding unguaranteed and unsecured long-term indebtedness that is rated A-/A3 or better by S&P and/or Moody’s, or (B) is one of the twenty-five largest banks in the United States ranked by deposits and having a short-term deposit rating of A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with maximum maturities of not more than one (1) year from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank or commercial paper and variable or fixed rate notes issued by, or guaranteed by, a corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, in each case with maximum maturities of not more than two hundred seventy (270) days from the date of acquisition thereof; provided that no more than $50,000,000 in the aggregate of such commercial paper per issuer shall be outstanding at any time;

(e) repurchase agreements fully secured by obligations described in clause (b) above with any Approved Bank; and

(f) Investments with maximum maturities of twelve (12) months or less from the date of acquisition in (i) money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s that are registered under the Investment Company Act of 1940, as amended, and which are administered by an Approved Bank, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in the foregoing clauses (b), (c), (d) and (e) or (ii) the Federal Municipal Obligations Fund (or its successors) so long as such fund is rated AA (or the equivalent thereof) or better by S&P or Fitch Ratings Ltd. at the time of such Investment.

“Cash Interest Expense” means, for any period, with respect to the Operating Company Group determined on a consolidated basis without duplication in accordance with GAAP, the total interest expense (which for the avoidance of doubt, shall not include the benefit of AFUDC) of the Operating Company Group for such period, less the sum of (a) interest on any debt that is not payable in cash during such period, including any capitalized interest, (b) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by any member of the Operating Company Group during such period and (c) all other non-cash items included in such calculation of interest expense during such period.

“Cash Management Obligations” means obligations owed by any Operating Company Group Member to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event or any series or related events that gives rise to the receipt by any Operating Company Group Member of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFO” means the chief financial officer of the Borrower or person holding a similar position.

“Change in Law” means (a) the adoption of any law, rule or regulation, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority, or (c) the adoption or making of any interpretation, request, guideline or directive applying to any Lender or Issuing Bank (or, for purposes of Section 3.04 of this Agreement, to any Lending Office of such Lender or Issuing Bank or to such Lender’s or Issuing Bank’s holding company, if any) (whether or not having the force of law) by any Governmental Authority made or issued after the Effective Date in each of clause (a), (b), or (c) first made effective and applicable to a Lender or Issuing Bank after the Effective Date (or in the case of a Lender or Issuing Bank that becomes a party to this Agreement after the Effective Date, after the date such Lender or Issuing Bank becomes a party hereto).

“Change of Control” means the earliest to occur of (a) Macquarie shall fail to own and control, directly or indirectly, in the aggregate at least 33.33% of the issued and outstanding common Equity Interests in the Parent or the Holding Company, (b) the Holding Company ceases to hold 100% of the issued and outstanding Equity Interests in the Borrower except for the Operating Company Preferred Shares outstanding as of May 16, 2008, or (c) in the event that Macquarie shall fail to own and control, directly or indirectly, in the aggregate more than 50.1% of the issued and outstanding common Equity Interests in the Parent or the Holding Company, the Board of Directors (or comparable governing body) of the Parent or the Holding Company, as the case may be, have not entered into arrangements, after such failure by Macquarie to provide in all material respects that with respect to the Parent and the Holding Company (i) amendments to the constitutive documents, (ii) mergers, (iii) acquisition, disposition or encumbrance of material assets or assets with value in excess of $75,000,000 (as adjusted annually for inflation), (iv) reductions or replenishments of capital with a value in excess of $75,000,000 (as adjusted annually for inflation), (v) liquidation, dissolution or bankruptcy, and (vi) change in business lines, will require the approval of the members of the Board of Directors (or comparable governing body) representing holders of, or holders of common Equity Interests representing more than, 66.67% of the issued and outstanding common Equity Interests in the Parent or the Holding Company, as the case may be.

“Claim” has the meaning specified in Section 10.05(b).

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Capital Expenditure Loans, Energy Hedging Loans, Liquidity Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Capital Expenditure Commitment, an Energy Hedging Commitment, a  Liquidity Commitment or a Swingline Commitment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Co-Documentation Agents” means, collectively, Bayerische Landesbank New York Branch, Caixa Geral De Depositos, New York Branch and Export Development Canada, each in its capacity as a documentation agent hereunder.

“Commitment” means, with respect to any Lender, the sum of the Capital Expenditure Commitments, the Energy Hedging Commitments and the Liquidity Commitments of such Lender.

“Commitment Fee” has the meaning specified in Section 2.06(a).

“Company Representations” has the meaning specified in Section 4.03(c)(i).

“Compensation Period” has the meaning specified in Section 2.09(b)(ii).

“Completion Date” means the date of consummation of the Merger.

“Conservation Amortization” means at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “conservation amortization” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Conservation Expenditures” means at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “energy efficiency expenditures” (or any like caption) on a consolidated statement of cash flows of the Borrower and its Subsidiaries at such date.

“Consolidated Current Assets” means, at any date, all amounts (without duplication) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date (other than (i) cash and Cash Equivalents, (ii) purchased gas adjustment receivables, (iii) unrealized gains on derivative instruments, (iv) prepaid taxes and (v) any current portion of deferred income taxes).

“Consolidated Current Liabilities” means, at any date, all amounts (without duplication) that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date (other than (i) the current portion of any funded Indebtedness, (ii) without duplication of clause (i) above, all Indebtedness consisting of revolving loans to the extent otherwise included therein, (iii) unrealized losses on derivative instruments, (iv) any current portion of deferred taxes, (v) accrued expenses related to taxes and interest, (vi) purchased gas adjustment payables and (vii) all amounts set forth opposite the caption “other current liabilities” on the consolidated balance sheet of the Borrower and its Subsidiaries for the relevant period).

“Consolidated Tangible Net Assets” means at any date, the total of all assets of the Operating Company Group (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) as set forth on the balance sheet most recently delivered to the Lenders pursuant to Section 6.01 net of applicable reserves and deductions but excluding goodwill, trade names, trademarks, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations) less the aggregate of the consolidated current liabilities of the Operating Company Group appearing on such balance sheet.

“Consolidated Working Capital” means, at any date, the difference of (a) Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.  Consolidated Working Capital at any date may be a positive or negative number.  Consolidated Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controls”, “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means (a) with respect to any Liquidity Lender at any time, the sum of the outstanding principal amount of such Liquidity Lender’s (1) Liquidity Loans, (2) Liquidity LC Exposure and (3) Swingline Loan Exposure at such time and (b) with respect to any Energy Hedging Lender at any time, the sum of the outstanding principal amount of such Energy Hedging Lender’s Energy Hedging Loans and its Energy Hedging LC Exposure at such time.

“Cure Amount” has the meaning specified in Section 8.04(a).

“Cure Right” has the meaning specified in Section 8.04(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) in the case of past due principal of any Loan, the interest rate otherwise applicable to such Loan hereunder plus 2.0% per annum or (b) in the case of any other past due amount, the Alternate Base Rate plus the Applicable Margin plus 2.0% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the  Capital Expenditure Loans, the Energy Hedging Loans, the Liquidity Loans or Swingline Loans required to be funded by it hereunder on the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Facility Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, assignment, transfer or other disposition (including any sale and leaseback transaction and any termination of business lines) of any Property by the Borrower or any of its Subsidiaries to any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividend Prohibition” means, with respect to any Subsidiary, contractual restrictions permitted pursuant to Section 7.12 or existing under applicable Law that prohibit such Subsidiary from using the Net Cash Proceeds from any Casualty Event to make a distribution, dividend or other return of capital to the Borrower (directly or indirectly).

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, for any period, with respect to the Operating Company Group, as determined on a consolidated basis without duplication in accordance with GAAP, net income (or loss) of the Operating Company Group for such period,

(a) plus, without duplication, and to the extent deducted in determining such net income (or loss), the sum of (i) total interest for such period, (ii) consolidated income tax expense for such period in respect of the operation of the Operating Company Group, (iii) all amounts attributable to depreciation and amortization (including Conservation Amortization) for such period and (iv) any extraordinary charges or non-cash charges for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing EBITDA during the period in which such cash payment is made), and

(b) minus, without duplication, and to the extent included in determining such net income, (i) any non-cash gains or extraordinary gains for such period, (ii) AFUDC, (iii) cash interest income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries and (v) the income of any Subsidiary of the Borrower acquired or created after the date hereof to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Effective Date” means the date that this Agreement is executed and all the conditions precedent in Section 4.01 are satisfied or waived in accordance with the terms of this Agreement.

“Energy Hedging Availability Period” means the period from and including the Financial Closing Date until the earlier of (a) the date of termination of the Energy Hedging Commitments in accordance with this Agreement and (b) the Final Maturity Date.

“Energy Hedging Commitment” means, as to any Energy Hedging Lender, its obligation to make Energy Hedging Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Energy Hedging Lender’s name on Schedule 2.01 hereto under the caption “Energy Hedging Commitment” or in the Assignment and Assumption pursuant to which such Energy Hedging Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Energy Hedging Commitments of all Energy Hedging Lenders as of the Effective Date is $350,000,000, a portion of which, referred to herein as the Energy Hedging Letter of Credit Sublimit shall be available for the participation in Energy Hedging Letters of Credit.

“Energy Hedging Facility” has the meaning specified in the recitals hereto.

“Energy Hedging Incremental Loans” has the meaning specified in Section 2.11(a).

“Energy Hedging Issuing Bank” means (a) each Energy Hedging Lender identified as a “Energy Hedging Issuing Bank” on Schedule 1.01C, in its capacity as the issuer of Energy Hedging Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.13 and (b) (i) each other Energy Hedging Lender designated by the Borrower as an “Energy Hedging Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Facility Agent) and that specifies its maximum Energy Hedging Issuing Bank Fronting Amount or (ii) any other Energy Hedging Lender (acting directly or through an Affiliate) that has agreed in form and substance satisfactory to the Borrower and the Facility Agent that such other Energy Hedging Lender (or its Affiliate) will act as “Energy Hedging Issuing Bank” hereunder and that specifies its maximum Energy Hedging Issuing Bank Fronting Amount.  Any Energy Hedging Issuing Bank may, in its discretion, arrange for one or more Energy Hedging Letters of Credit to be issued by Affiliates of such Energy Hedging Issuing Bank, in which case the term “Energy Hedging Issuing Bank” shall include any such Affiliate with respect to Energy Hedging Letters of Credit issued by such Affiliate.  Each reference to “Energy Hedging Issuing Bank” herein shall be a reference to each and any Energy Hedging Issuing Bank.

“Energy Hedging Issuing Bank Fronting Amount” means the dollar amount set forth on Schedule 1.01C opposite the name of each Energy Hedging Issuing Bank, as such amount may be increased or decreased pursuant to the written agreement of the Borrower, the applicable Energy Hedging Issuing Banks and the Facility Agent and reflected in the Register maintained by the Facility Agent; provided that, the Energy Hedging Issuing Bank Fronting Amount of an Energy Hedging Issuing Bank shall be increased at the written request of the Borrower by the unutilized portion of such Energy Hedging Issuing Bank’s Liquidity Issuing Bank Fronting Amount to an amount not to exceed, together with the Energy Hedging Issuing Bank Fronting Amounts of all other Energy Hedging Issuing Banks, the aggregate amount of the Energy Hedging Commitments.

“Energy Hedging LC Disbursement” means a payment made by any Energy Hedging Issuing Bank pursuant to an Energy Hedging Letter of Credit.

“Energy Hedging LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Energy Hedging Letters of Credit at such time plus (b) the aggregate amount of all Energy Hedging LC Disbursements that have not yet been reimbursed or financed by or on behalf of the Borrower at such time. The Energy Hedging LC Exposure of any Energy Hedging Lender at any time shall be its pro rata share of the total Energy Hedging LC Exposure at such time, based upon the respective Energy Hedging Commitments of the Energy Hedging Lenders.

“Energy Hedging Lender” means, at any time, any Lender that has an Energy Hedging Commitment or that holds an Energy Hedging Loan at such time.

“Energy Hedging Letter of Credit” has the meaning specified in Section 2.01(c) hereof.

“Energy Hedging Letter of Credit Sublimit” means, on any date of determination, the sum of the Energy Hedging Issuing Bank Fronting Amount for each Energy Hedging Issuing Bank; provided that the aggregate amount thereof shall at no time exceed the then aggregate amount of the Energy Hedging Commitments.

“Energy Hedging Loan” means revolving loans (and including, for greater certainty, any Energy Hedging Incremental Loans) incurred by the Borrower for the purpose of supporting energy purchases and hedging activities of the Borrower and made by each of the Energy Hedging Lenders and Energy Hedging Incremental Lender pursuant to Sections 2.01(b), Section 2.11 or Section 2.13.

“Energy Hedging Note” means a promissory note of the Borrower payable to any Energy Hedging Lender, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Energy Hedging Lender resulting from the Energy Hedging Loans made by such Energy Hedging Lender.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, initiatives, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or safety or to the release of any Hazardous Materials into the environment, including air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries resulting from (a) the actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release, or presence of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required from any Governmental Authority under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means, on any date, each Person that owns on such date any issued and outstanding Equity Interests of Puget Holdings.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and rules and regulations related thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal, within the meaning of Section 4203  or 4205 of ERISA, respectively (and for purposes of clarification, not including a transaction described in Section 4204 of ERISA), by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, in either case under Section 4041(c) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA; (e) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Pension Plan; (f) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (g) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, (a) income, franchise or similar taxes imposed on (or measured in whole or in part by reference to) its net or overall gross income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or any Issuing Bank, in which its applicable Lending Office is located, or a jurisdiction in which such Agent, Lender, Issuing Bank or other recipient is engaged in business, other than a business deemed to arise solely from such recipient having entered into, received a payment under or enforced any Financing Document and activities incidental thereto, (b) any taxes attributable to a Lender’s or an Issuing Bank’s failure to comply with Section 3.01(f) of this Agreement, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the applicable Lender or Issuing Bank or recipient is located, (d) in the case of a Foreign Lender (other than an Assignee pursuant to a request by the Borrower under Section 3.06(b) of this Agreement), any tax that is imposed on amounts payable to such Foreign Lender that is attributable to such Foreign Lender’s failure to comply with Section 3.01(e) of this Agreement and, (e) in the case of any Agent, Lender, Issuing Bank or other recipient, any United States withholding tax imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such tax pursuant to Section 3.01(a) of this Agreement. For purposes of this paragraph, the term “taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Existing Indebtedness” means (a) Indebtedness of the Borrower or any Subsidiary that is outstanding on the Effective Date and listed on Schedule 7.03(b) and (b) any Permitted Refinancing Indebtedness thereof.

“Existing Letters of Credit” means the letters of credit outstanding under the Existing Revolving Credit Agreement on the Financial Closing Date; provided that the aggregate amount of all outstanding Existing Letters of Credit shall not exceed the aggregate amount, with respect to (x) Energy Hedging Facility, the Energy Hedging Letter of Credit Sublimit and (y) the Liquidity Facility, the Liquidity Letter of Credit Sublimit.

“Existing Revolving Credit Agreement” means the $500,000,000 Amended and Restated Credit Agreement, dated as of March 29, 2007 by and among Puget Sound Energy, Inc., as Borrower, the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, Citibank, National Association, as Syndication Agent, and Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Co-Lead Arrangers and Joint Bookrunners.

“Extraordinary Taxes” means taxes paid in connection with Dispositions and other non-recurring events.

“Facility” has the meaning specified in the Recitals to this Agreement.

“Facility Agent” means Barclays Bank PLC, acting in its capacity as Facility Agent for the Lenders hereunder, or any successor Facility Agent.

“Facility Agent’s Office” means the Facility Agent’s address as set forth on Schedule 10.02 or such other address as the Facility Agent may from time to time notify the Borrower and the Lenders.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Facility Agent on such day on such transactions as determined by the Facility Agent.

“Fee Letters” means (i) the Fee Letter dated as of October 26, 2007 between Puget Holdings and Barclays Bank PLC, and (ii) the Fee Letter dated as of October 26, 2007 between Puget Holdings and Dresdner Bank AG New York Branch.

“Final Maturity Date” means the fifth (5th) anniversary of the Financial Closing Date.

“Financial Closing Date” means the first date to occur on or prior to the Termination Date on which all the conditions precedent in Section 4.02 are satisfied or waived in accordance with the terms of this Agreement and the Merger is consummated.

“Financial Model” means the “Model” referred to in the letter dated February 15, 2008 with reference number MACQMSU-08PaduaReport0215 from KPMG to James Wilson, Division Director, Macquarie Securities (USA) Inc.

“Financing Documents” means, collectively, (i) this Agreement, (ii) the Fee Letters, and (iii) the Notes.

“First Mortgage Bond Documents” means, collectively, (i) the First and Refunding Mortgage dated as of June 2, 1924 issued by the Borrower (as successor to Puget Sound Power & Light Company) in favor of U.S. Bank National Association (as successor to State Street Bank and Trust Company, as successor to Old Colony Trust Company), as trustee, and (ii) the Indenture of First Mortgage dated as of April 1, 1957 issued by the Borrower (as successor to Puget Sound Power & Light Company) in favor of BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee and any supplemental indenture issued pursuant thereto.

“Foreign Lender” means any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

“Good Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric or gas utility industry in the State of Washington during the relevant time period, or any of the practices, method and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, economy, and expedition and in a manner consistent with applicable Laws. Good Utility Practices is not intended to be limited to the optimum practice, methods, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsement for a collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other such substances or wastes defined in or otherwise regulated as “hazardous” or “toxic” wastes or substances under applicable Environmental Law.

“Holding Company” means, prior to the effective time of the Merger, Merger Sub and after the effective time of the Merger, Puget Energy, Inc., a Washington corporation.

“Hybrid Debt Securities” means (i) any securities, trust preferred securities, or deferrable interest subordinated debt, which, in each such case, provides for the optional or mandatory deferral of interest or distributions, issued by any Operating Company Group Member, or (ii) any business trusts, limited liability companies, limited partnerships or similar entities (a) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Subsidiaries) at all times by any Operating Company Group Member, (b) that have been formed for the purpose of issuing securities, trust preferred securities or deferrable interest subordinated debt of the type described in clause (i) above, and (c) substantially all the assets of which consist of (i) subordinated debt issued by any Operating Company Group Member, and (ii) payments made from time to time on such subordinated debt.

“Immaterial Subsidiary” means any Subsidiary designated on the Effective Date on Schedule 5.13A or designated as such by the Borrower after the Effective Date in a notice delivered to the Facility Agent; provided that at no time shall all Immaterial Subsidiaries so designated have in the aggregate (x) total assets (excluding intercompany receivables) at the relevant time of determination having a gross asset value in excess of 1% of the consolidated total assets of the Borrower Group or (y) total consolidated revenues for the twelve (12) months ending at the relevant time of determination in excess of 1% of the consolidated total revenues of the Borrower Group; provided, further, that (1) in the event that a Subsidiary no longer qualifies as an Immaterial Subsidiary pursuant to clauses (x) and (y) above, the Borrower shall advise the Facility Agent thereof in a notice delivered to the Facility Agent and (2) in the event that the Subsidiaries designated as Immaterial Subsidiaries at the relevant time of determination in the aggregate do not comply with the first proviso, the Borrower shall designate one of more of such Subsidiaries as an Operating Company Subsidiary and not an Immaterial Subsidiary in a notice delivered to the Facility Agent.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including, without limitation, Hybrid Debt Securities (including the Borrower Hybrid Debt);

(b) letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Interest Hedging Agreement (the amount of any such net obligation to be the amount that is or would be payable upon settlement, liquidation, termination or acceleration thereof at the time of calculation);

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) accrued expenses in the ordinary course of business, (iii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iv) obligations with respect to commodity purchase contracts);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness; and

(g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Equity Interests in such Person (including, without limitation, Operating Company Preferred Shares) or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of Indebtedness referred to in any of the foregoing clauses (a) through (g).

“Indemnified Liabilities” has the meaning specified in Section 10.05(a).

“Indemnified Parties” has the meaning specified in Section 10.05(a).

“Information” has the meaning specified in Section 10.08.

“Information Memorandum” means the information memorandum dated as of January 2008 used by the Joint Mandated Lead Arrangers in connection with the syndication of the Commitments.

“Initial Lenders” means Barclays Bank PLC and Dresdner Bank AG New York Branch.

“Initial Material Adverse Effect” means a “Company Material Adverse Effect”, as such term is defined in the Merger Agreement, which definition for convenience is set forth in Schedule 1.01A.

“Intercompany Loans” means loans, advances or other extensions of credit by the Holding Company to any member of the Operating Company Group or by any member of the Operating Company Group to any other member of the Operating Company Group.

“Interest Hedging Agreements” means any rate swap, cap or collar agreement or similar arrangement between the Borrower and one or more interest rate hedge providers designed to protect such Person against fluctuations in interest rates.  For purposes of this Agreement and the other Financing Documents, the Indebtedness at any time of the Borrower under an Interest Hedging Agreement shall be determined at such time in accordance with the methodology set forth in such Interest Hedging Agreement.

“Interest Payment Date” means, (a) as to any Loan other than an Alternate Base Rate Loan or a Swingline Loan, the last day of each Interest Period applicable to such Loan and the Final Maturity Date; provided that if any Interest Period exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Alternate Base Rate Loan, each Quarter End Date and the Final Maturity Date and (c) as to any Swingline Loan, on the Swingline Loan Repayment Date of such outstanding Swingline Loan and the Final Maturity Date.

“Interest Period” means, the period beginning on (and including) the date on which a Loan is made, converted or continued and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter or such other periods as may be agreed by the Facility Agent and the Borrower if available to all Lenders (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.02(a) or Section 2.05(d); provided, however, that (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls on the next succeeding calendar month, on the next preceding Business Day) and (b) no Interest Period may end later than the Final Maturity Date.

“Interest Rate” means, for any Interest Period or any day, (i) the LIBO Rate for such Interest Period plus the Applicable Margin or (ii) in the event that (a) the LIBO Rate is unavailable as a result of the occurrence of the events described in Section 3.02 and Section 3.03, (b) in the case of a Capital Expenditure Loan, an Energy Hedging Loan or a Liquidity Loan, the Borrower elects in the related Borrowing Request that such Capital Expenditure Loan, Energy Hedging Loan or a Liquidity Loan, as applicable, be made as an Alternate Base Rate Loan, (c) the applicable loan is a Swingline Loan or (d) such Interest Period would have a duration of less than one month, the Alternate Base Rate plus the Applicable Margin, as the context may require.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or Equity Interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade” shall mean with respect to the Moody’s corporate credit rating system a rating of at least Baa3 and with respect to the S&P corporate credit rating system a rating of at least BBB-.

“Issuance” means any issuance or sale after the Financial Closing Date by any member of the Operating Company Group of any of its Preferred Interests, common Equity Interests or Indebtedness; provided that Issuance shall not include (i) any capital contribution from, any Equity Investor or any equity issued to such Equity Investors in respect of such capital contribution, in each case to pay for Utility Capital Expenditures or which are applied in the exercise of a Cure Right, (ii) any common Equity Interests sold or issued to management or employees of an Operating Company Subsidiary from the exercise of options and warrants held by them, (iii) any issuance of Equity Interests pursuant to “anti-dilution” provisions applicable to Equity Interests outstanding at the time of such issuance or (iv) any issuance, sale or incurrence of Indebtedness permitted under Section 7.03.

“Issuing Bank” means a Liquidity Issuing Bank or an Energy Hedging Issuing Bank, as applicable. As used herein, the term “Issuing Bank” shall refer to each Issuing Bank.

“Joint Mandated Lead Arrangers” means Barclays Capital, the investment banking division of Barclays Bank PLC, and Dresdner Bank AG New York Branch, each in its capacity as a Mandated Lead Arranger.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, as applicable, (a) the Energy Hedging LC Exposure, or (b) the Liquidity LC Exposure.

“Lender” means, at any time, any Person that has a Commitment or a Loan at such time.

“Lending Office” means, as to any Lender or Issuing Bank, the office or offices of such Lender or Issuing Bank (or of an Affiliate of such Lender or Issuing Bank) designated for such Lender’s Loans, or such Issuing Bank’s Letters of Credit or such other office or offices as a Lender or Issuing Bank may from time to time notify the Borrower and the Facility Agent.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement and any standby Existing Letter of Credit.

“LIBO Rate” shall mean, with respect to any Loan for any Interest Period, the rate appearing on Moneyline Telerate Markets Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Facility Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on the day that is two (2) Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the Facility Agent will request the Reference Banks to provide the Facility Agent with their offer quotations for deposits in Dollars for such Interest Period to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on such second Business Day in a representative amount and for a period approximately equal to such Interest Period and the Facility Agent shall calculate LIBOR using the average of such quotations.  Each determination of the LIBO Rate by the Facility Agent pursuant to this definition shall be conclusive absent manifest error.

“LIBO Rate Loan” means any Loan which bears interest at a rate determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Liquidity Availability Period” means the period from and including the Financial Closing Date until the earlier of (a) the date of termination of the Liquidity Commitments in accordance with this Agreement and (b) the Final Maturity Date.

“Liquidity Commitment” means, as to any Liquidity Lender, its obligation to make Liquidity Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Liquidity Lender’s name on Schedule 2.01 hereto under the caption “Liquidity Commitment” or in the Assignment and Assumption pursuant to which such Liquidity Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Liquidity Commitments of all Liquidity Lenders as of the Effective Date is $400,000,000, a portion of which shall be available for and shall be reduced on a dollar for dollar basis by a corresponding amount used by the Borrower for, (a) the participation in Liquidity Letters of Credit, such portion being referred to herein as the Liquidity Letter of Credit Sublimit, and (b) Swingline Borrowings, such portion being referred to herein as the Swingline Sublimit.

“Liquidity Facility” has the meaning specified in the recitals hereto.

“Liquidity Issuing Bank” means (a) each Liquidity Lender identified as a “Liquidity Issuing Bank” on Schedule 1.01C, in its capacity as the issuer of Liquidity Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.12 and (b) (i) each other Liquidity Lender designated by the Borrower as a “Liquidity Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Facility Agent) and that specifies its maximum Liquidity Issuing Bank Fronting Amount or (ii) any other Liquidity Lender (acting directly or through an Affiliate) that has agreed in form and substance satisfactory to the Borrower and the Facility Agent that such other Liquidity Lender (or its Affiliate) will act as “Liquidity Issuing Bank” hereunder and that specifies its maximum Liquidity Issuing Bank Fronting Amount.  Any Liquidity Issuing Bank may, in its discretion, arrange for one or more Liquidity Letters of Credit to be issued by Affiliates of such Liquidity Issuing Bank, in which case the term “Liquidity Issuing Bank” shall include any such Affiliate with respect to Liquidity Letters of Credit issued by such Affiliate.  Each reference to “Liquidity Issuing Bank” herein shall be a reference to each and any Liquidity Issuing Bank.

“Liquidity Issuing Bank Fronting Amount” means the dollar amount set forth on Schedule 1.01C opposite the name of each Liquidity Issuing Bank, as such amount may be increased or decreased pursuant to the written agreement of the Borrower, the applicable Liquidity Issuing Banks and the Facility Agent and reflected in the Register maintained by the Facility Agent; provided that, the Liquidity Issuing Bank Fronting Amount of a Liquidity Issuing Bank shall be increased at the written request of the Borrower by the unutilized portion of such Liquidity Issuing Bank’s Energy Hedging Issuing Bank Fronting Amount to an amount not to exceed, together with the Liquidity Issuing Bank Fronting Amounts of all other Liquidity Issuing Banks, the aggregate amount of the Liquidity Commitments.

“Liquidity LC Disbursement” means a payment made by any Liquidity Issuing Bank pursuant to a Liquidity Letter of Credit.

“Liquidity LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Liquidity Letters of Credit at such time plus (b) the aggregate amount of all Liquidity LC Disbursements that have not yet been reimbursed or financed by or on behalf of the Borrower at such time.  The Liquidity LC Exposure of any Liquidity Lender at any time shall be its pro rata share of the total Liquidity LC Exposure at such time, based upon the respective Liquidity Commitments of the Liquidity Lenders.

“Liquidity Lender” means, at any time, any Lender that has a Liquidity Commitment or that holds a Liquidity Loan or Swingline Loan at such time.

“Liquidity Letter of Credit” has the meaning specified in Section 2.01(e) hereof.

“Liquidity Letter of Credit Sublimit” means, on any date of determination, the sum of the Liquidity Issuing Bank Fronting Amount for each Liquidity Issuing Bank; provided that the aggregate amount thereof shall at no time exceed the then aggregate amount of the Liquidity Commitments.

“Liquidity Loan” means a Loan made pursuant to Section 2.01(d) or Section 2.12(e).

“Liquidity Loan Borrowing” means a borrowing consisting of Liquidity Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Liquidity Lenders pursuant to Section 2.01(d).

“Liquidity Note” means a promissory note of the Borrower payable to any Liquidity Lender, in substantially the form of Exhibit B-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Liquidity Lender resulting from the Liquidity Loans and Swingline Loans made by such Liquidity Lender.

“Loan” means a Capital Expenditure Loan, an Energy Hedging Loan, a Liquidity Loan or a Swingline Loan as the context requires.

“Macquarie” means The Macquarie Capital Group, which includes Macquarie Capital Group Limited, its direct or indirect subsidiaries, and the funds (or similar vehicles) they manage.

“Macquarie Affiliates” means Macquarie Finance Americas Inc. and Affiliates of Macquarie that are offshore banking units.

“Majority Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings, (b) aggregate unused Commitments and (c) LC Exposure at such time; provided that for the purposes of determining Majority Lenders, such calculation shall at all times be made by excluding the Total Outstandings and the unused Commitments of all Lenders that are Borrower Affiliates or Macquarie Affiliates.

“Management Fees” means, for any period, the aggregate amount of all payments (including all fees, salaries and other compensation, but excluding amounts payable under Affiliate Service Agreements) paid or incurred by the Borrower and its Subsidiaries during such period to any of their Affiliates (including Macquarie) and not otherwise a Restricted Payment; provided that Management Fees shall not include amounts payable to an Affiliate (i) in its capacity as a Lender pursuant to this Agreement or any Financing Document, (ii) in its capacity as an interest rate hedge provider pursuant to an Interest Hedging Agreement to the extent such Interest Hedging Agreement complies with Section 7.09(a)(i) or (iii) in its capacity as a lender pursuant to other Indebtedness permitted under Section 7.03 to the extent such arrangements comply with Section 7.09(a)(i) and such Affiliate is not an arranger, agent or underwriter of such Indebtedness.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform its obligations under any of the Financing Documents, or (iii) the validity or enforceability of any of the Financing Documents or the material rights and remedies of any Lender or Agent-Related Person under any of the Financing Documents.

“Material Communications” means, any communication by the Borrower or any of its Subsidiaries with any Governmental Authority regarding an event or circumstance that could reasonably be expected to result in a Material Adverse Effect.

“Material Notices” means, with respect to any material Contractual Obligation, any notice sent or received by the Borrower or any of its Subsidiaries regarding a material event or circumstance, including the occurrence of any default under such Contractual Obligation or termination of such Contractual Obligation or any other development that could reasonably be expected to result in a Material Adverse Effect.

“Maximum Energy Hedging Incremental Facility Amount” means, on any date, $525,000,000.

“Merger” means the merger by which the separate existence of the Merger Sub shall cease and the Merger Sub shall be merged with and into Puget Energy, Inc. pursuant to the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of October 25, 2007, by and among Puget Energy, Inc., Puget Intermediate Holdings Inc., Puget Holdings, the Merger Sub and the other parties thereto.

“Merger Sub” means Puget Merger Sub Inc., a Washington corporation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three (3) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means with respect to any Casualty Event, the gross proceeds of all cash actually received by such Operating Company Group Member in connection with such Casualty Event; provided that (i) Net Cash Proceeds shall be net of (a) the amount of any legal, advisory, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrower or the applicable Subsidiary in connection with such Casualty Event and (b) any Federal, state and local income or other taxes estimated to be payable by Puget Holdings, the Borrower or the applicable Subsidiary as a result of such Casualty Event (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local Governmental Authority when due; provided that at the time such taxes are paid, an amount equal to the amount, if any, by which such estimated taxes exceed the amount of taxes actually paid shall constitute “Net Cash Proceeds” for all purposes hereunder), (ii) with respect to any Casualty Event, Net Cash Proceeds shall be net of any repayments by the Borrower or the applicable Subsidiary of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien permitted by Section 7.01 on the Property that is the subject of such Casualty Event and (y) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid, (iii) “Net Cash Proceeds” shall be net of any cash or Cash Equivalents received upon the disposition of any non-cash consideration by any Operating Company Group Member as a result of any Casualty Event and (iv) if the applicable cash payments are in the first instance received by a Subsidiary that is not a wholly-owned Subsidiary, the related Net Cash Proceeds shall be net of the proportionate share of the common Equity Interests of such Subsidiary (and of any intermediate Subsidiary) owned by Persons that are not wholly-owned Subsidiaries of the Borrower.

“Newco” has the meaning specified in the definition of Permitted Acquisition.

“Note” means a Capital Expenditure Note, Energy Hedging Note or Liquidity Note, as the context requires, issued by the Borrower to the Lenders under this Agreement.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Financing Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower, of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) Cash Management Obligations.  Without limiting the generality of the foregoing, the Obligations of the Borrower under the Financing Documents include (x) the obligation to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by the Borrower under any Financing Document and (y) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OECD” means the Organization for Economic Co-Operation and Development.

“OECD Member Bank” means a bank that (a) is organized under the laws of a country that is a member of the OECD and (b) has outstanding unguaranteed and unsecured long-term indebtedness that is rated A- or better by S&P and A3 or better by Moody’s.

“Operating Company Cash Interest Expense” means, for any period, with respect to the Borrower determined in accordance with GAAP exclusive of any consolidated subsidiaries of the Borrower, the total interest expense (which for the avoidance of doubt, shall not include the benefit of AFUDC) of the Borrower for such period, less the sum of (in each case, to the extent included in determining total interest expense) (a) interest on any debt of the Borrower that is not payable in cash during such period, including any capitalized interest, (b) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Borrower during such period and (c) all other non-cash items included in such calculation of interest expense during such period.

“Operating Company FFO” means, for any period, the consolidated EBITDA of the Operating Company Group for such period  plus without duplication and in each case to the extent deducted in the calculation of such EBITDA (if such item was included in the calculation of EBITDA) (a) decreases in the Consolidated Working Capital of the Operating Company Group for such period, (b) cash interest income, and minus and in each case to the extent included in the calculation of such EBITDA (if such item was included in the calculation of EBITDA) (c) consolidated cash income tax paid by the Operating Company Group for such period or by the Parent, Parent Holdco (to the extent such Person is not Puget Holdings) or Puget Holdings in respect of the operations of the Operating Company Group for such period (excluding  any Extraordinary Taxes), (d) Conservation Expenditures for such period and (e) increases in the Consolidated Working Capital of the Operating Company Group for such period, in each case determined on a consolidated basis in accordance with GAAP.

“Operating Company FFO Coverage Ratio” means, for any Test Period, the ratio of (a) Operating Company FFO for such Test Period minus Scheduled Base CapEx for such Test Period, to (b) Operating Company Interest for such Test Period.

“Operating Company FFO Leverage Ratio” means, for any Test Period, the ratio of (a) Operating Company FFO for such Test Period minus Operating Company Interest for such Test Period, to (b) Operating Company Net Debt outstanding as of the Quarter End Date on which such Test Period ends.

“Operating Company Group” means the Borrower and each other Subsidiary of the Borrower other than any Immaterial Subsidiary and, for the avoidance of doubt, the term Operating Company Group shall include Puget Western, Inc.; “Operating Company Group Member” means any member of the Operating Company Group.

“Operating Company Interest” means, for any period, the aggregate Cash Interest Expense of the Operating Company Group for such period, including the portion of any payments made in respect of Capitalized Lease liabilities allocable to interest expense, plus the aggregate scheduled recurring fees in respect of Indebtedness of the Operating Company Group for such period, plus the net amount payable (or minus the net amount receivable) by the Operating Company Group under Interest Hedging Agreements relating to interest during such period (other than any such amount payable or receivable by the Operating Company Group as a result of the termination or reduction of the notional amount of any Interest Hedging Agreements to the extent such amount payable or receivable is not already included in Cash Interest Expense), in each case calculated on a consolidated basis in accordance with GAAP.  For the avoidance of doubt, Operating Company Interest shall exclude make whole payments.

“Operating Company Net Debt” means consolidated Indebtedness of the Operating Company Group minus the amount of cash and Cash Equivalents of the Borrower or any Operating Company Subsidiary (other than any segregated cash and Cash Equivalents the use of which is restricted by Contractual Obligation or Law to any specified purpose and which is specifically identified on the consolidated balance sheet of the Operating Company Group).

“Operating Company Preferred Shares” means the second series 4.70% preferred shares ($100 par value) and the third series 4.84% preferred shares ($100 par value) of the Borrower.

“Operating Company Subsidiary” means a Subsidiary or Subsidiaries of the Borrower (other than any Immaterial Subsidiary).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Hedging Agreements” means any swap, cap or collar agreement or similar arrangement between any Operating Company Group Member designed to protect any Operating Company Group Member against fluctuations in currency exchange rates or commodity prices.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means with respect to Capital Expenditure Loans, the Energy Hedging Loans, the Liquidity Loans and the Swingline Loans, on any date, the aggregate outstanding unpaid principal amount thereof after giving effect to any Borrowings (including, without limitation, issuances of Letters of Credit) and prepayments or repayments of Capital Expenditure Loans, Energy Hedging Loans, Liquidity Loans and Swingline Loans, as the case may be, on such date.  For purposes of the definition of “Majority Lenders,” the aggregate principal amount of Swingline Loans owing to a Swingline Lender shall be considered to be owed to the Liquidity Lenders, ratably in accordance with their respective Liquidity Commitments.

“Overnight Rate” means, for any day, the Federal Funds Rate.

“Parent” means the Person that is the direct owner of 100% of the Equity Interests of the Holding Company, which as of the Effective Date, is Puget Intermediate Holdings, Inc., a Washington corporation; provided that the Parent shall be a direct or indirect wholly-owned Subsidiary of Puget Holdings.

“Parent Holdco” means the Person that is the direct owner of 100% of the Equity Interests of the Parent.

“Participant” has the meaning specified in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding three (3) plan years.

“Permitted Acquisition” means an acquisition consummated by or through Borrower (including any newly formed wholly-owned Subsidiary of Borrower that is an Operating Company Subsidiary (a “Newco”)), of all or substantially all of the assets of, or shares or other Equity Interests in, a Person, or division or line of business of a Person (other than inventory, leases, materials and equipment in the ordinary course of business), in each case that is engaged in substantially the same general line of business or businesses as those in which Borrower (not including any of its Subsidiaries for this purpose) is engaged or businesses reasonably related thereto; provided that:

(i) such acquisition shall be consensual and shall have been approved by the board of directors (or similar governing body) of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Borrower or any of its Subsidiaries;

(ii) the aggregate purchase price paid by the Operating Company Group for any such acquisition shall not exceed $600,000,000;

(iii) an Authorized Officer of the Borrower shall have delivered a certificate substantially in the form of Exhibit E, attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole, including the acquired Person or assets, after giving effect to such acquisition);

(iv) any Liens or Indebtedness assumed in connection with such acquisition are otherwise permitted under Section 7.01 or Section 7.03, respectively;

(v) any expenditures in connection with such acquisition are Utility Capital Expenditures;

(vi) such acquisition would either be made pursuant to a competitive solicitation process or would be expected to promote the Borrower’s ability to meet current and future needs for electric or gas service at a reasonable cost; and

(vii) no Default or Event of Default shall exist immediately prior to such acquisition or, after giving effect to such acquisition, shall have occurred and be continuing, or would result from the consummation of the proposed acquisition.

“Permitted Refinancing Indebtedness” means any Indebtedness of any Operating Company Group Member, as applicable, issued in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge Existing Indebtedness or Indebtedness referred to under Section 7.03(a); provided, that for the avoidance of doubt, Permitted Refinancing Indebtedness shall not include Indebtedness incurred to repay revolving loans or similar Indebtedness without a corresponding permanent reduction in commitments for such loans or similar Indebtedness; provided, further, that:

(i) The principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accredited value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all refinancing expenses incurred in connection therewith including, without limitation, closing fees, agency fees, premiums, make-whole amounts or original issue discount);

(ii) Such Permitted Refinancing Indebtedness has weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(iii) If the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Facilities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Facilities on terms, taken as whole, at least as favorable to the Lenders as the subordination terms contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Facility Agent at least five (5) Business Days (or such shorter period as the Facility Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Facility Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(iv) Such Indebtedness is incurred by the Person who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(v) (A) If the maturity of the Indebtedness being refinanced, renewed, replaced, defeased or refunded is earlier than the Final Maturity Date, the Permitted Refinancing Indebtedness has a maturity no earlier than the maturity of the Indebtedness being refinanced, renewed, replaced, defeased or refunded or (B) if the maturity of the Indebtedness being refinanced, renewed, replaced, defeased or refunded is equal to or later than the Final Maturity Date, the Permitted Refinancing Indebtedness has a maturity at least 365 days later than the Final Maturity Date;

(vi) The Permitted Refinancing Indebtedness is not secured by any collateral not granted to the holders of the Indebtedness being financed, renewed, replaced, defeased or refunded; and

(vii) Such Permitted Refinancing Indebtedness shall have terms which shall be no more restrictive, and shall not, taken as a whole, be materially less favorable, in any respect on the Borrower or the Operating Company Subsidiaries than the provisions of the Indebtedness being refinanced, renewed, replaced, defeased or refunded; provided, however,  that a certificate of an Authorized Officer of the Borrower is delivered to the Facility Agent at least five (5) Business Days (or such shorter period as the Facility Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Facility Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided, further, the pricing terms may be less favorable where such Indebtedness has matured or is scheduled to mature within six (6) months and is being refinanced at then-prevailing market price.

“Permitted Replacement Lender” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Issuing Bank, (iv) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000, (v) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having deposits in excess of $250,000,000, (vi) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to borrow or a political subdivision of any such country, and having total assets in excess of $250,000,000, (vii) the central bank of any country that is a member of the OECD, (viii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, and (ix) any other Person approved by the Facility Agent; provided that neither the Borrower nor any Affiliate of the Borrower shall qualify as a Permitted Replacement Lender; provided, further that any Permitted Replacement Lender in respect of the Energy Hedging Facility and Liquidity Facility shall require the prior approval of the relevant Issuing Bank for such approval.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any of its Subsidiaries or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, and with respect to which the Borrower or any of its Subsidiaries is reasonably expected to have any material liabilities.

“Planned Indebtedness” means Indebtedness incurred by the Borrower between the date of the Merger Agreement and the Financial Closing Date in an amount not to exceed $250,000,000; provided, however, that (i) such Indebtedness has scheduled payment terms which are consistent with the Financial Model provided pursuant to Section 4.02(o)(i); and (ii) such Indebtedness shall have terms which shall be no more restrictive, and shall not, taken as a whole, be materially less favorable, in any respect on the Borrower or the Operating Company Subsidiaries than the provisions of any Existing Indebtedness in each case of clauses (i) and (ii) as certified by the CFO to the Facility Agent as of the Financial Closing Date; provided further that pricing terms may be at then-prevailing market price.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Primary Obligor” has the meaning specified in the definition of Guarantee.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Barclays Bank PLC as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Projections” has the meaning specified in Section 6.01(c).

“Property” means any right or interest in or to property of any kind whatsoever, whether real or personal, or mixed and whether tangible or intangible, and including, for the avoidance of doubt, revenues and contractual rights.

“Public Service Property” means property that, pursuant to applicable Laws, is used and useful or intended to be used and useful for the Borrower’s provision of gas or electric service to its customers and the capital invested in such property is reasonably expected to be found to be prudently incurred (if applicable) and recoverable in all material respects through the Borrower’s rates at the first opportunity for regulatory approval, including a power cost only rate case to the extent that such an accelerated approval process is available and appropriate for such property.

“Puget Holdings” means Puget Holdings LLC, a Delaware limited liability company.

“Quarter End Date” means March 31, June 30, September 30 and December 31 of each year.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Reference Banks” means, collectively, Barclays Bank PLC and Dresdner Bank AG New York Branch.

“Register” has the meaning specified in Section 10.07(d).

“Regulatory Approval” means (a) any authorization, consent, approval, license, ruling, permit, tariff, certification, waiver, exemption, filing required by chapter 80.08 or 80.12 RCW, variance, order, judgment or decree of, by, or by any Operating Company Group Member, the Parent, Parent Holdco (to the extent such Person is not Puget Holdings), the Holding Company or Puget Holdings with, (b) any required notice by any Operating Company Group Member, (c) any declaration containing material obligations of any Operating Company Group Member made or filed with, or (d) any Operating Company Group Member registration by or with, any Governmental Authority.

“Reportable Event” means any of the events specified in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property, other than common Equity Interests in the Borrower) on account of any Equity Interest of any Operating Company Group Member, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof); provided that dividend payments on Operating Company Preferred Shares and payments made to Affiliates pursuant to transactions permitted by Section 7.09(a) shall not constitute Restricted Payments.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Base CapEx” means the amount for Capital Expenditures for the applicable periods set forth on Schedule 1.01B.

“Shareholder Funding” means equity investments and/or other funding sources contributed or made to Puget Holdings, Parent Holdco (to the extent such Person is not Puget Holdings) or the Parent by the Equity Investors in an aggregate amount of not less than 40% of the Total Capitalization of the Holding Company immediately after giving effect to the Merger; provided that (a) such investments and fundings shall not be secured by any assets of the Parent, the Holding Company or any Operating Company Group Member or be recourse to the Holding Company or any Operating Company Group Member, and (b) any such investments and fundings made as loans or indebtedness to the Parent shall be on terms and conditions set forth in the Shareholder Loan Subordination Agreement.

“Shareholder Loan Subordination Agreement” means a subordination agreement among the Parent, the Facility Agent and any Person providing Shareholder Funding in the form of loans or indebtedness in a form reasonably satisfactory to Barclays Bank, PLC, in its capacity as Collateral Agent.

“Signing Date” means, (a) October 26, 2007 and (b) for purposes of Section 2.06, with respect to the Initial Lenders, October 26, 2007, and, with respect to each other Lender (i) on or prior to the Effective Date, the earlier of (x) the date such Lender agrees to purchase a portion of an Initial Lender’s Commitment hereunder (in a manner satisfactory to such Initial Lender) and (y) the date such Lender become party hereto and (ii) thereafter, the date such Lender becomes a party hereto.

“Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Representations” has the meaning specified in Section 4.03(c)(i).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swingline Commitment” means, as to any Swingline Lender, its obligation to make Swingline Loans to the Borrower in an aggregate principal amount not to exceed (a) the amount set forth opposite such Swingline Lender’s name on Schedule 1.01D hereto under the caption “Swingline Commitment” or in the Assignment and Assumption pursuant to which such Swingline Lender becomes a party hereto, as applicable, and (b) the Swingline Sublimit.  The Swingine Commitment is a part of, and not in addition to, the Liquidity Commitments.

“Swingline Lender” means (a) each Liquidity Lender identified as a “Swingline Lender” on Schedule 1.01D, in its capacity as a lender for Swingline Loans hereunder, and its successors and permitted assigns and (b) any other Liquidity Lender (acting directly or through an Affiliate) that has agreed in form and substance satisfactory to the Borrower and the Facility Agent that such other Liquidity Lender (or its Affiliate) will act as “Swingline Lender” hereunder and notifies the Facility Agent of its Lending Office and the amount of its Swingline Commitment (which information shall be recorded by the Facility Agent in the Register), for so long as such Swingline Lender shall have a Swingline Commitment.  As used herein, the term “Swingline Lender” shall refer to each Swingline Lender.

“Swingline Loan” means a Loan made pursuant to Section 2.01(f).

“Swingline Loan Borrowing” means a borrowing consisting of Swingline Loans.

“Swingline Loan Exposure” means, with respect to any Liquidity Lender at any time, its obligation to refinance outstanding Swingline Loans with Liquidity Loans or to fund a risk participation with respect to any outstanding Swingline Loans.  The Swingline Loan Exposure of any Liquidity Lender at any time shall be its pro rata share of the total Swingline Loan Exposure at such time, based upon the respective Liquidity Commitments of the Liquidity Lenders.

“Swingline Loan Repayment Date” means any day on or prior to the fifth day following the occurrence of a Swingline Loan Borrowing.

“Swingline Subfacility” has the meaning specified in the recitals hereto.

“Swingline Sublimit” means, on any date of determination, the sum of the Swingline Commitment of each Swingline Lender; provided that the aggregate amount thereof shall at no time exceed $50,000,000.  The Swingline Sublimit constitutes a part of, and is not in addition to, the Liquidity Commitment.

“Syndication Agent” means Dresdner Bank AG New York Branch, in its capacity as a syndication agent hereunder.

“Tax-Free Debt” means Indebtedness of the Borrower to a state, territory or possession of the United States or any political subdivision thereof issued in a transaction in which such state, territory, possession or political subdivision issued obligations the interest on which is excludable from gross income pursuant to the provisions of Section 103 of the Code (or similar provisions), as in effect at the time of issuance of such obligations, and debt to a bank issuing a Letter of Credit with respect to the principal of or interest on such obligations.

“Taxes” has the meaning specified in Section 3.01(a).

“Termination Date” means the earlier of (i) April 30, 2009 and (ii) the date of termination of the Merger Agreement.

“Termination Payment” means any amount payable to or by the Borrower or any of its Subsidiaries in connection with a termination (whether as a result of the occurrence of an event of default or other termination event) of any Interest Hedging Agreement; provided that for the avoidance of doubt, “Termination Payment” shall not include regularly scheduled payments due under any Interest Hedging Agreement.

“Test Period” means the period commencing twelve (12) months prior to and including each Quarter End Date; provided, (i) the first Test Period shall be the period commencing twelve (12) months prior to the first Quarter End Date that is at least six (6) months after the Financial Closing Date and (ii) the second Test Period shall be the period commencing twelve (12) months prior to the first Quarter End Date that is at least nine (9) months after the Financial Closing Date.  Any financial ratio or compliance with any covenant in respect of any Test Period shall be determined, as of the Quarter End Date on which such Test Period ends, on the date on which the financial statements pursuant to Section 6.01(a) or Section 6.01(b) have been, or should have been, delivered for the applicable fiscal period ending on such Quarter End Date.

“Total Capitalization” means, at any time, the sum of (a) Total Shareholders’ Equity at such time and (b) Total Indebtedness at such time.

“Total Indebtedness” means, at any time, consolidated Indebtedness of the Operating Company Group (excluding Intercompany Loans), in each case, excluding make-whole payments.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Total Shareholders’ Equity” means, at any time, the amount of total shareholders’ equity of the Operating Company Group (determined on a consolidated basis without duplication in accordance with GAAP).

“Transaction Costs” means finance fees, commissions, costs and expenses, in each case incurred by or on behalf of the Borrower in connection with the Merger.

“Transaction Documents” means (a) the Merger Agreement and all other material documents, instruments and certificates delivered in connection with the Merger Agreement, and (b) the Financing Documents.

“Type” when used in respect of any Loan, shall refer to its nature as an Alternate Base Rate Loan or LIBO Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Letter of Credit Amounts” means the aggregate amount of all Letter of Credit drawings for which the applicable Issuing Bank has not yet been reimbursed.

“Unused Capital Expenditure Revolving Credit Commitment” means, with respect to any Capital Expenditure Lender at any time, (a) such Capital Expenditure Lender’s Commitment at such time minus (b) such Capital Expenditure Loans at such time.

“Unused Energy Hedging Revolving Credit Commitment” means, with respect to any Energy Hedging Lenders at any time, (a) such Energy Hedging Lender’s Commitment at such time minus (b) such Energy Hedging Lender’s Credit Exposure at such time.

“Unused Liquidity Revolving Credit Commitment” means, with respect to any Liquidity Lenders at any time, (a) such Liquidity Lender’s Commitment at such time minus (b) such Liquidity Lender’s Credit Exposure at such time.

“USA PATRIOT Act” has the meaning specified in Section 5.17(c).

“Utility Capital Expenditures” means (i) Capital Expenditures of the Borrower and (ii) other expenditures of the Borrower, in each case of clauses (i) and (ii), which Capital Expenditures and other expenditures are incurred in the acquisition, renewal or replacement of Public Service Property, in accordance with Good Utility Practice; provided, however, clause (ii) of the foregoing shall not include operating expenditures or expenditures for working capital or general corporate purposes, in each case that arise in the ordinary course of business.

“wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

          SECTION 1.02. Other Interpretive Provisions.  With reference to this Agreement and each other Financing Document, unless otherwise specified herein or in such other Financing Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Financing Document shall refer to such Financing Document as a whole and not to any particular provision thereof.

(i) Article, Section, Exhibit and Schedule references are to the Financing Document in which such reference appears.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d) Section headings herein and in the other Financing Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Financing Document.

          SECTION 1.03. Accounting Terms and Principles.

(a)           Except as set forth below, all accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Section 7.14) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b)           If any change in the accounting principles used in the preparation of the financial statements referred to in Section 6.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower’s accountants and results in a change in any of the calculations required by Article VII (including Section 7.14) that would not have resulted had such accounting change not occurred, the Facility Agent and the Borrower agree (upon the request of the Facility Agent or the Borrower) to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VII (including Section 7.14) shall be given effect until such provisions are amended with the consent of the Majority Lenders to reflect such changes in GAAP.  Calculations with respect to any fiscal quarter or any fiscal year of any Person shall reference the respective fiscal quarters or fiscal years of such Person.

          SECTION 1.04. Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          SECTION 1.05. References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Financing Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Financing Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          SECTION 1.06. Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          SECTION 1.07. Timing of Payment of Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

          SECTION 1.08. Authorized Officers.  Any document delivered hereunder that is signed by an Authorized Officer of any Operating Company Group Member shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Operating Company Group Member and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Operating Company Group Member.

          SECTION 1.09. Original Schedules, Exhibits and Supplements.  Each of the Schedules, Exhibits, forms and supplements attached to the Credit Agreement, dated as of February 6, 2009 between the parties hereto, shall be deemed attached to, and form a part of, this Agreement without any amendment, modification or supplement.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS AND CONTINUATIONS

          SECTION 2.01. The Loans.

(a) The Capital Expenditure Facility.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower from time to time on any Business Day during the Capital Expenditure Availability Period in an amount for each such Borrowing not to exceed such Lender’s Unused Capital Expenditure Revolving Credit Commitment at such time. Within the limits of each Lender’s Unused Capital Expenditure Revolving Credit Commitment, amounts borrowed under this Section 2.01(a) and repaid or prepaid may be reborrowed.

(b) The Energy Hedging Facility.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower from time to time on any Business Day during the Energy Hedging Availability Period in an amount for each such Borrowing not to exceed such Lender’s Unused Energy Hedging Revolving Credit Commitment at such time. Within the limits of each Lender’s Unused Energy Hedging Revolving Credit Commitment, amounts borrowed under this Section 2.01(b) and repaid or prepaid may be reborrowed.

(c) The Energy Hedging Facility Letters of Credit.  Each Energy Hedging Issuing Bank agrees, on terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) Letters of Credit (each, an “Energy Hedging Letter of Credit”) in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the Energy Hedging Availability Period in an aggregate Available Amount (i) for all Energy Hedging Letters of Credit issued by such Energy Hedging Issuing Bank not to exceed at any time its Energy Hedging Issuing Bank Fronting Amount at such time and (ii) for each such Energy Hedging Letter of Credit not to exceed an amount equal to the aggregate Unused Energy Hedging Revolving Credit Commitments of the Energy Hedging Lenders at such time.

(d) The Liquidity Facility.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower from time to time on any Business Day during the Liquidity Availability Period in an amount for each such Borrowing not to exceed such Lender’s Unused Liquidity Revolving Credit Commitment at such time. Within the limits of each Lender’s Unused Liquidity Revolving Credit Commitment, amounts borrowed under this Section 2.01(d) and repaid or prepaid may be reborrowed.

(e) The Liquidity Facility Letters of Credit.  Each Liquidity Issuing Bank agrees, on terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) Letters of Credit (each a “Liquidity Letter of Credit”) in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the Liquidity Availability Period in an aggregate Available Amount (i) for all Liquidity Letters of Credit issued by such Liquidity Issuing Bank not to exceed at any time its Liquidity Issuing Bank Fronting Amount at such time and (ii) for each such Liquidity Letter of Credit not to exceed an amount equal to the aggregate Unused Liquidity Revolving Credit Commitments of the Liquidity Lenders at such time.

(f) The Swingline Loans.  (i) Subject to the provisions of Section 2.01(g) below, each Swingline Lender agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower from time to time on any Business Day during the Liquidity Availability Period (1) in an amount for each such Borrowing not to exceed for all Swingline Loans advanced by such Swingline Lender, the lesser of (A) its Swingline Commitment at such time, (B) an amount equal to the aggregate Unused Liquidity Revolving Credit Commitments of the Liquidity Lenders at such time and (C) the Swingline Sublimit; and (2) provided that the sum of the total Credit Exposure of all Liquidity Lenders upon giving effect to such Swingline Borrowing shall not exceed the aggregate Liquidity Commitments.  Within the limits of each Swingline Lender’s Swingline Commitments, amounts borrowed under this Section 2.01(f) and repaid or prepaid may be reborrowed.  No Swingline Loan shall be used for the purpose of funding the payment of principal of any other Swingline Loan.

(ii) By extending its Commitment to make Swingline Loans and without further action on the part of the relevant Swingline Lender or the Liquidity Lenders, the relevant Swingline Lender hereby grants, and each Liquidity Lender hereby acquires from such Swingline Lender, a participation in such Swingline Lender’s Swingline Loans equal to such Liquidity Lender’s pro rata share (based on the respective Liquidity Commitments of the Liquidity Lenders) of the aggregate outstanding amount of Swingline Loans.  In consideration and furtherance of the foregoing, each Liquidity Lender hereby absolutely and unconditionally agrees to pay to the Facility Agent, for the account of such Swingline Lender, such Liquidity Lender’s pro rata share of the Swingline Loans not repaid by the Borrower on the Swingline Loan Repayment Date.

(iii) Any Swingline Lender may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes each Swingline Lender to so request on its behalf) that each Liquidity Lender make a Liquidity Loan bearing interest at the Alternate Base Rate plus the Applicable Margin in an amount equal to such Liquidity Lender’s pro rata share of the amount of Swingline Loans then outstanding.  Such request shall be deemed to be a Borrowing Request for purposes hereof and shall be made in accordance with the provisions of Section 2.02 without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 4.03.  The applicable Swingline Lender shall furnish the Borrower with a copy of the applicable Borrowing Request promptly after delivering such Borrowing Request to the Facility Agent.  Each Liquidity Lender shall make an amount equal to its pro rata share of the amount specified in such Borrowing Request available for the account of its Lending Office to the Facility Agent for the account of such Swingline Lender, by deposit to the Facility Agent’s account, in same date funds, not later than 11:00 A.M. on the day specified in such Borrowing Request, which shall be at least one Business Day following such Borrowing Request.

(iv) If for any reason any Swingline Loan cannot be refinanced by a Liquidity Loan Borrowing as contemplated by Section 2.01(f)(iii) (including for a failure to satisfy the conditions in Section 4.03), the request for a Liquidity Loan submitted by the applicable Swingline Lender as set forth in Section 2.01(f)(iii) shall be deemed to be a request by such Swingline Lender that each of the Liquidity Lenders fund its risk participation in the relevant Swingline Loan and each Liquidity Lender’s payment to the Facility Agent for the account of the applicable Swingline Lender shall be deemed payment in respect of such participation.

(v) If and to the extent that any Liquidity Lender shall not have made the amount of its pro rata share of such Swingline Loan available to the Facility Agent or funded its risk participation in accordance with the provisions of Section 2.01(f)(iii) or 2.01(f)(iv), such Liquidity Lender agrees to pay to the Facility Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Borrowing Request delivered by such Swingline Lender until the date such amount is paid to the Facility Agent, at the greater of the Federal Funds Rate and a rate determined by the Facility Agent in accordance with banking industry practices on interbank compensation.

(vi) Each Liquidity Lender acknowledges and agrees that its obligation to make Liquidity Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.01(f) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (1) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Liquidity Lender’s obligation to make Liquidity Loans pursuant to this Section 2.01(f) is subject to the terms and conditions set forth in Section 4.03.  No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(g) Prepayment of Swingline Loan Exposure of Defaulting Lenders; Cash Collateralization.  (i)  Notwithstanding anything in this Agreement to the contrary, no Swingline Lender shall be obligated to, and no Swingline Lender shall, fund any portion of any Swingline Loan requested to be made by the Borrower that is attributable to the Swingline Loan Exposure of any Defaulting Lender unless such Swingline Lender is satisfied, in its sole and absolute discretion, that the Borrower has cash collateralized such Swingline Loan Exposure of such Defaulting Lender in accordance with clause (ii) below.

(ii) If any Swingline Loan Exposure exists at any time a Liquidity Lender is or becomes a Defaulting Lender, not later than one (1) Business Day following delivery by any Swingline Lender of a notice demanding the prepayment pursuant to this clause (ii), the Borrower shall prepay the corresponding amount of the pro rata share of the Swingline Loan Exposure attributable to such Defaulting Lender or, if agreed by the Swingline Lenders, deposit in an account with the Facility Agent, in the name of the Facility Agent and for the benefit of the Swingline Lenders, an amount in cash equal to 103% of the pro rata share of such Defaulting Lender’s Swingline Loan Exposure as of such date plus any accrued interest thereon.  Such deposit shall be held by the Facility Agent as collateral for the payment of Swingline Loans by the Borrower under this Agreement with respect to the Swingline Loan Exposure of any Defaulting Lender.  The Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Facility Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Facility Agent to pay any Swingline Lenders for any outstanding Swingline Loans that have not been repaid by the Borrower, but shall not be applied for any other purpose.

          SECTION 2.02. Borrowings.

(a) Each of the Capital Expenditure Loan Borrowings, Energy Hedging Loan Borrowings and Liquidity Loan Borrowings shall be made upon the delivery by the Borrower of an irrevocable Borrowing Request (or telephonic or email notice promptly confirmed by delivery of an irrevocable Borrowing Request) to the Facility Agent (which shall give to each Lender prompt notice thereof by facsimile transmission), given no later than 1:00 p.m., New York City time, at least four (4) Business Days prior to the requested date of any Capital Expenditure Loan Borrowing, Energy Hedging Loan Borrowing or Liquidity Loan Borrowing; provided that if such Loan is to be made as an Alternate Base Rate Loan, such notice shall be so delivered no later than 1:00 p.m., New York City time, at least one (1) Business Day prior to the requested date of any Capital Expenditure Loan Borrowing, Energy Hedging Loan Borrowing or Liquidity Loan Borrowing.  Each of the Swingline Loan Borrowings shall be made upon the delivery by the Borrower of an irrevocable Borrowing Request (or telephonic or email notice promptly confirmed by delivery of an irrevocable Borrowing Request) to the Facility Agent (which shall give to each Swingline Lender prompt notice thereof by facsimile transmission), given no later than 11:00 a.m., New York City time, on the date of the requested Swingline Borrowing.  Each Borrowing Request shall specify (i) whether the Borrower is requesting a Capital Expenditure Loan Borrowing, Energy Hedging Loan Borrowing, Liquidity Loan Borrowing or Swingline Loan Borrowing, (ii) the requested date of such Borrowing (which shall be a Business Day), (iii) in the case of a Capital Expenditure Loan Borrowing, Energy Hedging Loan Borrowing or Liquidity Loan Borrowing, whether the related Capital Expenditure Loan, Energy Hedging Loan or Liquidity Loan is to be made as an Alternate Base Rate Loan or a LIBO Rate Loan, (iv) if the related Loan (other than a Swingline Loan) is to be made as a LIBO Rate Loan, the initial Interest Period applicable to such Borrowing, (v) the aggregate principal amount of Loans to be borrowed (and, subject to the terms and conditions set forth herein, the principal amount to be borrowed from each applicable Lender shall be its ratable share of such aggregate principal amount, based upon the respective Commitments of each of the Lenders at such time).

(b) Borrowings of any Capital Expenditure Loans, Energy Hedging Loans, Liquidity Loans and Swingline Loans shall be in minimum amounts of $1,000,000 and increments of $500,000 in excess thereof; provided that with respect to each Facility, (i) there shall be no more than sixty (60) Borrowings, and (ii) there shall be no more than five (5) different Interest Periods at any one time for each such Facility (other than the Swingline Subfacility).

(c) In the case of (i) each Borrowing other than a Swingline Borrowing, each Lender shall make the amount of the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds not later than 11:00 a.m., New York City time, (ii) a Swingline Borrowing, the Swingline Lender shall make the amount of the requested Swingline Loan in same day funds, in each case of clauses (i) and (ii), to the account of the Facility Agent most recently designated by it for such purpose by notice to the Lenders.  Upon satisfaction of the applicable conditions set forth in Section 4.02 and Section 4.03, the Facility Agent shall make all funds so received available not later than 1:00 p.m., New York City time, by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Facility Agent by the Borrower.

(d) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. Prepayments; Reduction and Termination of Commitments.

(a) Optional.  The Borrower may, upon notice to the Facility Agent, at any time or from time to time voluntarily prepay the Loans and/or terminate the Commitments in whole or in part (provided, however, prior to the Financial Closing Date, the Borrower shall be permitted to reduce the Commitments in part but not in whole) without premium or penalty subject however to (x) any breakage costs due in accordance with Section 2.07 and (y) the payment of any accrued Commitment Fees and the fees set forth in the Fee Letters; provided that (i) in the case of LIBO Rate Loans, such notice must be received by the Facility Agent not later than 11:00 a.m., New York City time, three (3) Business Days prior to any date of prepayment or termination, (ii) in the case of Alternate Base Rate Loans and Swingline Loans, such notice must be received by the Facility Agent not later than 11:00 a.m., New York City time, one (1) Business Day prior to any date of prepayment or three (3) Business Days prior to any date of termination and (iii) any partial prepayment of the Loans shall be in an aggregate minimum amount of $500,000 and in integral multiples of $500,000 in excess thereof, or if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment or termination and the Type(s) of Loans to be prepaid and/or Commitments to be terminated.  The Facility Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable share of such prepayment or termination.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment of the Loans pursuant to this Section 2.03(a) shall be paid to the Lenders in accordance with their respective ratable share.

(b) Mandatory.  (i) The Borrower shall be required to prepay all or a portion of the Loans and/or reduce the Commitments, in each case as provided in clause (ii) below:

(A) unless otherwise agreed by the Majority Lenders, the Borrower shall prepay the Loans in full and terminate the Commitments upon the occurrence of a Change of Control after the Financial Closing Date;

(B) unless otherwise agreed by the Lenders, within three (3) Business Days after any date on which any Operating Company Group Member receives Net Cash Proceeds of any Casualty Event occurring after the Financial Closing Date to the extent that such Net Cash Proceeds exceed $5,000,000 individually or in the aggregate in any fiscal year; provided that the foregoing shall not apply (1) to proceeds under business interruption insurance, (2) to the Net Cash Proceeds of any Casualty Event required to be applied otherwise under the terms and conditions of Existing Indebtedness, the Operating Company Facilities or Permitted Refinancing Indebtedness or, in the case of any such Net Cash Proceeds received by the Borrower or its Subsidiaries, applicable Law, (3) to the extent that (I) the Borrower advises the Facility Agent at the time of the receipt of the relevant Net Cash Proceeds that it intends to use such Net Cash Proceeds to repair or replace the Property subject to such Casualty Event or to reinvest in Utility Capital Expenditures, (II) such Net Cash Proceeds are held by the Borrower or the applicable Operating Company Subsidiary in a segregated investment or other account until so used to repair or replace such Property or invest in such Utility Capital Expenditures and (III) such Net Cash Proceeds are committed to be applied to repair or replace such Property (or invest in Utility Capital Expenditures) within one hundred and eighty (180) days of the receipt of such Net Cash Proceeds (it being understood that, in the event Net Cash Proceeds from more than one Casualty Event are held by the Borrower or the applicable Operating Company Subsidiary such Net Cash Proceeds shall be deemed to be utilized in the same order in which such Net Cash Proceeds were so received and, accordingly, any such Net Cash Proceeds not so committed to be applied within one hundred and eighty (180) days of receipt or not so applied within twelve (12) months of receipt shall be forthwith applied to the prepayment of Loans as provided above), (4) with respect to Net Cash Proceeds which the CFO certifies are being paid to the Borrower or the applicable Operating Company Group Member to reimburse the Borrower or Operating Company Group Member (as applicable) for expenditures previously incurred to repair or replace the Property which was the subject of such Casualty Event, (5) to the extent that a Dividend Prohibition applies with respect to the applicable Operating Company Subsidiary, except that if and to the extent that such Dividend Prohibition subsequently ceases to apply the prepayment otherwise required by this clause (B) shall be reinstated, or (6) to the extent that such prepayment would reasonably be likely to have an adverse impact on (I) any of the Borrower’s regulatory approvals (or any applications for or renewals thereof), (II) the Borrower’s standing with any applicable regulatory agency, (III) the ability of the Borrower to achieve debt to equity ratios consistent with those of similarly situated companies in the conduct of the Borrower’s business, or (IV) the rating of any of the Borrower’s indebtedness or the ability of the Borrower to obtain credit in the ordinary course of its business.

(C) (I) The Liquidity Letter of Credit Sublimit shall be permanently reduced from time to time on the date of each reduction in the Liquidity Facility by the amount, if any, by which the amount of the Liquidity Letter of Credit Sublimit exceeds the Liquidity Facility after giving effect to such reduction of the Liquidity Facility; and (II) The Energy Hedging Letter of Credit Sublimit shall be permanently reduced from time to time on the date of each reduction in the Energy Hedging Facility by the amount, if any, by which the amount of the Energy Hedging Letter of Credit Sublimit exceeds the Energy Hedging  Facility after giving effect to such reduction of the Energy Hedging Facility.

(D) The Swingline Sublimit shall be permanently reduced from time to time on the date of each reduction in the Liquidity Facility by the amount, if any, by which the amount of the Swingline Sublimit exceeds the Liquidity Facility after giving effect to such reduction of the Liquidity Facility.

(ii) (A) In the case of any required prepayment or reduction of the Facilities pursuant to Section 2.03(b)(i) on or after the Financial Closing Date the applicable amount determined pursuant to Section 2.03(b)(i) shall be applied on the date of receipt with respect to Net Cash Proceeds, the applicable Quarter End Date or such other date specified in Section 2.03(b)(i) and shall be applied first, ratably to the Unreimbursed Letter of Credit Amounts, second, ratably to prepay the outstanding Loans and reduce the Commitments in a corresponding amount, and, third, to Cash Collateralize the remaining LC Exposure. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower) to reimburse the relevant Issuing Bank or the Lenders, as applicable; and

(D)           The Borrower shall notify the Facility Agent in writing of any mandatory prepayment of the Facilities required to be made pursuant to this Section 2.03(b) at least three (3) Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Facility Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s ratable share of the prepayment.

(c) Accrued Interest; Funding Losses, Etc.  All prepayments under this Section 2.03 shall be made together with all accrued and unpaid interest on the amount to be prepaid and, in the event that any such prepayment is made on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Loan pursuant to Section 2.07(b).

          SECTION 2.04. Repayment of Loans.  (a) The Borrower shall repay to the Facility Agent for the ratable account of the Lenders on the Final Maturity Date, the aggregate principal amount of the Loans outstanding on such date.

(b) Repayment of Swingline Loans.  The Borrower shall repay to the Facility Agent for the account of each Swingline Lender and each other Liquidity Lender that has made a Swingline Loan the outstanding principal amount of each Swingline Loan made by each of them on the earlier to occur of the (1) Swingline Loan Repayment Date and (2) the Final Maturity Date.

          SECTION 2.05. Interest.

(a) Subject to the provisions of Section 2.05(b) the Borrower hereby agrees to pay to the Facility Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the rate equal to the Interest Rate.

(b) Notwithstanding the provisions of Section 2.05(a) to the contrary, the Borrower hereby agrees that all past due amounts hereunder shall bear interest at a rate per annum equal to the Default Rate for the period from and including the date such past due amount was due to but excluding the date such amount is paid in full.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Notices by the Borrower to the Facility Agent of a change in the duration of Interest Periods or of the conversion of an Alternate Base Rate Loan to a LIBO Rate Loan or of a LIBO Rate Loan to an Alternate Base Rate Loan, shall be irrevocable and shall be effective only if received by the Facility Agent not later than 1:00 p.m., New York City time, three (3) Business Days prior to the first day of each subsequent Interest Period.  Each such notice shall specify the Loans to which such Interest Period is to relate.  The Facility Agent shall promptly notify the Lenders of the contents of each such notice.

          SECTION 2.06. Fees.

(a) Commitment Fee.  The Borrower shall pay to the Facility Agent for the ratable account of each Lender a commitment fee (the “Commitment Fee”) on the daily average unutilized amount of such Lender’s aggregate Commitments (as such Commitments may be reduced from time to time under Section 2.03) plus its pro rata share of the average daily outstanding Swingline Loans at a rate per annum equal to the Commitment Fee rate set forth in the definition of “Applicable Margin” at such time, for the period from and including the Signing Date to but excluding the Final Maturity Date; provided that any Commitment Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time and; provided, further, that no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  The Commitment Fee shall accrue at all times from and including the Signing Date to but excluding the Final Maturity Date.  The accrued Commitment Fee shall become due and payable upon the Completion Date (whether or not the Merger is financed by proceeds from the Facilities), and thereafter shall become payable in arrears on each Quarter End Date commencing on the first Quarter End Date following the Financial Closing Date until the earlier of the date all remaining Commitments are terminated or the Final Maturity Date. If the Merger Agreement is terminated, any Commitment Fee accrued from and including the Signing Date to but excluding such termination date shall become due and payable solely to the extent of any break up, topping or similar fee or the payment of any other form of consideration (including reimbursement of expenses) received by Puget Holdings, Parent Holdco (to the extent such Person is not Puget Holdings), the Parent, the Holding Company or the Borrower prior to the application of such fee or other consideration for any other uses; provided, however, if the amount of such fee or other consideration is insufficient to pay the Commitment Fee accrued until the date of payment pursuant to this Section 2.06 and any commitment fees owed to the lenders committed to the facilities of the Holding Company, then a portion of such fee or other consideration shall be applied to the payment of the Commitment Fee under this Section 2.06 and a portion to the payment of commitment fees owed to the lenders committed to the facilities of the Holding Company, on a pro rata basis. Notwithstanding the foregoing, prior to the Facility Agent’s receipt of evidence of the ratings referred to in Section 4.02(g), the Commitment Fee shall be 0.30% per annum.

(b) The Borrower agrees to pay (i) to the Facility Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Margin for LIBO Rate Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Financial Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to any Issuing Bank of any such Letter of Credit a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure with respect to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Financial Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of such Letter of Credit or processing of drawings thereunder, and (iii) to any Swingline Lender, a fronting fee on the average daily amount of any requested Swingline Borrowing at rate equal to 0.125% per annum, commencing on the requested Borrowing date, through and including the date such Swingline Borrowing is repaid or refinanced with Liquidity Loans in accordance with Section 2.02(f)(iii).  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Financial Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand.

(c) Other Fees.  The Borrower shall pay such fees as shall have been separately agreed upon in writing including, without limitation, pursuant to the Fee Letters, in the amounts and at the times so specified.

          SECTION 2.07. Computation of Interest and Fees.

(a) All computations of interest and fees shall be made on the basis of a three-hundred-and-sixty (360) day year and actual days elapsed, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one (1) day.  Each determination by the Facility Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) In the event of (i) the payment of any principal of any Loan other than on the last day of the Interest Period for that Loan (including under Section 2.03 or as a result of an Event of Default or otherwise), (ii) the failure to borrow on the date specified in any Borrowing Request or failure to repay or prepay any Loan on any scheduled repayment or prepayment date or (iii) the assignment of any Loan other than on the last day of its Interest Period as a result of a request by the Borrower pursuant to Section 3.06, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to any such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred for the period from the date of such event to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loan) over (y) the amount of interest that would accrue on such principal amount for that period at the interest rate that such Lender would bid were it to bid, at the commencement of that period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market; provided, however, that such amount shall exclude any anticipated profit of such Lender.  The Borrower shall, upon demand of any Lender (with a copy to the Facility Agent) which demand shall be accompanied by a calculation, in reasonable detail, of the amounts so demanded, promptly pay such Lender the amounts due and payable hereunder.

          SECTION 2.08. Evidence of Indebtedness.

(a) The Borrowings provided by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Facility Agent, in each case in the ordinary course of business.  The accounts or records maintained by the Facility Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings provided by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  Each Issuing Bank’s Energy Hedging Issuing Bank Fronting Amount or Liquidity Issuing Bank Fronting Amount and any Swingline Lender’s fronting amount with respect to any Swingline Borrowings (and any assignment of any thereof), as applicable, shall be evidenced by one or more accounts or records maintained by such Issuing Bank or Swingline Lender and evidenced by one or more entries in the Register maintained by the Facility Agent.  The accounts or records maintained by the Facility Agent of an Issuing Bank’s Energy Hedging Issuing Bank Fronting Amount or Liquidity Issuing Bank Fronting Amount or a Swingline Lender’s Swingline Loan fronting fee, as applicable, shall be prima facie evidence absent manifest error of such amount.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Facility Agent in respect of the foregoing matters, the accounts and records of the Facility Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Facility Agent, the Borrower shall execute and deliver to such Lender (through the Facility Agent) a Note, payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Facility Agent in the Register pursuant to Section 2.08(a), and by each Lender in its account or accounts pursuant to Section 2.08(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Financing Documents, absent manifest error; provided that the failure of the Facility Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the Obligations of the Borrower under this Agreement and the other Financing Documents.

          SECTION 2.09. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  All payments by the Borrower hereunder shall be made by wire transfer in immediately available funds to the Facility Agent (or to the relevant Issuing Bank, in the case of fees payable to it), for the account of the respective Lenders to which such payment is owed, not later than 2:00 p.m., New York City time, on the date specified herein.  The Facility Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Facility Agent after 2:00 p.m., New York City time, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Unless the Borrower or any Lender has notified the Facility Agent, prior to the date any payment is required to be made by it to the Facility Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Facility Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If, and to the extent that, such payment was not in fact made to the Facility Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Facility Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Facility Agent to such Lender to the date such amount is repaid to the Facility Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Facility Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Facility Agent to the Borrower to the date such amount is recovered by the Facility Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect.  When such Lender makes payment to the Facility Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Facility Agent’s demand therefor, the Facility Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Facility Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Facility Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Facility Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.09(b) shall be conclusive, absent manifest error.

(c) If any Lender makes available to the Facility Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Facility Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Facility Agent shall promptly return such funds to such Lender, without interest.

(d) The obligations of the Lenders hereunder to make Loans and purchase participations in Letters of Credit and, in the case of Liquidity Lenders, to purchase participations in Swingline Loans, are several and not joint.  The failure of any applicable Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other applicable Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Whenever any payment received by the Facility Agent under this Agreement or any of the other Financing Documents is insufficient to pay in full all amounts due and payable to the Facility Agent and the Lenders under or in respect of this Agreement and the other Financing Documents on any date, such payment shall be distributed by the Facility Agent and applied by the Facility Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Facility Agent receives funds for application to the Obligations of the Borrower under or in respect of the Financing Documents under circumstances for which the Financing Documents do not specify the manner in which such funds are to be applied, the Facility Agent may, but at the direction of Majority Lenders shall, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of the Outstanding Amount of all Loans and other Obligations outstanding at such time in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(g) Except to the extent otherwise provided herein:  (i) each Borrowing of a particular Class shall be made from the relevant Lenders and each termination or reduction of the amount of the Commitments of a particular Class shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class, (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), (iii) each payment or prepayment of principal of Loans of any Class by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them, and (iv) each payment of interest on Loans or any Class by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          SECTION 2.10. Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Facility Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (x) the amount of such paying Lender’s required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Facility Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.10 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.10 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

          SECTION 2.11. Incremental Facility.

(a) From time to time upon at least 30 days’ prior written notice to the Facility Agent (which notice shall be promptly transmitted by the Facility Agent to each of the Lenders), the Borrower shall have the right, subject to the terms and conditions set forth below, to increase the aggregate amount of the Energy Hedging  Commitment (any such increase referred to herein, as an “Energy Hedging Incremental Loan”); provided that, (i) at the time of any such request and upon the effectiveness of any such Energy Hedging Incremental Loan, no Default or Event of Default shall exist or would exist after giving effect thereto, (ii) such increase must be in a minimum amount of $50,000,000 and in integral multiples of $5,000,000 above such amount, (iii) the aggregate Energy Hedging Commitment shall not be increased to an amount greater than the Maximum Energy Hedging Incremental Facility Amount without the prior written consent of the Majority Lenders, (iv) no individual Lender’s Commitment may be increased without such Lender’s written consent, (v) the Borrower shall execute and deliver a Note or Notes as are necessary and requested by the applicable Lenders to reflect the increase in the Energy Hedging Commitment, (vi) Schedule 2.01 shall be amended to reflect the revised Commitments of the Lenders and (vii) if any Loans are outstanding at the time of an increase in the Energy Hedging Commitment, the Borrower will prepay (provided that any such prepayment shall be subject to Section 2.03), one or more existing Energy Hedging Loans in an amount necessary such that after giving effect to the increase in the Energy Hedging Commitment, each Energy Hedging Lender will hold its pro rata share (based on its share of the revised Energy Hedging Commitment) of outstanding Energy Hedging Loans.

(b) Any such increase in the Energy Hedging Commitment shall apply, at the option of the Borrower, to (x) the Energy Hedging Commitment of one or more existing Lenders; provided that each Energy Hedging Issuing Bank and any Lender whose Energy Hedging Commitment is being increased must consent in writing thereto and/or (y) the creation of a new Energy Hedging Commitment to one or more bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that, any such Additional Lender (A) must be approved by the Borrower and the Facility Agent (such approval not to be unreasonably withheld) and each Energy Hedging Issuing Bank and (B) must become a Lender under this Agreement by execution and delivery of an Assignment and Assumption Agreement; provided further that, in no event or at any time shall any Borrower Affiliate or Macquarie Affiliate be a Lender for any Energy Hedging Incremental Loans (including by means of assignment or participation pursuant to Section 10.07).

(c) The Borrower shall use the proceeds of the Energy Hedging Incremental Loans solely for the purpose for which the proceeds of the Energy Hedging Loans may be used.

(d) Except as otherwise set forth in this Section 2.11, all Energy Hedging Incremental Loans shall be subject to the terms and conditions set forth herein including any Applicable Margin.

          SECTION 2.12. Liquidity Letters of Credit.

(a) General.  Subject to the terms and conditions set forth herein, the Borrower shall be entitled to request from any Liquidity Issuing Bank the issuance of Liquidity Letters of Credit in lieu of Borrowings from amounts available under the Liquidity Facility, at any time and from time to time until the date that is seven (7) Business Days prior to the Final Maturity Date; provided that the Borrower shall not be entitled to request Liquidity Letters of Credit from any Liquidity Issuing Bank that exceeds such Liquidity Issuing Bank’s Liquidity Issuing Bank Fronting Amount and no Liquidity Issuing Bank shall be required to issue Liquidity Letters of Credit in an aggregate amount in excess of its Liquidity Issuing Bank Fronting Amount.  The Borrower shall at all times be the account party under any Liquidity Letter of Credit and all Liquidity Letters of Credit shall be issued in a form reasonably acceptable to the Borrower, the Facility Agent and such Liquidity Issuing Bank.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Liquidity Issuing Bank relating to any Liquidity Letter of Credit, the terms and conditions of this Agreement shall control.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Liquidity Letter of Credit (or the amendment, renewal or extension of an outstanding Liquidity Letter of Credit), the Borrower shall hand deliver or telecopy (provided, however, (i) the Borrower may transmit by electronic communication, if arrangements for doing so have been approved by the relevant Liquidity Issuing Bank and (ii) any Letter of Credit Request delivered to Dresdner Bank AG New York Branch shall be confirmed by facsimile and e-mail to the persons referred to in Exhibit A-2) to such Liquidity Issuing Bank and the Facility Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request, substantially in the form of Exhibit A-2 hereto, requesting the issuance of a Liquidity Letter of Credit, or identifying the Liquidity Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Liquidity Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Liquidity Letter of Credit (which amount shall not be in excess of the applicable Liquidity Issuing Bank’s Liquidity Issuing Bank Fronting Amount), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Liquidity Letter of Credit. Such Letter of Credit Request shall be delivered no later than 1:00 p.m., New York City time, at least four (4) Business Days prior to the requested date of issuance, amendment, renewal or extension or such shorter period of time as shall be acceptable to the applicable Issuing Bank.  If requested by such Liquidity Issuing Bank, the Borrower also shall submit a letter of credit application on such Liquidity Issuing Bank’s standard form in connection with any request for a Liquidity Letter of Credit.  A Liquidity Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Liquidity Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the stated amount of the Liquidity Letter of Credit, together with the amount of the unused Liquidity Issuing Bank Fronting Amount, shall not exceed the Liquidity Issuing Bank’s Liquidity Issuing Bank Fronting Amount, (ii) the Liquidity LC Exposure of all Liquidity Lenders shall not exceed the Liquidity Letter of Credit Sublimit and (iii) the sum of the total Credit Exposure of all Liquidity Lenders shall not exceed the aggregate Liquidity Commitments.

(c)        Expiration Date.  Each Liquidity Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Liquidity Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension), and in such case may provide for automatic renewal or extension thereof if notice to the contrary is not delivered by the relevant Liquidity Issuing Bank and (ii) the date that is one (1) Business Day prior to the Final Maturity Date.

(d)        Participations.  By the issuance of a Liquidity Letter of Credit (or an amendment to a Liquidity Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Liquidity Issuing Bank or the Liquidity Lenders, the relevant Liquidity Issuing Bank hereby grants to each Liquidity Lender, and each Liquidity Lender hereby acquires from such Liquidity Issuing Bank, a participation in such Liquidity Letter of Credit equal to such Liquidity Lender’s pro rata share (based upon the respective Liquidity Commitments of the Liquidity Lenders) of the aggregate amount available to be drawn under such Liquidity Letter of Credit. In consideration and in furtherance of the foregoing, each Liquidity Lender hereby absolutely and unconditionally agrees to pay to the Facility Agent, for the account of such Liquidity Issuing Bank, such Liquidity Lender’s pro rata share of each Liquidity LC Disbursement made by such Liquidity Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Liquidity Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Liquidity Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Liquidity Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement.  If a Liquidity Issuing Bank shall make any Liquidity LC Disbursement in respect of a Liquidity Letter of Credit, the Borrower shall reimburse such Liquidity LC Disbursement by paying to the Facility Agent an amount equal to such Liquidity LC Disbursement not later than 12:00 p.m., New York City time, on the date that such Liquidity LC Disbursement is made, if the Borrower shall have received notice of such Liquidity LC Disbursement prior to 10:00 a.m., New York City time, on the Business Day immediately preceding such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such Liquidity LC Disbursement prior to 10:00 a.m. New York City time, provided that the Borrower shall be entitled, subject to the conditions to borrowing Loans set forth in this Agreement, to apply the proceeds of a Borrowing to the repayment of such Liquidity LC Disbursement.  Any Liquidity LC Disbursement not reimbursed by the Borrower on the date of such Liquidity LC Disbursement shall constitute a Liquidity Loan until paid in accordance with the preceding sentence, which Liquidity Loan shall accrue interest at an Interest Rate referred to in clause (h) below.  If the Borrower fails to make such payment when due, the Facility Agent shall notify each Liquidity Lender of the applicable Liquidity LC Disbursement, the payment then due from the Borrower in respect thereof and such Liquidity Lender’s pro rata share thereof.  Promptly following receipt of such notice, each Liquidity Lender shall pay to the Facility Agent its pro rata share of the payment then due from the Borrower, in the same manner as provided in Section 2.02(c) with respect to Liquidity Loans made by such Liquidity Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Liquidity Lenders), and the Facility Agent shall promptly pay to such Liquidity Issuing Bank the amounts so received by it from the Liquidity Lenders.  Promptly following receipt by the Facility Agent of any payment from the Borrower pursuant to this paragraph, the Facility Agent shall distribute such payment to such Liquidity Issuing Bank or, to the extent that Liquidity Lenders have made payments pursuant to this paragraph to reimburse such Liquidity Issuing Bank, then to such Liquidity Lenders and such Liquidity Issuing Bank as their interests may appear.  Any payment made by a Liquidity Lender pursuant to this paragraph to reimburse a Liquidity Issuing Bank for any Liquidity LC Disbursement shall not relieve the Borrower of its obligation to reimburse such Liquidity LC Disbursement.

           (f)           Obligations Absolute.  The Borrower’s obligation to reimburse Liquidity LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Liquidity Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Liquidity Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Liquidity Issuing Bank under a Liquidity Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Liquidity Letter of Credit, (iv) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Liquidity Letter of Credit related document or any other amendment or waiver of or any consent to departure from all or any of the Liquidity Letter of Credit related documents; (v) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Liquidity Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Liquidity Issuing Bank or any other Person, whether in connection with the transactions contemplated by the Liquidity Letter of Credit related documents or any unrelated transaction; (vi) any exchange, release or non perfection of any collateral or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Liquidity Letter of Credit related documents or (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.12 constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Facility Agent, the Liquidity Lenders nor any Liquidity Issuing Bank, nor any of their related parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Liquidity Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Liquidity Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Liquidity Issuing Bank; provided that the foregoing shall not be construed to excuse such Liquidity Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Liquidity Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Liquidity Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of a Liquidity Issuing Bank (as finally determined by a court of competent jurisdiction), such Liquidity Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Liquidity Letter of Credit, the relevant Liquidity Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Liquidity Letter of Credit.

(g)        Disbursement Procedures.  Each Liquidity Issuing Bank in respect of a Liquidity Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Liquidity Letter of Credit.  The relevant Liquidity Issuing Bank shall promptly notify the Facility Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether any Liquidity Issuing Bank has made or will make a Liquidity LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Liquidity Issuing Bank and the Liquidity Lenders with respect to any such Liquidity LC Disbursement.

(h)        Interim Interest.  If any Liquidity Issuing Bank shall make any Liquidity LC Disbursement, then, unless the Borrower shall reimburse such Liquidity LC Disbursement in full on the date such Liquidity LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Liquidity LC Disbursement is made to but excluding the date that the Borrower reimburses such Liquidity LC Disbursement, at the Alternate Base Rate plus the Applicable Margin; provided that, if the Borrower fails to reimburse or finance such Liquidity LC Disbursement when due pursuant to clause (e) of this Section, then interest shall be paid on such past due amounts at the Default Rate.  Interest accrued pursuant to this paragraph shall be for the account of such Liquidity Issuing Bank, except that interest accrued on and after the date of payment by any Liquidity Lender pursuant to clause (e) of this Section to reimburse such Liquidity Issuing Bank shall be for the account of such Liquidity Lender to the extent of such payment.

(i)        Replacement of, and Assignments by, Liquidity Issuing Banks.  A Liquidity Issuing Bank may be replaced by, or assign all or a portion of its Liquidity Issuing Bank Fronting Amount pursuant to, written agreement among the Borrower, the Facility Agent, the replaced Liquidity Issuing Bank and the successor Liquidity Issuing Bank.  The Facility Agent shall notify the Liquidity Lenders of any such replacement of, or assignment by, such Liquidity Issuing Bank.  At the time any such replacement or assignment shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Liquidity Issuing Bank pursuant to Section 2.06(b), and in the case of an assignment, the Liquidity Issuing Banks party to such assignment shall pay a processing and recordation fee of $3,500 to the Facility Agent.  From and after the effective date of any such replacement or assignment, (i) the successor Liquidity Issuing Bank shall have all the rights and obligations of a Liquidity Issuing Bank under this Agreement with respect to Liquidity Letters of Credit to be issued thereafter and (ii) references herein to the term “Liquidity Issuing Bank” shall be deemed to refer to such successor, assignor, assignee or to any previous Liquidity Issuing Bank, or to such successor, assignor, assignee and all previous Liquidity Issuing Banks, as the context shall require. After the replacement of a Liquidity Issuing Bank hereunder, the replaced Liquidity Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Liquidity Issuing Bank under this Agreement with respect to Liquidity Letters of Credit issued by it prior to such replacement or assignment, but shall not be required to issue additional Liquidity Letters of Credit (unless it shall have assigned only a portion of its Liquidity Issuing Bank Fronting Amount hereunder).  Each replacement or assignment pursuant to this Section 2.12(i) shall be recorded by the Facility Agent in the Register.

(j)        Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Facility Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Liquidity Lenders with Liquidity LC Exposure representing greater than 50% of the total Liquidity LC Exposure) demanding the deposit of cash collateral pursuant to this clause (j), the Borrower shall immediately deposit in an account with the Facility Agent, in the name of the Facility Agent and for the benefit of the Liquidity Issuing Banks and the Liquidity Lenders, an amount in cash equal to 103% of the Liquidity LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower pursuant to Section 8.01(f).  Such deposit shall be held by the Facility Agent as collateral for the payment and performance of the reimbursement obligations of the Borrower under this Agreement for the Liquidity LC Exposure. The Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Facility Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Facility Agent to reimburse any Liquidity Issuing Bank for Liquidity LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Liquidity LC Exposure at such time, but shall not be applied for any other purpose.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days following the earlier of (i) the cure or waiver of all Events of Default or (ii) the date there is no longer any outstanding Liquidity LC Exposure.

          SECTION 2.13. Energy Hedging Letters of Credit.

(a) General.  Subject to the terms and conditions set forth herein, the Borrower shall be entitled to request from any Energy Hedging Issuing Bank the issuance of Energy Hedging Letters of Credit in lieu of Borrowings from amounts available under the Energy Hedging Facility, at any time and from time to time until the date that is seven (7) Business Days prior to the Final Maturity Date; provided that the Borrower shall not be entitled to request Energy Hedging Letters of Credit from any Energy Hedging Issuing Bank that exceeds such Energy Hedging Issuing Bank’s Energy Hedging Issuing Bank Fronting Amount and no Energy Hedging Issuing Bank shall be required to issue Energy Hedging Letters of Credit in an aggregate amount in excess of its Energy Hedging Issuing Bank Fronting Amount.  The Borrower shall at all times be the account party under any Energy Hedging Letter of Credit and all Energy Hedging Letters of Credit shall be issued in a form reasonably acceptable to the Borrower, the Facility Agent and such Energy Hedging Issuing Bank.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Energy Hedging Issuing Bank relating to any Energy Hedging Letter of Credit, the terms and conditions of this Agreement shall control.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of an Energy Hedging Letter of Credit (or the amendment, renewal or extension of an outstanding Energy Hedging Letter of Credit), the Borrower shall hand deliver or telecopy (provided, however, (i) the Borrower may transmit by electronic communication, if arrangements for doing so have been approved by the relevant Energy Hedging Issuing Bank and (ii) any Letter of Credit Request delivered to Dresdner Bank AG New York Branch shall be confirmed by facsimile and e-mail to the persons referred to in Exhibit A-2) to such Energy Hedging Issuing Bank and the Facility Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request, substantially in the form of Exhibit A-2 hereto, requesting the issuance of an Energy Hedging Letter of Credit, or identifying the Energy Hedging Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Energy Hedging Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Energy Hedging Letter of Credit (which amount shall not exceed the Energy Hedging Issuing Bank’s Energy Hedging Issuing Bank Fronting Amount), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Energy Hedging Letter of Credit. Such Letter of Credit Request shall be delivered no later than 12:00 Noon, New York City time, at least four (4) Business Days prior to the requested date of issuance, amendment, renewal or extension or such shorter period of time as shall be acceptable to the applicable Issuing Bank.  If requested by such Energy Hedging Issuing Bank, the Borrower also shall submit a letter of credit application on such Energy Hedging Issuing Bank’s standard form in connection with any request for an Energy Hedging Letter of Credit.  An Energy Hedging Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Energy Hedging Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the stated amount of the Energy Hedging Letter of Credit, together with the amount of the unused Energy Hedging Issuing Bank Fronting Amount, shall not exceed the Energy Hedging Issuing Bank’s Energy Hedging Issuing Bank Fronting Amount, (ii) the Energy Hedging LC Exposure of all Energy Hedging Lenders shall not exceed the Energy Hedging Letter of Credit Sublimit and (iii) the sum of the total Credit Exposure of all Energy Hedging Lenders shall not exceed the aggregate Energy Hedging Commitments.

(c)        Expiration Date.  Each Energy Hedging Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Energy Hedging Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension), and in such case may provide for automatic renewal or extension thereof if notice to the contrary is not delivered by the relevant Energy Hedging Issuing Bank and (ii) the date that is one (1) Business Day prior to the Final Maturity Date.

(d)        Participations.  By the issuance of an Energy Hedging Letter of Credit (or an amendment to an Energy Hedging Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Energy Hedging Issuing Bank or the Energy Hedging Lenders, the relevant Energy Hedging Issuing Bank hereby grants to each Energy Hedging Lender, and each Energy Hedging Lender hereby acquires from such Energy Hedging Issuing Bank, a participation in such Energy Hedging Letter of Credit equal to such Energy Hedging Lender’s pro rata share (based upon the respective Energy Hedging Commitments of the Energy Hedging Lenders) of the aggregate amount available to be drawn under such Energy Hedging Letter of Credit. In consideration and in furtherance of the foregoing, each Energy Hedging Lender hereby absolutely and unconditionally agrees to pay to the Facility Agent, for the account of such Energy Hedging Issuing Bank, such Energy Hedging Lender’s pro rata share of each Energy Hedging LC Disbursement made by such Energy Hedging Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Energy Hedging Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Energy Hedging Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Energy Hedging Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement.  If an Energy Hedging Issuing Bank shall make any Energy Hedging LC Disbursement in respect of an Energy Hedging Letter of Credit, the Borrower shall reimburse such Energy Hedging LC Disbursement by paying to the Facility Agent an amount equal to such Energy Hedging LC Disbursement not later than 12:00 p.m., New York City time, on the date that such Energy Hedging LC Disbursement is made, if the Borrower shall have received notice of such Energy Hedging LC Disbursement prior to 10:00 a.m., New York City time, on the Business Day immediately preceding such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such Energy Hedging LC Disbursement prior to 10:00 a.m. New York City time; provided that the Borrower shall be entitled, subject to the conditions to borrowing Loans set forth in this Agreement, to apply the proceeds of a Borrowing to the repayment of such Energy Hedging LC Disbursement.  Any Energy Hedging LC Disbursement not reimbursed by the Borrower on the date of such Energy Hedging LC Disbursement shall constitute an Energy Hedging Loan until paid in accordance with the preceding sentence, which Energy Hedging Loan shall accrue interest at an Interest Rate referred to in clause (h) below. If the Borrower fails to make such payment when due, the Facility Agent shall notify each Energy Hedging Lender of the applicable Energy Hedging LC Disbursement, the payment then due from the Borrower in respect thereof and such Energy Hedging Lender’s pro rata share thereof.  Promptly following receipt of such notice, each Energy Hedging Lender shall pay to the Facility Agent its pro rata share of the payment then due from the Borrower, in the same manner as provided in Section 2.02(c) with respect to Energy Hedging Loans made by such Energy Hedging Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Energy Hedging Lenders), and the Facility Agent shall promptly pay to such Energy Hedging Issuing Bank the amounts so received by it from the Energy Hedging Lenders.  Promptly following receipt by the Facility Agent of any payment from the Borrower pursuant to this paragraph, the Facility Agent shall distribute such payment to such Liquidity Issuing Bank or, to the extent that Energy Hedging Lenders have made payments pursuant to this paragraph to reimburse such Energy Hedging Issuing Bank, then to such Energy Hedging Lenders and such Energy Hedging Issuing Bank as their interests may appear.  Any payment made by an Energy Hedging Lender pursuant to this paragraph to reimburse an Energy Hedging Issuing Bank for any Energy Hedging LC Disbursement shall not relieve the Borrower of its obligation to reimburse such Energy Hedging LC Disbursement.

(f)           Obligations Absolute.  The Borrower’s obligation to reimburse Energy Hedging LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Energy Hedging Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under an Energy Hedging Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Energy Hedging Issuing Bank under an Energy Hedging Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Energy Hedging Letter of Credit, (iv) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Energy Hedging Letter of Credit related document or any other amendment or waiver of or any consent to departure from all or any of the Energy Hedging Letter of Credit related documents; (v) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of an Energy Hedging Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Energy Hedging Issuing Bank or any other Person, whether in connection with the transactions contemplated by the Energy Hedging Letter of Credit related documents or any unrelated transaction; (vi) any exchange, release or non perfection of any collateral or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Energy Hedging Letter of Credit related documents or (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13 constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Facility Agent, the Energy Hedging Lenders nor any Energy Hedging Issuing Bank, nor any of their related parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Energy Hedging Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Energy Hedging Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Energy Hedging Issuing Bank; provided that the foregoing shall not be construed to excuse such Energy Hedging Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Energy Hedging Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under an Energy Hedging Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Energy Hedging Issuing Bank (as finally determined by a court of competent jurisdiction), such Energy Hedging Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of an Energy Hedging Letter of Credit, the relevant Energy Hedging Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Energy Hedging Letter of Credit.

(g)        Disbursement Procedures.  Each Energy Hedging Issuing Bank in respect of an Energy Hedging Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Energy Hedging Letter of Credit.  The relevant Energy Hedging Issuing Bank shall promptly notify the Facility Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether any Energy Hedging Issuing Bank has made or will make an Energy Hedging LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Energy Hedging Issuing Bank and the Energy Hedging Lenders with respect to any such Energy Hedging LC Disbursement.

(h)        Interim Interest.  If any Energy Hedging Issuing Bank shall make any Energy Hedging LC Disbursement, then, unless the Borrower shall reimburse such Energy Hedging LC Disbursement in full on the date such Energy Hedging LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Energy Hedging LC Disbursement is made to but excluding the date that the Borrower reimburses such Energy Hedging LC Disbursement, at the Alternate Base Rate plus the Applicable Margin; provided that, if the Borrower fails to reimburse or finance such Energy Hedging LC Disbursement when due pursuant to clause (e) of this Section, then interest shall be paid on such past due amounts at the Default Rate.  Interest accrued pursuant to this paragraph shall be for the account of such Energy Hedging Issuing Bank, except that interest accrued on and after the date of payment by any Energy Hedging Lender pursuant to clause (e) of this Section to reimburse such Energy Hedging Issuing Bank shall be for the account of such Energy Hedging Lender to the extent of such payment.

(i)        Replacement of, and Assignments by, Energy Hedging Issuing Banks.  An Energy Hedging Issuing Bank may be replaced by, or assign all or a portion of its Energy Hedging Issuing Bank Fronting Amount pursuant to, written agreement among the Borrower, the Facility Agent, the replaced or assigning Energy Hedging Issuing Bank and the successor Energy Hedging Issuing Bank.  The Facility Agent shall notify the Energy Hedging Lenders of any such replacement of, or assignment by, such Energy Hedging Issuing Bank.  At the time any such replacement or assignment shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Energy Hedging Issuing Bank pursuant to Section 2.06(b), and in the case of an assignment, the Energy Hedging Issuing Banks party to such assignment shall pay a processing and recordation fee of $3,500 to the Facility Agent.  From and after the effective date of any such replacement or assignment, (i) the successor Energy Hedging Issuing Bank shall have all the rights and obligations of an Energy Hedging Issuing Bank under this Agreement with respect to Energy Hedging Letters of Credit to be issued thereafter and (ii) references herein to the term “Energy Hedging Issuing Bank” shall be deemed to refer to such successor, assignor, assignee or to any previous Energy Hedging Issuing Bank, or to such successor, assignor, assignee and all previous Energy Hedging Issuing Banks, as the context shall require. After the replacement of an Energy Hedging Issuing Bank hereunder, the replaced Energy Hedging Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Energy Hedging Issuing Bank under this Agreement with respect to Energy Hedging Letters of Credit issued by it prior to such replacement or assignment, but shall not be required to issue additional Energy Hedging Letters of Credit (unless it shall have assigned only a portion of its Energy Hedging Issuing Bank Fronting Amount hereunder).  Each replacement or assignment pursuant to this Section 2.13(i) shall be recorded by the Facility Agent in the Register.

(j)        Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Facility Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Energy Hedging Lenders with Energy Hedging LC Exposure representing greater than 50% of the total Energy Hedging LC Exposure) demanding the deposit of cash collateral pursuant to this clause (j), the Borrower shall immediately deposit in an account with the Facility Agent, in the name of the Facility Agent and for the benefit of the Energy Hedging Issuing Banks and the Energy Hedging Lenders, an amount in cash equal to 103% of the Energy Hedging LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower pursuant to Section 8.01(f).  Such deposit shall be held by the Facility Agent as collateral for the payment and performance of the reimbursement obligations of the Borrower under this Agreement for the Energy Hedging LC Exposure. The Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Facility Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Facility Agent to reimburse any Energy Hedging Issuing Bank for Energy Hedging LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Energy Hedging LC Exposure at such time, but shall not be applied for any other purpose.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days following the earlier of (i) the cure or waiver of all Events of Default or (ii) the date there is no longer any outstanding Energy Hedging LC Exposure.

          SECTION 2.14. Existing Letters of Credit.

Existing Letters of Credit.  Pursuant to terms and conditions reasonably satisfactory to each applicable Issuing Bank, the Borrower and the Facility Agent, each Existing Letter of Credit that is outstanding on the Financial Closing Date shall (a) be continued hereunder on the Financial Closing Date, and as of the Financial Closing Date the applicable Liquidity Lenders and Energy Hedging Lenders shall acquire a participation therein as if such Existing Letter of Credit were issued hereunder pursuant to the applicable Facility, (b) be replaced with Letters of Credit issued hereunder under the applicable Facility or (c) be permitted pursuant to Section 7.03(b).

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

          SECTION 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments by or on behalf of the Borrower to or for the account of any Agent, any Issuing Bank or any Lender under any Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest with respect thereto), imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Agent, each Issuing Bank and each Lender, Excluded Taxes.  All taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities described in the immediately preceding sentence other than Excluded Taxes are hereinafter referred to as “Taxes”.  If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Financing Document to any Agent, any Issuing Bank or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent, such Issuing Bank and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within sixty (60) days after the date of such payment (or, if receipts or evidence are not available within sixty (60) days, as soon as possible thereafter), the Borrower shall furnish to such Agent, such Issuing Bank or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Facility Agent.  If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent, any Issuing Bank or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent, such Issuing Bank and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent, such Issuing Bank or such Lender arising out of such failure.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or similar charges or levies which arise from any payment made under any Financing Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Financing Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Agent, each Issuing Bank and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent, such Issuing Bank and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto (other than those resulting from such Person’s gross negligence or willful misconduct), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Agent, Issuing Bank or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.  Payment under this Section 3.01(c) shall be made within sixty (60) days after the date such Lender, such Issuing Bank or such Agent provides such written statement.

(d) Each Lender and each Issuing Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a), (b) or (c) with respect to such Lender or such Issuing Bank, it will use its commercially reasonable efforts to minimize any increased cost or other compensation payable by the Borrower including, if requested by the Borrower, designating (subject to such Lender’s or such Issuing Bank’s overall internal policies of general application and legal and regulatory restrictions) another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender or such Issuing Bank exercised in good faith, cause such Lender or such Issuing Bank and its Lending Office(s) to suffer no material economic, tax, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender or such Issuing Bank pursuant to Section 3.01(a), (b) or (c).  Nothing herein contained shall interfere with the right of a Lender, Issuing Bank or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender, Issuing Bank or Agent to make available its tax returns or disclose any information relating to its tax affairs (other than providing IRS forms, to the extent required by Sections 3.01(e) and (f)) or any computations in respect thereof or require any Lender, Issuing Bank or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e) Each Foreign Lender, if it is legally able to do so, shall deliver to the Borrower (with a copy to the Facility Agent), prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein or upon designation of a new Lending Office), two (2) duly signed and properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to the Financing Documents) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to the Financing Documents) or such other evidence satisfactory to the Borrower and the Facility Agent that such Foreign Lender is entitled to an exemption from, or reduction of, Taxes, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, each such Foreign Lender shall, (i) if it is legally able to do so, promptly submit to the Borrower (with a copy to the Facility Agent) such additional properly completed and duly signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be required under then current laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Facility Agent of any available exemption from or reduction of, Taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to the Financing Documents, and (ii) promptly notify the Borrower and the Facility Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f) If a Lender, an Issuing Bank or successor Facility Agent is a United States person under Section 7701(a)(30) of the Code, such person shall, at the request of the Borrower or the Facility Agent, provide two duly signed and properly completed copies of IRS Form W-9 (or any successor form thereto) to the Borrower (with a copy to the Facility Agent), certifying that such person is entitled to a complete exemption from United States backup withholding tax on payments pursuant to the Financing Documents.  Any person supplying forms pursuant to this Section 3.01(f) shall deliver to the Borrower and the Facility Agent additional copies of the relevant forms on or before the date that such form expires, and shall promptly notify the Borrower and Facility Agent of any change in circumstances that would modify or render invalid any forms previously provided.

(g) If any Agent, Issuing Bank or Lender determines, in good faith and in its sole discretion, that it has received a refund of Taxes or Other Taxes as to which it has received additional amounts pursuant to this Section 3.01, it shall pay over such refund to the Borrower (but only to the extent of additional amounts paid by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent, Issuing Bank or Lender (including any Taxes imposed with respect to such refund) as is determined by such Agent, Issuing Bank or Lender in good faith and in its sole discretion, and as will leave such Agent, Issuing Bank or Lender in no worse position than it would be in if no such Taxes or Other Taxes had been imposed and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of such Agent, Issuing Bank or Lender, agrees to promptly repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, Issuing Bank or Lender in the event such Agent, Issuing Bank or Lender is required to repay such refund to such Governmental Authority.

          SECTION 3.02. Illegality.  If any Lender shall reasonably determine in good faith (which determination shall, upon notice thereof to the Borrower and the Facility Agent, be conclusive and binding on the Borrower absent manifest error) that any Law makes it unlawful, or any central bank or other Governmental Authority or comparable agency asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as a LIBO Rate Loan, the obligations of such Lender to make, continue or maintain any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Facility Agent that the circumstances causing such suspension no longer exist (and the Facility Agent will promptly so notify the Borrower).  Upon receipt of notice of such determination, the Borrower shall upon demand from such Lender (with a copy to the Facility Agent), prepay or convert such LIBO Rate Loans of such Lender to Alternate Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such LIBO Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 2.07(b).  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          SECTION 3.03. Inability to Determine Rates.  If prior to the commencement of any Interest Period the Facility Agent shall have determined that by reason of circumstances affecting the Facility Agent’s relevant market, adequate means do not exist for ascertaining the LIBO Rate, or if the Majority Lenders determine that the LIBO Rate for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Loan, the Facility Agent will promptly so notify the Borrower.  Thereafter, the obligation of the Lenders under this Agreement to make or continue any Loans as LIBO Rate Loans shall forthwith be suspended until the Facility Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.  Upon receipt of notice of such determination, (a) the Borrower shall upon demand by the Facility Agent (with a copy to the Lenders), prepay or convert such LIBO Rate Loans to Alternate Base Rate Loans on the last day of the Interest Period therefor and (b) the Borrower may revoke any pending request for a Borrowing hereunder or, failing that, will be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Loans in the amount specified therein.

          SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBO Rate Loans.

(a) If any Lender or Issuing Bank reasonably determines in good faith that as a result of any Change in Law, or such Lender’s or Issuing Bank’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining the Loans or any Issuing Bank or any Lender participating in, issuing or maintaining any Letter of Credit, or a reduction in the amount received or receivable by such Lender or Issuing Bank in connection with the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes, Excluded Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender or Issuing Bank is organized or maintains a Lending Office) and (iii) reserve requirements contemplated by Section 3.04(c) then from time to time within sixty (60) days after demand by such Lender or Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Facility Agent given in accordance with Section 2.07(b)), the Borrower shall pay to such Lender or Issuing Bank such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender or Issuing Bank reasonably determines in good faith that a Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender or Issuing Bank (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank as a consequence of such Lender’s or Issuing Bank’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s or Issuing Bank’s desired return on capital), then from time to time upon demand of such Lender or Issuing Bank setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Facility Agent given in accordance with Section 2.07(b)), the Borrower shall pay to such Lender or Issuing Bank such additional amounts as will compensate such Lender or Issuing Bank for such reduction within sixty (60) days after receipt of such demand.

(c) The Borrower shall pay to each Lender or Issuing Bank, as long as such Lender or Issuing Bank shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments, the Loans or the Letters of Credit, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment, Loan or Letter of Credit by such Lender or Issuing Bank (as reasonably determined by such Lender or Issuing Bank in good faith) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least sixty (60) days’ prior notice (with a copy to the Facility Agent) of such additional interest or cost from such Lender or Issuing Bank.  If a Lender or Issuing Bank fails to give notice sixty (60) days prior to the relevant payment date, such additional interest or cost shall be due and payable sixty (60) days from receipt of such notice.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred eighty (180) days prior to the date that such Lender or Issuing Bank demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender or Issuing Bank requests compensation under this Section 3.04, then such Lender or Issuing Bank will use its commercially reasonable efforts to minimize any increased cost or other compensation payable by the Borrower including, if requested by the Borrower, designating another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender or Issuing Bank, cause such Lender or Issuing Bank and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and; provided, further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to Section 3.04(a), (b) or (d).

          SECTION 3.05. Matters Applicable to All Requests for Compensation.  Any Agent, Issuing Bank or Lender claiming compensation under this Article III shall deliver a certificate, prepared by the such Agent or Lender (as applicable) in good faith, to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, such Agent, Issuing Bank or Lender may use any reasonable averaging and attribution methods.

          SECTION 3.06. Replacement of Lenders Under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make LIBO Rate Loans as a result of any condition described in Section 3.02 or Section 3.03, or (ii) any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Facility Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Permitted Replacement Lenders; provided that neither the Facility Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person and; provided, further that in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments.

(b) Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letters of Credit and (ii) deliver any Notes evidencing such Loans to the Borrower or Facility Agent.  Pursuant to such Assignment and Assumption, (A) the Assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in Letters of Credit, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations in Letters of Credit so assigned shall be paid in full by the Assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the Assignee Lender, delivery to the Assignee Lender of the appropriate Note or Notes executed by the Borrower, the Assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans and participations in Letters of Credit and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

          SECTION 3.07. Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

          SECTION 4.01. Effective Date.  The occurrence of the Effective Date and the effectiveness of this Agreement are subject to the receipt by the Facility Agent of each of the agreements and other documents, and the conditions precedent set forth below, each of which shall be (x) in form and substance reasonably satisfactory to the Facility Agent and (y) if applicable, in full force and effect (unless, in each case, waived by each Lender):

(a) this Agreement duly executed and delivered by the parties hereto, with all Exhibits attached hereto;

(b) the following documents, each certified as indicated below:

(i) a copy of a certificate as to the existence/authorization of the Borrower from the Secretary of State of the Borrower’s state of organization dated as of a recent date;

(ii) a copy of the articles of incorporation or certificate of formation (or such other constitutive documents as the case may be) of the Borrower, together with any amendments thereto, certified by the Secretary of State of the Borrower’s state of organization dated as of a recent date; and

(iii) a certificate of the Borrower, executed by an Authorized Officer of the Borrower certifying:

(A) that attached to such certificate is a true and complete copy of the Organizational Documents of the Borrower, as amended and in effect on the date of such certificate;

(B) that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Borrower as well as copies of all shareholder resolutions authorizing the execution, delivery and performance of the Financing Documents to which it is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(C) as to the incumbency and specimen signature of each officer, member or partner (as applicable) of the Borrower executing the Financing Documents to which the Borrower is a party and each other document to be delivered by the Borrower from time to time pursuant to the terms thereof (and the Facility Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from the Borrower).

(c) receipt of the ratings evaluation service letter from S&P dated as of October 22, 2007 and the ratings assessment service letter from Moody’s dated as of October 19, 2007, each of which the Facility Agent acknowledges has been received prior to the Effective Date; and

(d) payment of all fees and expenses due as of the Effective Date as the Borrower shall have agreed to pay to any Lender or the Facility Agent in connection herewith, including the fees and expenses of special New York and local counsel to the Facility Agent and the Joint Mandated Lead Arrangers, in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Financing Documents and the transactions contemplated hereby and thereby.

          SECTION 4.02. Financial Closing Date.  The obligation of each Lender to make its Commitments available to the Borrower and make Loans on the Financial Closing Date hereunder is subject to the receipt by the Facility Agent of each of the agreements and other documents, and the satisfaction of the conditions precedent set forth below, each of which shall be (x) in form and substance reasonably satisfactory to the Facility Agent, (y) if applicable, in full force and effect and (z) in the case of any certification, true and correct (unless, in each case, waived by each Lender):

(a) (i) the Effective Date shall have occurred (or shall occur on the Financial Closing Date) and (ii) delivery of each of the Financing Documents duly executed and delivered by the parties thereto;

(b) the following documents, each certified as indicated below:

(i) a copy of a certificate as to the existence/authorization of the Borrower from the Secretary of State of the Borrower’s state of organization, dated as of a recent date; and

(ii) a certificate from the Borrower executed by an Authorized Officer certifying:

(A) that attached to such certificate is a true and complete copy of the Organizational Documents of the Borrower, as amended and in effect on the date of such certificate; and

(B) that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Borrower, as well as copies of all shareholder resolutions of the Borrower authorizing the execution, delivery and performance of the Transaction Documents and all other documents, instruments and certificates delivered in connection with the Merger Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(c) a certificate of an Authorized Officer of the Borrower attaching: (i) copies of all material shareholder approvals and Regulatory Approvals required in respect of (x) the Merger (to the extent required under the Merger Agreement) and (y) the borrowing of the Facilities and (ii) to the extent required to be delivered under the Merger Agreement, certifying that the Borrower has all requisite shareholder approvals and Regulatory Approvals to continue to carry on its business operations, but with respect to this clause (ii), only to the extent that the lack of any such shareholder or Regulatory Approval, individually or in the aggregate, may reasonably be expected to result in an Initial Material Adverse Effect;

(d) delivery of executed opinions from (x) Latham & Watkins LLP, New York counsel to the Borrower, substantially in the form of Exhibit D-1 and (y) Perkins Coie LLP, Washington State corporate counsel to the Borrower, substantially in the form of Exhibit D-2, with such amendments reasonably satisfactory to the Facility Agent;

(e) payment of, or a written instruction executed by an Authorized Officer of the Borrower directing the Facility Agent to pay from the first utilization of the Facilities all fees, costs and expenses due and payable by the Borrower under the Financing Documents, the Fee Letters and any other fees and expenses as the Borrower shall have agreed or shall otherwise be required to pay to any Lender, Joint Mandated Lead Arranger, Agent or Issuing Bank in connection herewith on or prior to the first utilization of the Facilities, including, without limitation, Attorney Costs of the Agents and the Joint Mandated Lead Arrangers, in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Financing Documents and the transactions contemplated hereby and thereby;

(f) an updated Business Plan and a budget (which shall include updated projections and a projected Capital Expenditure schedule) for the period from the Effective Date through the end of the current fiscal year and certified as provided in Section 6.01(c) and (d);

(g) evidence that the Borrower has received ratings on the Facilities from S&P and Moody’s;

(h) evidence that the Shareholder Funding has been funded in full in cash;

(i) certificates of insurance evidencing that all insurance set forth in Schedule 6.09 hereto has been obtained and is in effect together with a report of Marsh Private Equity and M&A Services Group, dated as of a recent date, in form and substance reasonably satisfactory to the Facility Agent;

(j) certification from an Authorized Officer of the Borrower that the Merger has been or will be simultaneously completed in accordance with the Merger Agreement without amendment, modification or waiver of any material provision thereof in a manner materially adverse to the Lenders in any material respect without the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders) (which consent shall not be unreasonably withheld or delayed);

(k) documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, shall have been received by the Facility Agent and the Lenders and shall include, without limitation, evidence consisting of the following information: (i) the Borrower’s full legal name, (ii) the Borrower’s address and mailing address, (iii) the Borrower’s W-9 forms including its tax identification number, (iv) the Borrower’s articles of incorporation, (v) a list of directors of the Borrower or list of such persons controlling the Borrower and (vi) an executed resolution or other such documentation stating who is authorized to open an account for the Borrower, in form and substance reasonably satisfactory to the Facility Agent, and such other similar information relating to the Borrower or the Operating Company Group as may reasonably be requested by the Facility Agent;

(l) delivery of (i) the consolidated audited statements of income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries for the most recent fiscal year of the Borrower ending at least ninety (90) days prior to the Financial Closing Date; and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for each fiscal quarter and portion of the fiscal year ended after the delivery of the financial statements delivered pursuant to the foregoing subclause (i) and at least forty-five (45) days prior to the Financial Closing Date, which financial statements shall be prepared in accordance with GAAP;

(m) a certificate from the CFO substantially in the form of Exhibit E, attesting to (i) the Solvency (as evidenced by the updated Financial Model referred to in Section 4.02(o)) of the Borrower after giving effect to the transactions contemplated by the Transaction Documents, (ii) the Operating Company FFO Coverage Ratio being at least 1.80 to 1.00, calculated on the basis of the financial projections delivered pursuant to Section 4.02(o) and after giving effect to the transactions contemplated by the Transaction Documents, for the period of twelve (12) months after the Financial Closing Date, (iii) the Operating Company FFO Leverage Ratio is at least 13.0%, for the period of 12 months occurring after the Financial Closing Date, calculated on the basis of the financial projections delivered pursuant to Section 4.02(o) after giving effect to the transactions contemplated by the Financing Documents, (iv) no payment default by the Borrower in respect of principal, interest or other amounts owing in respect of Indebtedness other than (x) Indebtedness being repaid with the proceeds of Loans made on the Financial Closing Date and (y) if such payment default is in respect of any Indebtedness having an aggregate principal amount of less than $50,000,000 (1) such failure to pay is caused by an error or omission of an administrative or operational nature; (2) funds were available to such party to enable it to make the relevant payment when due and there were no restrictions or prohibitions on the use of such funds to make such payments at such time; and (3) such party confirms in writing to the Facility Agent that such payment will be made within one (1) Business Day;

(n) evidence that the Borrower shall have taken all necessary actions such that, after giving effect to the transactions contemplated hereby, all existing Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted by Section 7.03) shall have been repaid and any Liens associated therewith shall have been released (other than Liens permitted by Section 7.01) and the Borrower and its Subsidiaries shall have outstanding no Indebtedness other than Indebtedness permitted by Section 7.03; and

(o) (i) a certified copy of the updated audited Financial Model showing financial projections up to the Final Maturity Date, reflecting the Borrower’s ability to pay debt service up to the Final Maturity Date, accompanied by a certificate of the CFO certifying that such financial projections were prepared in good faith based upon reasonable assumptions, together with a reasonably detailed summary of the material assumptions with respect thereto (but no representation shall be made as to the actual attainability of such projections) and (ii) a certified copy of a sources and uses of funds statement relating to the Merger, which shall be reasonably consistent with the expected sources and uses as of the Signing Date (subject to adjustment for Transaction Costs).

          SECTION 4.03. Conditions to All Borrowings.  The obligation of each Lender to honor any Borrowing Request (including any Borrowing Request provided by a Swingline Lender pursuant to Section 2.01(f)(iii)), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the following additional conditions precedent:

(a) on the Financial Closing Date, no Default under Section 8.01(a), Section 8.01(b) (with respect to compliance with Section 7.13), Section 8.01(f), Section 8.01(g) or Section 8.01(k) has occurred and is continuing, or would result from the proposed Borrowings or the proposed issuance, amendment, renewal or extension of such Letter of Credit or from the application of the proceeds therefrom;

(b) after the Financial Closing Date, no Default or Event of Default has occurred and is then continuing or would result from the proposed Borrowings or the proposed issuance, amendment, renewal or extension of such Letter of Credit or from the application of the proceeds therefrom;

(c) (i) in the case of the Borrowing Request or request for a Letter of Credit to be made on the Financial Closing Date, (A) the representations and warranties of the Holding Company and the Borrower contained in the Merger Agreement that are material to the interests of the Lenders, but only to the extent that Puget Holdings has the right to terminate its obligations under the Merger Agreement as a result of a breach of any such Company Representations (determined without regard to whether any notice is required to be delivered by Puget Holdings) (the “Company Representations”) and (B) the representations and warranties of the Borrower in Sections 5.01, 5.02, 5.03, 5.04, 5.07(c)(i) and 5.17 (the “Specified Representations”) shall be true and correct on and as of the date of such Borrowing or, with respect to a Letter of Credit, the date of the applicable issuance, amendment, extension or renewal, as the case may be (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date); or (ii) in the case of each other Borrowing Request or request for a Letter of Credit, the representations and warranties of the Borrower contained in Article V and each other Financing Document shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) on and as of the date of such Borrowing or, with respect to a Letter of Credit, the date of the applicable issuance, amendment, extension or renewal, as the case may be (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date);

(d) the Facility Agent shall have received a Borrowing Request or request for a Letter of Credit in accordance with the requirements of Section 2.02(a),  Section 2.11(a), Section 2.12(b) or Section 2.13(b), as applicable.

Each Borrowing Request or request for a Letter of Credit submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 4.03 have been satisfied on and as of the date of the applicable Borrowing or, with respect to a Letter of Credit, the date of the applicable issuance, amendment, extension or renewal, as the case may be.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants the following matters to the Facility Agent, each Issuing Bank and the Lenders as to itself and each of its Subsidiaries (as applicable), as of the Financial Closing Date and as of the date of each Borrowing or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date and each issuance, amendment or renewal of a Letter of Credit.

          SECTION 5.01. Existence, Qualification and Power; Compliance with Laws.  Each Operating Company Group Member and, in the case of clause (e) only, each of the other Subsidiaries of the Borrower, (a) is a Person duly organized or formed, validly existing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its material assets and carry on its business and (ii) in the case of the Borrower, execute, deliver and perform its obligations under the Financing Documents to which it is a party, (c) is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization and each jurisdiction where its ownership, lease or operation of material Properties or the conduct of its business as now conducted requires such qualification, (d) is in compliance in all material respects with all Laws, orders, writs, injunctions and orders and (e) has all requisite Regulatory Approvals to own its material Properties and operate its business as currently conducted, in the case of the foregoing clauses (c) through (e), except for such matters that could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.02. Binding Effect.  This Agreement and each other Financing Document has been duly executed and delivered by the Borrower.  This Agreement and each other Financing Document constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

          SECTION 5.03. Authorization; No Contravention.  The execution, delivery and performance by the Borrower of the Financing Documents, are within the Borrower’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of its Subsidiaries or any of their property is subject or (c) violate any applicable Law, in the case of the foregoing clauses (b) and (c), except for such matters that could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.04. Governmental Authorization; Other Consents.  Other than as specified in Schedule 5.04, there is no Regulatory Approval and no approval, consent, exemption, authorization, or other action by, or notice to, or filing with any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Financing Document and the consummation of the transactions contemplated hereby and thereby, or (b) the ability of each Operating Company Group Member to operate its businesses as currently operated, except for (i) the Regulatory Approvals and the other approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) in the case of clause (b) only, those Regulatory Approvals and other approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to result in, with respect to the Financial Closing Date only, an Initial Material Adverse Effect and thereafter, a Material Adverse Effect.

          SECTION 5.05. Taxes.  The income tax of the Borrower and its Subsidiaries is included in a consolidated tax return for U.S. Federal income tax purposes, of which Puget Holdings is the “common parent” (within the meaning of Section 1504 of the Code) of such group.  Each Operating Company Group Member has filed all tax returns and reports required to be filed, and has paid all income taxes and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except in each case those (a) which are not yet due and payable or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

          SECTION 5.06. No Default.  None of the Borrower nor any Operating Company Subsidiary is in default under or with respect to, any material Contractual Obligation, except for any such default which could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

          SECTION 5.07. Financial Statements; No Material Adverse Effect; Indebtedness.

(a) The financial statements furnished pursuant to Section 4.02(l) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP, consistently applied throughout the periods covered thereby.  As of the date of such financial statements, there has been (i) no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, (ii) no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or Property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries (taken as a whole) and (iii) the Operating Company Group did not have any material contingent liabilities, material liabilities for Taxes, material and unusual forward or long-term commitments or material and unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such financial statements or as arising solely from the execution and delivery of the Financing Documents, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Financial Closing Date.

(b) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Financial Closing Date until the Final Maturity Date, copies of which have been furnished to the Facility Agent prior to the Financial Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts and no representation or warranty is made as to the actual attainability of any such forecasts.

(c) Since December 31, 2006, there has been no event or circumstance, either individually or in the aggregate, that has resulted in or could reasonably be expected to result in, (i) on the Financial Closing Date, an Initial Material Adverse Effect or, (ii) after the Financial Closing Date, a Material Adverse Effect.

(d) No Operating Company Group Member has any Indebtedness, other than Indebtedness permitted pursuant to Section 7.03.

          SECTION 5.08. Ranking.  The Financing Documents and the Obligations evidenced thereby rank and will at all times rank at least pari passu with all other senior unsecured Indebtedness of the Borrower, whether now existing or hereafter outstanding.

          SECTION 5.09. Ownership of Assets.

(a) (i) Each Operating Company Group Member owns and (to the extent applicable) has good and defensible title to its material Properties and assets, in each case free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and (ii) each Operating Company Group Member has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all material real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted pursuant to Section 7.01, and, in each case, subject to such exceptions, defects and qualifications as do not (x) affect the value of any such properties of such Operating Company Group Member in any material respect or (y) affect the use made or proposed to be made of such properties by the Borrower or any such Operating Company in any material respect.

(b) Neither the Borrower nor any other Operating Company Group Member has pledged, assigned, sold, granted a Lien on or security interest in, or otherwise conveyed any of its Properties, assets or revenues, other than Liens permitted pursuant to Section 7.01.

          SECTION 5.10. No Other Business.  Since the Signing Date, the Borrower has not engaged in any business other than those carried on by the Borrower and its Subsidiaries as of such date or, after the Financial Closing Date, in connection with any Permitted Acquisition and activities reasonably related thereto.

          SECTION 5.11. Insurance.  All insurance required to be obtained by the Operating Company Group Members pursuant to Section 6.09 has been obtained and is in full force and effect, and all premiums then due and payable on all such insurance have been paid.

          SECTION 5.12. Disclosure.  No report, financial statement, certificate or other written information (including the Information Memorandum) furnished by or on behalf of the Borrower or any of its Subsidiaries to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Transaction Document (as modified or supplemented by other information so furnished) at the time so furnished when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, except as could not reasonably be expected to result in a Material Adverse Effect; provided that with respect to the Projections and any other projected financial information, forecasts, estimates or forward-looking information, the Borrower represents only that such information and materials have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, and no representation or warranty is made as to the actual attainability of any such Projections or forecasts.

          SECTION 5.13. Subsidiaries; Equity Interests.  As of the Financial Closing Date, the Borrower has no other Subsidiaries other than those listed in Schedule 5.13A, and Immaterial Subsidiaries created after the Effective Date. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and all Equity Interests owned by the Borrower are owned free and clear of all Liens except those, if any, created under the Liens permitted by Section 7.01.  As of the Financial Closing Date, Schedule 5.13B (a) sets forth the name and jurisdiction of each such Subsidiary and (b) sets forth the ownership interest of the Borrower and any other Subsidiary in each such Subsidiary, including the percentage of such ownership.

          SECTION 5.14. Affiliate Transactions. Except as specified on Schedule 5.14 or permitted by Section 7.09, no Operating Company Group Member has, directly or indirectly, entered into any transaction since the Signing Date or that is in effect on the Signing Date and that is otherwise permitted hereunder with or for the benefit of any Affiliate.

          SECTION 5.15. Litigation.  There are no actions, suits, proceedings, disputes or known claims pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues, except as described in the Merger Agreement or as set forth in Schedule 5.15, or which individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.16. Solvency.  Prior to and after giving effect to the transactions contemplated by the Transaction Documents, the Borrower, on a consolidated basis with its Subsidiaries, is Solvent.

          SECTION 5.17. Margin Regulations; Investment Company Act; USA PATRIOT Act; Federal Power Act.

(a) Neither the Borrower nor any Operating Company Group Member is engaged nor will they engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation T, U and X issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Neither the Borrower nor any Operating Company Group Member is or, after giving effect to the transactions contemplated hereby, will be an “investment company” as defined in and subject to regulation under the Investment Company Act of 1940.

(c) The making of the Loans and the use of the proceeds thereof shall not violate the Trading With the Enemy Act, as amended, or any of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and each Operating Company Group Member is in compliance with the U.S. Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49, 079 (2001)) (the “Anti-Terrorism Order”) and the provisions of Public Law 107-56 (the “USA PATRIOT Act”).

(d) On and after the Financial Closing Date, the Borrower is a “holding company” within the meaning of Section 1262(8) of the Public Utility Holding Company Act of 2005 solely with respect to its ownership of exempt wholesale generators.  On and after the Financial Closing Date, the Borrower and certain of its subsidiaries are exempt from the books and records access, accounting, recordkeeping, reporting, and filing requirements of 18 C.F.R. §§ 366.2, 366.21, 366.22, and 366.23 pursuant to 18 C.F.R. § 366.3(a).

          SECTION 5.18. ERISA Compliance.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses (i) through (iv) of this Section 5.18(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          SECTION 5.19. Environmental Compliance.

(a) Except as set forth in Schedule 5.19, there are no claims, actions, suits, or proceedings in respect of or affecting the Borrower or any of its Subsidiaries (or any of their respective Properties) alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Except as specified in Schedule 5.19, the properties owned, leased or operated by the Operating Company Group Members do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c) Except as specified in Schedule 5.19, none of the Operating Company Group is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Except as specified in Schedule 5.19, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Operating Company Group Member have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(e) Except as specified in Schedule 5.19, and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Operating Company Group Members has contractually assumed, with a Governmental Authority or otherwise, any liability or obligation under or relating to any Environmental Law.

          SECTION 5.20. Labor Disputes.  No labor dispute with the Borrower or any of its Subsidiaries exists or is imminent that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

From and after the Financial Closing Date and for so long as any Lender or Issuing Bank shall have any Commitment hereunder or any Loan, Letter of Credit or other Obligation hereunder or under any other Financing Document which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Operating Company Group Member to:

          SECTION 6.01. Financial Statements.  Deliver to the Facility Agent (for prompt further distribution each Lender):

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower or as otherwise earlier required by the Securities and Exchange Commission, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion by any firm of independent registered public accounting of nationally recognized standing (or any other independent registered public accounting firm acceptable to the Facility Agent in its sole discretion), which report and opinion shall be prepared in accordance with GAAP, shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP and (ii) an “income statement variance report” showing the actual experience for the current fiscal year (or portion thereof) against the income statement projections for the current fiscal year (or portion thereof);

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower or as otherwise earlier required by the Securities and Exchange Commission, an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the CFO as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, and in any event no less than ninety (90) days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget by fiscal quarter for the following fiscal year (which may be updated as required and including a projected consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of the CFO stating that such Projections are based on estimates, information and assumptions believed to be reasonable at the time of preparation of the Projections (but no representation shall be made as to the actual attainability of such Projections);

(d) simultaneously with the Projections delivered pursuant to Section 6.01(c), a schedule setting forth the projected Capital Expenditure requirements of the Operating Company Group and a comprehensive business plan of the Operating Company Group for such period (the “Business Plan”) which schedule of Capital Expenditures and Business Plan shall be accompanied by a certificate of the CFO stating that such schedule and Business Plan have been prepared in good faith and have been delivered (without variance or modification) to the senior management and Board of Directors of the Borrower;

(e) promptly after the same become publicly available, notice of all registration statements, regular periodic reports and press releases filed by the Borrower or any Operating Company Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

(f) such other information regarding the Operating Company Group Members as the Facility Agent or any Lender may reasonably request for the Facility Agent or such Lender to carry out and be satisfied with the “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act or other checks required to be carried out by local regulatory authorities; and

(g) such other information regarding the Borrower and its Subsidiaries as the Facility Agent may reasonably request and which is reasonably available to the Borrower and its Subsidiaries.

          SECTION 6.02. Compliance Certificate.  Deliver to the Facility Agent for prompt further distribution to each Lender, (a) concurrently with any delivery of financial statements under Section 6.01(a) or Section 6.01(b), a certificate of the CFO (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.14, and (iii) stating whether any change in GAAP applicable to the financial statements or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.02(l) or, if more recent, Section 6.01(a), (and except as described in the financial statements provided pursuant to Section 4.02(l), or Section 6.01(a) or Section 6.01(b)) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (b) concurrently with any delivery of financial statements under Section 6.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Section 7.14 (which certificate may be limited to the extent required by accounting rules or guidelines and in any event shall be limited to Defaults insofar as they may relate to accounting matters).

          SECTION 6.03. Notices.  Promptly after the Borrower has obtained knowledge thereof and in the case of clauses (a) through (d), unless prohibited by applicable Law, notify or deliver to the Facility Agent (for prompt notification or delivery to each Lender):

(a) copies of any written notice received by the Borrower regarding any actual or threatened dispute, litigation, investigation or proceeding with respect to the Borrower or any of its Subsidiaries by or before any court or any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

(b) copies of all Material Notices and Material Communications received by the Borrower or any of its Subsidiaries in connection with any material Contractual Obligation or from any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

(c) details of (i) the transfer of more than 5% of any Equity Interests of the Borrower or any Operating Company Group Member except for any such transfers between Operating Companies or (ii) changes in the composition of the Board of Directors or executive management of the Borrower or any Operating Company Group Member (or, prior to the Financial Closing Date, the Company or any of its Subsidiaries); provided that it is the present intention on the Effective Date that the Board of Directors of the Borrower shall have at least one independent director;

(d) details of any other events or circumstances that results in or would reasonably be expected to result in a Material Adverse Effect; and

(e) any Default or Event of Default.

Each notice pursuant to this Section shall be accompanied by a written statement of an Authorized Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c), (d) or (e) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

          SECTION 6.04. Inspection Rights.  At any reasonable time and from time to time upon reasonable notice (but no more than once at the Borrower’s expense in any fiscal year so long as no Event of Default has occurred and is continuing), permit or arrange for the Facility Agent, to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants (provided that (i) so long as no Event of Default has occurred and is continuing, a representative of the Borrower may be present for any communication with the independent public accountants and (ii) the Borrower reserves the right to restrict access to any generating facilities in accordance with reasonably adopted procedures relating to safety and security, and to the extent reasonably requested to maintain normal operations of the Borrower or any of its Subsidiaries).

          SECTION 6.05. Compliance with Laws.

(a) Subject to Section 6.07, comply in all material respects with all applicable Laws, including, without limitation, ERISA and the Code and shall from time to time obtain and renew, and shall comply in all material respects with, each material Regulatory Approval as is or in the future shall be necessary for the operation of its business under applicable Laws (except any such applicable Laws and Regulatory Approvals the failure to obtain or the non-compliance with which could not reasonably be expected to result in a Material Adverse Effect).

(b) No Operating Company Group Member shall petition, request or take any legal or administrative action that seeks any amendment, supplement or modification of any Regulatory Approval in any material respect unless such amendment, supplement or modification could not reasonably be expected to result in a Material Adverse Effect.  The Borrower shall promptly upon receipt by it or any of the other members of the Operating Company Group upon publication furnish to the Facility Agent a copy of each material amendment, supplement or modification to any material Regulatory Approval other than notices given by an Operating Company Group Member in the ordinary course of business. In the case of Regulatory Approvals required in respect of (i) the borrowing of the Facilities or (ii) the granting of collateral, said copies shall be certified by an Authorized Officer of the Borrower.

          SECTION 6.06. Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, except as expressly permitted by Section 7.06; and

(b) take all reasonable action to maintain all rights, privileges (including its status as validly existing), permits, licenses and franchises necessary in the normal conduct of its business, except such rights, privileges, permits, licenses or franchise which, if not maintained, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.07. Compliance with Environmental Laws.  Except as specified in Schedule 5.19 and except, and in each case, to the extent that the failure to do so could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (i) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and (iii) in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by the requirements of all Environmental Laws.

          SECTION 6.08. Maintenance of Properties; Ownership of the Borrower.  Except as contemplated by Schedule 6.08, and except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

          SECTION 6.09. Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies (a) the insurance listed on Schedule 6.09, except to the extent that such insurance cannot be obtained or renewed on commercially reasonable terms, and (b) with respect to all of its Properties and assets, as is usually carried by companies engaged in similar business and as is consistent with the prudent operation of its business; provided, however, neither the Borrower nor any Operating Company Group Member shall be prohibited from self-insuring to the extent that such self-insurance is consistent with the insurance report delivered pursuant to Section 4.02(i) or is consistent with the prudent operation of its business and companies engaged in similar businesses.

          SECTION 6.10. Use of Proceeds.

(a) The Borrower shall use the proceeds of the Capital Expenditure Loans to fund Utility Capital Expenditures.

(b) The Borrower shall use the proceeds of the Energy Hedging Loans to support energy purchases and hedging activities (in each case in the ordinary course of business and not for speculative purposes) and for the issuance of Letters of Credit in respect thereof.

(c) The Borrower shall use the proceeds of the Liquidity Loans and Swingline Loans for general corporate purposes of the Borrower, including commercial paper backup, working capital purposes (for the avoidance of doubt, not to be used for Utility Capital Expenditures or other Capital Expenditures), to replace and refinance the Existing Revolving Credit Agreement (other than the Existing Letters of Credit) and for the issuance of Letters of Credit with respect thereto.

          SECTION 6.11. Capital Expenditures.           The Borrower shall not make any Capital Expenditures other than Utility Capital Expenditures.

          SECTION 6.12. Maintenance of Ratings.  From and after the Financial Closing Date, maintain monitored public ratings on the Facilities from S&P and Moody’s.

          SECTION 6.13. Payment of Obligations.  Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.14. Cooperation.  Perform such acts as are reasonably requested by the Facility Agent to carry out the intent of, and transactions contemplated by, this Agreement and the other Financing Documents.

          SECTION 6.15. Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material transactions and matters involving the assets and business of the Borrower or such Operating Company Subsidiary, as the case may be.

          SECTION 6.16. Financing Documents; Material Documents.

(a) Perform and observe all of its covenants and obligations pursuant to any material Contractual Obligation to which it is a party or pursuant to which it has any obligations, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(b) Take all reasonable and necessary action to prevent the termination or cancellation of any Financing Document or other material Contractual Obligation in accordance with the terms of such Financing Document or other material Contractual Obligation or otherwise (except for, prior to the Financial Closing Date, the Merger Agreement, and for the expiration of any Financing Document or other material Contractual Obligation in accordance with its terms and not as a result of a breach or default thereunder), except to the extent, in the case of any material Contractual Obligation, that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and

(c) enforce against the relevant party to a material Contractual Obligation (other than the Lenders, Issuing Bank, Agents or Joint Mandated Lead Arrangers) such covenants of such material Contractual Obligation in accordance with its terms, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VII

NEGATIVE COVENANTS

For so long as any Lender or Issuing Bank shall have any Commitment hereunder or any Loan, Letter of Credit or other Obligation hereunder or under any other Financing Document which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any other Operating Company Group Member, to:

          SECTION 7.01. Liens.  Create, incur, assume or suffer to exist any Lien upon any of its material Property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens for the benefit of the Lenders, the Issuing Banks and the Agent pursuant to any Financing Document;

(b) (i) Liens existing on the Effective Date and listed on Schedule 7.01(b) or (ii) Liens securing any Existing Indebtedness contemplated by clause (b) of the definition thereof; provided, in the case of this clause (ii), that such Lien shall apply only to Property (whether now owned or after-acquired) of a type that is subject to a Lien securing the corresponding Existing Indebtedness referred to in clause (a) of the definition thereof (including the proceeds thereof) and shall not extend to any other Property;

(c) Liens for taxes, assessments or governmental charges imposed on the Borrower or any Operating Company Subsidiary or any of their property by any Governmental Authority which are not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or such Operating Company Subsidiary, to the extent required by and in accordance with GAAP;

(d) Liens of carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors, statutory Liens of landlords or other like Liens arising in the ordinary course of business which secure amounts not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required by and in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) required to secure performance bids, tenders, trade contracts, performance bonds, statutory obligations, leases, government contracts, surety and appeals bonds, indemnity, performance or other similar bonds in connection with judicial or administrative proceedings and other obligations of a like nature (exclusive of obligations for borrowed money);

(f) easements, rights-of-way, licenses, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Operating Company Group Member;

(g) Liens securing judgments that do not involve any risk of forfeiture of any assets of any of the Operating Company Group or any Financing Document that do not exceed $50,000,000 in the aggregate and that within ten (10) days are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP for the payment of money not constituting an Event of Default under Section 8.01(i);

(h) Liens securing payment of Tax-Free Debt and credit enhancement obligations related to such Tax-Free Debt; provided that (i) any claims in respect of the principal balance of the obligations being secured thereby shall not exceed $250,000,000 at any time, and (ii) each such Lien shall extend only to the property, and proceeds thereof, being financed by the Tax-Free Debt secured thereby;

(i) Liens for purchase money security interests or Capitalized Leases which are secured solely by the assets acquired (and proceeds and products thereof), up to $40,000,000 in the aggregate; provided that such Lien arises prior to or within sixty (60) days after such acquisition or the incurrence of such Capital Lease;

(j) zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Operating Company Group Member;

(k) licenses of intellectual property entered into in the ordinary course of business;

(l) Liens that have been placed by a third party on the fee title of leased real property or property over which any Operating Company Group Member has easement rights, and subordination or similar agreements relating thereto;

(m) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Operating Company Group Member arising in the ordinary course of business from netting services, overdraft protection, Cash Management Obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;

(n) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(o) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignments or similar arrangements entered into in the ordinary course of business;

(p) Liens on (i) insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted under Section 7.03(l), (ii) dividends and rebates and other identifiable proceeds therefrom which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies, (iii) rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to Section 7.03(l) and (iv) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business; provided, however, that claims in respect of such Liens shall not exceed $5,000,000 at any time;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r) Liens on conservation investment assets as security for obligations incurred in financing or refinancing bondable conservation investments in accordance with the laws of the State of Washington;

(s) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Operating Company Subsidiary or existing on any property or asset of any Person that becomes an Operating Company Subsidiary after the date hereof pursuant to a Permitted Acquisition (or on such Person’s assets) prior to the time such Person becomes an Operating Company Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming an Operating Company Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any other Operating Company Subsidiary (other than the proceeds of such property or assets), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes an Operating Company Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (iv) such Lien, together with other Liens incurred pursuant to this paragraph (s) shall not secure Indebtedness or other obligations in excess of $50,000,000 in the aggregate; and

(t) other Liens securing Indebtedness and other obligations in an aggregate amount not to exceed $25,000,000 at any time.

          SECTION 7.02. Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions in the ordinary course of business (including Dispositions of obsolete or worn out or surplus property no longer required or useful in the business or operations of the Borrower or any of its Subsidiaries);

(b) Dispositions of assets and businesses specified on Schedule 6.08 or expected to be sold or terminated under the Business Plan most recently delivered to the Facility Agent prior to the Signing Date;

(c) Dispositions of Investments in Cash Equivalents;

(d) Dispositions of assets which individually or in the aggregate are less than 15% of the Consolidated Tangible Net Assets as of the Effective Date and for which no less than 80% of the proceeds received therefor are in cash or Cash Equivalents;

(e) Dispositions constituting a Lien permitted pursuant to Section 7.01;

(f) the sale or issuance of any Operating Company Subsidiary’s Equity Interests to the Borrower;

(g) Dispositions of assets in connection with any transaction permitted by Section 7.05;

(h) assignments and licenses of intellectual property or other intangibles of the Operating Company Group Members in the ordinary course of business;

(i) any Disposition of any asset or interest therein in exchange for utility plant, equipment or other utility assets (other than notes or other obligations) in each case equal to the fair market value (as determined in good faith by the Borrower) of such asset or interest therein; provided, however, that the fair market value of any such assets or interests Disposed of under this paragraph (i) shall not exceed $5,000,000 in the aggregate in any fiscal year; and

(j) other Dispositions, in one transaction or a series of related transactions, resulting in Net Cash Proceeds not exceeding $10,000,000 in the aggregate in any fiscal year;

provided that any Disposition of any property pursuant to this Section 7.02 shall be for no less than the fair market value of such property at the time of execution of the relevant agreement with respect to such Disposition and taxes due with respect to such Dispositions shall be substantially contemporaneously paid (or reserved for future payment) out of the proceeds from such Disposition.

          SECTION 7.03. Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Borrower under the Financing Documents not to exceed an outstanding principal amount of $1,150,000,000 plus Energy Hedging Incremental Loans not to exceed $175,000,000;

(b) Existing Indebtedness; provided, however, if such Existing Indebtedness are obligations in respect of letters of credit issued under the Borrower’s credit facilities prior to the Financial Closing Date, such Existing Indebtedness shall be permitted only to the extent such letters of credit are fully collateralized by either cash proceeds from Loans made hereunder or Letters of Credit issued hereunder, in each case under the Energy Hedging Facility or the Liquidity Facility, as applicable.

(c) Indebtedness constituting Investments permitted by Section 7.04(d);

(d) Indebtedness incurred by the Borrower consisting of commercial paper issuances to fund the working capital (for the avoidance of doubt, not including Utility Capital Expenditures or other Capital Expenditures) of the Operating Company Group in an aggregate principal amount not to exceed, together with amounts outstanding under the Liquidity Facility, $400,000,000;

(e) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes an Operating Company Subsidiary, or Indebtedness attaching to assets that are acquired by any Operating Company Group Member, in each case pursuant to a Permitted Acquisition after the Financial Closing Date, in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding for all such Indebtedness under this paragraph (e), provided that (x) such Indebtedness existed at the time such Person became an Operating Company Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by any Operating Company Group Member (other than by any such person that so becomes an Operating Company Subsidiary or that acquires such assets), and (ii) any replacements, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that such replaced, refunded, renewed or extended Indebtedness satisfies the definition of Permitted Refinancing Indebtedness as if such definition were applicable to such Indebtedness;

(f) Indebtedness arising from Capitalized Leases or with respect to purchase money security interests in an aggregate principal amount not exceeding $40,000,000 at any one time outstanding;

(g) Indebtedness arising from the deferred purchase price of property or services in an aggregate principal amount not exceeding $15,000,000 at any one time outstanding;

(h) Indebtedness under or reimbursement obligations in respect of letters of credit and bankers acceptances issued for performance, surety, appeal or indemnity bonds or with respect to workers’ compensation claims, insurance or statutory obligations, in each case incurred in the ordinary course of business in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding;

(i) Indebtedness arising from netting services, overdraft protection, Cash Management Obligations and otherwise in connection with deposit, securities and commodities accounts in the ordinary course of business;

(j) Permitted Refinancing Indebtedness;

(k) Tax-Free Debt in an aggregate amount not to exceed $250,000,000;

(l) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to Borrower or any Operating Company Group Member, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and, in any event, not in excess of $5,000,000 at any time;

(m) Indebtedness arising from agreements providing for indemnification, holdbacks, working capital or other purchase price adjustments, earn-outs, non-compete agreements, deferred compensation or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of any Operating Company Group Member pursuant to such agreements, in connection with Permitted Acquisitions or Dispositions permitted under Section 7.02;

(n) other Indebtedness incurred by the Borrower (x) under the First Mortgage Bond Documents or (y) pursuant to the issuance of Hybrid Debt Securities (and, in the case of each of clauses (x) and (y), any refinancing thereof incurred in accordance with the definition of “Permitted Refinancing Indebtedness” within ninety (90) days of the repayment of such Indebtedness by the Borrower for which such Permitted Refinancing Indebtedness is being incurred, except that the terms of such refinanced Indebtedness may permit make-whole payments and call premiums) to repay Capital Expenditure Loans in an aggregate principal amount not exceeding $500,000,000 in any fiscal year after the Financial Closing Date plus 100% of any unused amounts from the prior fiscal years after the Financial Closing Date, such amount to be adjusted, with respect to the fiscal year in which the Financial Closing Date occurs, on a pro rata basis for the number of days remaining in such fiscal year since the Financial Closing Date;

(o) Indebtedness incurred by the Borrower in respect of Interest Hedging Agreements or Other Hedging Agreements not for speculative purposes;

(p) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (o) above;

(q) Intercompany Loans from the Holding Company;

(r) (i) other Indebtedness incurred by the Borrower between the date of the Merger Agreement and the Financial Closing Date in the ordinary course of business in an amount not to exceed $50,000,000 in the aggregate and any Permitted Refinancing Indebtedness thereof, and (ii) other Indebtedness in an aggregate amount not to exceed $25,000,000 at any time; and

(s) Planned Indebtedness and any Permitted Refinancing Indebtedness thereof.

           SECTION 7.04. Investments.  Make or hold any Investments, except:

(a) Investments by the Borrower or any Operating Company Subsidiary in cash and Cash Equivalents;

(b) Investments in Interest Hedging Agreements permitted under Section 7.03;

(c) Investments in Other Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(d) Intercompany Loans from the Holding Company to the Borrower or any Operating Company Subsidiary or from the Borrower to the Operating Company Subsidiaries;

(e) Equity Interests in (x) Subsidiaries in existence on the date hereof, (y) Operating Company Subsidiaries acquired or created after the Financial Closing Date in connection with Permitted Acquisitions, and (z) Subsidiaries consisting of Immaterial Subsidiaries;

(f) the Merger;

(g) Permitted Acquisitions;

(h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and supplies, in each case in the ordinary course of business;

(i) extensions of trade credit in the ordinary course of business;

(j) Investments made as a result of the receipt of non-cash consideration from a Disposition in compliance with Section 7.02;

(k) Investments made by any Person that becomes a Subsidiary after the date hereof; provided that such Investment exists at the time such Person becomes a Subsidiary and are not made in contemplation of or in connection with such Person becoming a Subsidiary;

(l) loans and advances made in the ordinary course of business to their respective employees, officers and directors so long as the aggregate principal amount thereof at any time outstanding (excluding temporary advances in the ordinary course of business) shall not exceed $3,000,000;

(m) Investments existing on the date hereof and identified on Schedule 7.04(m); and

(n) in addition to Investments permitted by clauses (a) through (m) above, additional Investments so long as the aggregate amount invested, loaned or advanced pursuant to this clause (n) does not exceed $10,000,000 in the aggregate at any time outstanding.

          SECTION 7.05. Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment; provided, however that

(a) each Operating Company Group Member may declare and make Restricted Payments to the Borrower and to another Operating Company Group Member so long as such Restricted Payments are declared and paid ratably to the shareholders, partners and other equity holders of such Operating Company Group Member; and

(b) the Borrower may declare and make Restricted Payments in cash provided that no Event of Default shall have occurred and be continuing and no Event of Default shall occur as a result of making such Restricted Payment.

          SECTION 7.06. Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except for (a) Permitted Acquisitions, (b) Dispositions permitted under Section 7.02, (c) the consummation of the Merger, (d) the liquidation or dissolution of any Immaterial Subsidiary and (e) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) the merger, amalgamation or consolidation of any Operating Company Subsidiary into or with the Borrower in a transaction in which the Borrower is the surviving corporation, and (ii) the merger, amalgamation or consolidation of any Operating Company Subsidiary into or with any other Operating Company Subsidiary or the liquidation or dissolution of any Operating Company Subsidiary into the Borrower or any other Operating Company Subsidiary; provided, however, that in any merger or amalgamation or consolidation involving the Borrower or any liquidation or dissolution of any Operating Company Subsidiary into the Borrower, the Borrower shall be the surviving corporation.

          SECTION 7.07. Operating Leases. Enter into any operating lease as lessee except to the extent that, after giving effect thereto, the net present value of remaining lease payments required to be made by the Operating Company Group Members under all operating leases entered into by the Operating Company Group Members on and after the Financial Closing Date would not exceed $200,000,000.

          SECTION 7.08. Nature of Business.

(a) Engage in any line of business substantially different from those lines of business conducted by the Operating Company Group Members on the Signing Date or in connection with any Permitted Acquisition or any business reasonably related or ancillary thereto.

(b) Terminate or amend, waive, modify or supplement any of the provisions of its Organizational Documents or consent to any such termination, amendment, waiver, modification or supplement, unless any of the foregoing actions could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 7.09. Transactions with Affiliates; Affiliate Services Agreements.

(a) Enter into any transaction of any kind with any Affiliate (including Affiliate Service Agreements), whether or not in the ordinary course of business, other than (i) on terms substantially as favorable to the Operating Company Group Member as would be obtainable by such Operating Company Group Member at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) Intercompany Loans to the extent permitted under Section 7.03, (iii) as approved or required by any Governmental Authority or as required by applicable Law, and (iv) the payment of Management Fees permitted by clause (b) below.

(b) Pay any Management Fees or enter into or permit to exist any agreement or arrangement for the payment of Management Fees, unless such fees are expressly subordinated to the Facilities on the terms set forth in Exhibit F.

          SECTION 7.10. Subsidiaries.  Except as in existence on the Effective Date or acquired or formed in connection with a Permitted Acquisition pursuant to Section 7.04(g), (a) create, acquire or permit to exist any Subsidiary, except for Immaterial Subsidiaries and wholly-owned Subsidiaries formed to make Utility Capital Expenditures, (b) become a general or limited partner in any partnership or a joint venturer in any joint venture except with any other Operating Company Group Member, (c) acquire any Equity Interest in or make any capital contribution to any Person, (d) enter into any profit-sharing or royalty agreement or other similar arrangement whereby the Operating Company Group Member’s, income or profits are or might be shared with any other Person, (e) enter into any material management contract or material similar arrangement whereby a material portion of such Operating Company Group Member’s business or operations are managed by any other Person (except the Borrower or a wholly-owned Operating Company Group Member), other than in each case as expressly contemplated by the Transaction Documents, (f) permit any Subsidiary that is a wholly-owned Subsidiary on the Effective Date to become a Subsidiary that is not wholly-owned (other than in connection with a Disposition permitted by Section 7.02), or (g) permit any Immaterial Subsidiary to take any action that would result in such Immaterial Subsidiary ceasing to be an Immaterial Subsidiary and becoming an Operating Company Group Member if such action would not be permitted hereunder if such Immaterial Subsidiary were an Operating Company Group Member immediately prior to the taking of such action.

          SECTION 7.11. Accounting Changes.  Make any change in its fiscal year except to the extent required by applicable Law and/or GAAP.  In such event, the Borrower may, upon written notice to the Facility Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Facility Agent, in which case, the Borrower and the Facility Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year arising as a result of such change in applicable Law.

          SECTION 7.12. Restrictive Agreements.  Directly or indirectly, enter into, or incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Operating Company Group Member to create, incur or permit to exist any Lien upon any of its material Property or assets (except as permitted under Section 7.01), or (b) the ability of any wholly-owned Subsidiary to pay dividends or other distributions with respect to, or to return capital in respect of its common Equity Interests or to make or repay loans or advances to any Operating Company Group Member or to Guarantee Indebtedness of any Operating Company Group Member; provided that the foregoing shall not apply to

(i) prohibitions, restrictions and conditions imposed by applicable Laws, any Governmental Authority or this Agreement;

(ii) prohibitions, restrictions and conditions identified on Schedule 5.14 or otherwise resulting from or relating to Existing Indebtedness (without amendment, modification or waiver, other than in connection with Permitted Refinancing Indebtedness);

(iii) provisions of the type described in clause (a) above imposed by the holder of any Lien permitted by Section 7.01(d), (e), (h), (i), (m), (n), (r) and (s)  but solely with respect to the property purported to be encumbered by such Lien;

(iv) any agreement in effect at the time any Person becomes an Operating Company Subsidiary pursuant to a Permitted Acquisition and not in contemplation of, or in connection with, such Person becoming an Operating Company Subsidiary and only relating to or in connection with the Property or assets of such Person (and any extensions, renewals, or replacements of such agreement so long as any restrictions and conditions in such extended, renewed or replaced agreement are not more restrictive than the applicable original agreement or extend to additional Property);

(v) customary restrictions and conditions contained in agreements relating to any Disposition of any asset or property; provided that such restrictions and conditions only apply to the asset or property to be sold, assigned or transferred and such sale, assignment or transfer is permitted by Section 7.02; and

(vi) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.

          SECTION 7.13. Abandonment.  Abandon any of its businesses, other than (a) pursuant to a transaction permitted by Section 7.02(b) and (b) dormant companies acquired in connection with the Merger.

          SECTION 7.14. Certain Financial Covenants.

(a) Operating Company FFO Coverage Ratio.  The Borrower will not permit the Operating Company FFO Coverage Ratio at the end of any Test Period to be less than 1.80 to 1.00.

(b) Operating Company FFO Leverage Ratio.  The Borrower will not permit the Operating Company FFO Leverage Ratio (expressed as a percentage) at the end of any Test Period to be less than 13.0%, in respect of any Test Period; provided, however this covenant shall not apply during any period in which the Borrower has an Investment Grade or higher rating from both Moody’s and S&P.

          SECTION 7.15. Existing Indebtedness.  Prepay, prior to the stated maturity thereof, any Indebtedness of the Borrower or any Subsidiary listed on Schedule 7.03(b) or otherwise constituting Existing Indebtedness, unless such prepayment is required by (i) applicable Law, (ii) any Governmental Authority, (iii) the terms of such contractual obligations or (iv) is consented to by the Majority Lenders (or is otherwise contemplated in Schedule 7.03(b)); provided that this Section 7.15 shall not restrict any Permitted Refinancing Indebtedness in respect of Existing Indebtedness.

          SECTION 7.16. Preservation of Rights.  Assign, cancel, terminate, waive any material default under, material breach of or material right under, or materially amend, supplement or modify or give any material consent under (including any consent or assignment of), any Transaction Document or material Contractual Obligation, except, other than in the case of any Transaction Document, to the extent that any such action would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 7.17. Equity Issuance.  Make any Equity Issuance that would result in Puget Holdings, Parent Holdco (to the extent such Person is not Puget Holdings), the Parent, the Borrower and the Operating Company Subsidiaries not being a consolidated tax group for U.S. Federal income tax purposes of which Puget Holdings is the “common parent” (within the meaning of Section 1504 of the Code).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

          SECTION 8.01. Events of Default.  The occurrence of any of the following from and after the Financial Closing Date shall constitute an “Event of Default”:

(a) Non-Payment.  The Borrower fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any LC Disbursement or (ii) any interest on any Loan or any other amount payable hereunder or with respect to any other Financing Document, in each case to the extent that any such interest or other amount is not paid within three (3) Business Days after the same becomes due; or

(b) Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(e), Section 6.04, Section 6.06(a),  Section 7.01, Section 7.02, Section 7.03, Section 7.04, Section 7.05, Section 7.06, Section 7.07, Section 7.12, Section 7.13, Section 7.14 or Section 7.15; or

(c) Other Defaults.  The Borrower fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Financing Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof to the Borrower by the Facility Agent or the Borrower having knowledge thereof; provided that if such failure is capable of remedy but by its nature cannot reasonably be cured within such period, the Borrower shall have such additional time not exceeding an additional sixty (60) days as may be necessary to cure such failure so long as the Borrower is proceeding diligently to cure such failure and such additional cure period could not reasonably be expected to result in a Material Adverse Effect; or

(d) Representations and Warranties.  Any representation, warranty or certification made or deemed made by or on behalf of the Borrower herein, in any other Financing Document or in any document required to be delivered in connection herewith or therewith shall be untrue or misleading in any material respect when made or deemed made; provided that such misstatement shall not constitute an Event of Default if such condition or circumstance (i) is subject to cure, (ii) the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement within sixty (60) days after the earlier of (A) notice of such default from the Facility Agent and (B) the Borrower having knowledge thereof, and (iii) such cure period could not reasonably be expected to result in a Material Adverse Effect; or

(e) Cross-Default.  Any Operating Company Group Member (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than $50,000,000, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs and continues beyond the applicable grace period, if the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that clause (ii) shall not apply to any secured Indebtedness that becomes due as a result of the Disposition of any property or assets securing such Indebtedness, if such Disposition is permitted pursuant to Section 7.02 and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc.  Any Operating Company Group Member institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person that continues undischarged or unstayed for sixty (60) calendar days; or

(g) Illegality of Financing Documents.  The Financing Documents or any material provision of any Financing Document, (i) is declared in a final non-appealable judgment to be illegal or unenforceable, (ii) should otherwise cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course) and not related to any default hereunder, or (iii) is (including the enforceability thereof) expressly terminated or repudiated by any member of the Operating Company Group; or

(h) Material Qualification of Accounts.  At any time, any financial statements to be delivered pursuant to Section 6.01 shall be qualified by the auditors and such qualification could reasonably be expected to result in a Material Adverse Effect; or

(i) Judgments.  There is entered against any Operating Company Group Member a final judgment or order (other than a judgment or order for a rate refund) for the payment of money in an aggregate amount exceeding $50,000,000 and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(j) ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(k) Inability to Pay Debts; Attachment.  (i) Any Operating Company Group Member becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of the Operating Company Group, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(l) Material Contract or Lease.  The termination, transfer, revocation or modification of any license, leases or material contracts to which any Operating Company Group Member is a party the result of which could reasonably be expected to result in a Material Adverse Effect and such termination, transfer, revocation or modification remains in effect for a period of more than sixty (60) days after the occurrence thereof.

          SECTION 8.02. Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Facility Agent may, and at the request of the Majority Lenders shall, take any or all of the following actions:

(a) declare the Commitment of each Lender to make Loans (other than Swingline Loans by Liquidity Lenders (other than the Swingline Lender) pursuant to Section 2.01(f)(iii)) to be terminated, whereupon such Commitments and obligations shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Financing Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Financing Documents or applicable Law; and

(d) require that the Borrower Cash Collateralize the LC Exposure (in an amount equal to the LC Credit Exposure at such time);

provided that upon the occurrence of an Event of Default under Section 8.01(f), the obligation of each Lender to make Loans (other than Swingline Loans by Liquidity Lenders (other than the Swingline Lender) pursuant to Section 2.01(f)(iii)) shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Facility Agent or any Lender, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 8.03. Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), all amounts received by the Facility Agency on account of the Obligations owed to the Facility Agent and the Lenders shall be applied by the Facility Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Facility Agent in its capacity as such (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably in proportion to the amounts described in this clause First then payable;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and any Issuing Bank (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and LC Disbursements, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and the Cash Management Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Facility Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Facility Agent and, for the benefit of the applicable Issuing Banks and Lenders to Cash Collateralize the LC Exposure in an amount equal to 103% of the LC Exposure; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrower or as otherwise required by Law;

provided that with respect to any amounts payable in respect of principal of the Loans, amounts shall be allocated ratably to the repayment of the Loans.

          SECTION 8.04. Equity Investors’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrower fails to comply with the requirement of the covenants set forth in Section 7.14, until the expiration of the tenth day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01(a) or (b), as applicable, the Holding Company shall have the right to make a direct or indirect equity investment in the Borrower in cash (the “Cure Right”), and upon the receipt by the Borrower of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to such Person, the “Cure Amount”), (x) the Borrower shall prepay an aggregate amount of the Loans (on a pro rata basis) in an amount equal to the Cure Amount (and reduce the Commitments for such Loans in the same amount), (y) Operating Company FFO for the most recently ended fiscal quarter for the applicable Test Period shall be increased by an amount equal to the Cure Amount and (z) the covenants set forth in such Section shall be recalculated, as if such prepayment occurred immediately prior to the commencement of the applicable Test Period; provided that such recalculation shall be solely for the purpose of determining the existence of a Default or an Event of Default under the covenants set forth in such Section with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Financing Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenants set forth in Section 7.14 during such Test Period (including for purposes of Section 4.03), the Borrower shall be deemed to have satisfied the requirements of such covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured.  Notwithstanding any provision of this Section 8.04 to the contrary, (i) there shall be no more than two (2) fiscal quarters (and no more than one (1) fiscal quarter for any period of consecutive fiscal quarters) in which a Cure Right is exercised and (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the covenants set forth in Section 7.14.

ARTICLE IX

FACILITY AGENT AND OTHER AGENTS

          SECTION 9.01. Appointment and Authorization of Agents.           Each Lender and Issuing Bank hereby appoints Barclays Bank PLC as the Facility Agent hereunder and irrevocably appoints, designates and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, the Facility Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Facility Agent have or be deemed to have any fiduciary relationship with any Lender, Issuing Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Facility Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          SECTION 9.02. Delegation of Duties.  The Facility Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings, such sub-agents as shall be deemed necessary by the Facility Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Facility Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

          SECTION 9.03. Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower, any Operating Company Subsidiary or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Facility Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of the Borrower or any other party to any Financing Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of the Borrower, any Operating Company Subsidiary or any Affiliate thereof.

          SECTION 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Financing Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and the Issuing Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of the Majority Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and each Issuing Bank.

(b) For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement and each Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender and Issuing Bank unless the Facility Agent shall have received notice from such Lender or Issuing Bank prior to the proposed Financial Closing Date (or such earlier date on which the approval of the Facility Agent may be required) specifying its objection thereto.

          SECTION 9.05. Notice of Default.  The Facility Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to Defaults in the payment of principal, interest and fees required to be paid to the Facility Agent for the account of the Lenders, unless the Facility Agent shall have received written notice from a Lender, an Issuing Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Facility Agent will notify the Lenders of its receipt of any such notice.  The Facility Agent shall take such action with respect to any Event of Default as may be directed by the Majority Lenders in accordance with Article VIII; provided that unless and until the Facility Agent has received any such direction, the Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders and each Issuing Bank.

          SECTION 9.06. Credit Decision; Disclosure of Information by Agents.  Each Lender and Issuing Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender or Issuing Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender and Issuing Bank represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Operating Company Group, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender and Issuing Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders and any Issuing Bank by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

          SECTION 9.07. Indemnification of Agents, Issuing Banks and  Swingline Lenders.

(a) Whether or not the transactions contemplated hereby are consummated, the Lenders and each Issuing Bank or shall indemnify upon demand the Facility Agent (to the extent the Facility Agent is required to be but is not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata (at the time such indemnity is sought), and hold harmless the Facility Agent from and against any and all Indemnified Liabilities incurred by it; provided that no Lender or Issuing Bank shall be liable for the payment to the Facility Agent of any portion of such Indemnified Liabilities resulting from the Facility Agent’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Financing Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07(a).  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07(a) applies whether any such investigation, litigation or proceeding is brought by any Lender, any Issuing Bank or any other Person.  Without limitation of the foregoing, each Lender and Issuing Bank shall reimburse the Facility Agent upon demand for its ratable share (determined at the time such reimbursement is sought) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Facility Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that the Facility Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 9.07(a) shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Facility Agent.

(b) If the transactions contemplated hereby are consummated, the Lenders (other than a Swingline Lender) shall indemnify, upon demand, each Issuing Bank (to the extent such Issuing Bank is required to be but is not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata (based upon its Commitment) (at the time such indemnity is sought), and hold harmless such Issuing Bank from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to the Issuing Bank of any portion of such Indemnified Liabilities resulting from the Issuing Bank’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07(b) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. The undertaking in this Section 9.07(b) shall survive termination of the Commitments, the payment of all other Obligations and the resignation of such Issuing Bank.

(c) The Liquidity Lenders shall indemnify, upon demand, each Swingline Lender (to the extent the Borrower fails to pay any amounts due and owing in respect of any Swingline Loans and without limiting the obligation of the Borrower to do so), pro rata (based upon its Liquidity Commitment) (at the time such indemnity is sought), and hold harmless each Swingline Lender from and against any and all Indemnified Liabilities incurred by it; provided that no Liquidity Lender shall be liable for the payment to any Swingline Lender of any portion of such Indemnified Liabilities resulting from such Swingline Lender’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07(c) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  The undertaking in this Section 9.07(c) shall survive termination of the Commitments, the payment of all other Obligations and the resignation of such Issuing Bank.

          SECTION 9.08. Agents in Their Individual Capacities.  Barclays Bank PLC and its Affiliates may make loans to, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Barclays Bank PLC were not the Facility Agent hereunder and without notice to or consent of the Lenders or any Issuing Bank.  The Lenders and each Issuing Bank acknowledge that, pursuant to such activities, Barclays Bank PLC or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Facility Agent shall be under no obligation to provide such information to them.

          SECTION 9.09. Successor Agents.  The Facility Agent may resign as the Facility Agent upon thirty (30) days’ notice to the Lenders, each Issuing Bank and the Borrower.  If the Facility Agent resigns under this Agreement, the Majority Lenders shall appoint a successor agent for the Lenders and each Issuing Bank, which successor agent shall be consented to by the Borrower at all times other than during the occurrence and continuance of a Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of the Facility Agent, the Facility Agent may appoint, after consulting with the Lenders and each Issuing Bank and subject to the consent of the Borrower as provided for above, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Facility Agent and the term “Facility Agent,” shall mean such successor Facility Agent, and the retiring Facility Agent’s appointment, powers and duties as the Facility Agent shall be terminated.  After the retiring Facility Agent’s resignation hereunder as the Facility Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement.  If no successor agent has accepted appointment as the Facility Agent by the date which is thirty (30) days following the retiring Facility Agent’s notice of resignation, the retiring Facility Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Facility Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Facility Agent hereunder by a successor, the Facility Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Facility Agent, and the retiring Facility Agent shall be discharged from its duties and obligations under the Financing Documents.  After the retiring Facility Agent’s resignation hereunder as the Facility Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Facility Agent.  Any resignation by, or removal of, Barclays Bank PLC as Facility Agent shall, unless Barclays Bank PLC notifies the Borrower and the Lenders otherwise, also constitute its resignation as Swingline Lender and a termination of its Swingline Commitment.

          SECTION 9.10. Facility Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Facility Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Facility Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Facility Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Facility Agent and their respective agents and counsel and all other amounts due the Lenders and the Facility Agent under Section 2.06 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Facility Agent and, in the event that the Facility Agent shall consent to the making of such payments directly to the Lenders, to pay to the Facility Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Facility Agent under Section 2.06 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Facility Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Facility Agent to vote in respect of the claim of any Lender in any such proceeding.

          SECTION 9.11. Other Agents; Arrangers and Managers.  None of the Lenders, Issuing Banks or other Persons identified on the facing page or signature pages of this Agreement as “joint bookrunner,” “arranger,” “syndication agent,” “documentation agent” or “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders or Issuing Banks, as the case may be.  Without limiting the foregoing, none of the Lenders, the Issuing Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender or Issuing Bank.  Each Lender and Issuing Bank acknowledges that it has not relied, and will not rely, on any of the Lenders, any Issuing Bank or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X

MISCELLANEOUS

          SECTION 10.01. Amendments, Etc.  Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Majority Lenders (or by the Facility Agent acting on the written instructions of the Majority Lenders) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01, Section 4.02 or Section 4.03 or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.04 or Section 2.05, or of any unreimbursed LC Disbursements, or waive an Event of Default under Section 8.01(a), without the written consent of each Lender directly affected thereby;

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or any fees (including fees set forth in Section 2.06 or other amounts payable hereunder or under any other Financing Document), or extend, postpone or waive the date upon which any fees are to be paid, without the written consent of each Lender directly affected thereby; or

(d) change any provision of this Section 10.01, the definition of “Majority Lenders” or Section 2.03(d), Section 2.09(a), Section 2.09(g), or Section 2.10 without the written consent of each Lender affected thereby;

provided further that (1) no Borrower Affiliate or Macquarie Affiliate shall be entitled to a vote on any of the matters specified in the foregoing clauses (a) through (d), and (2) (x) no amendment, waiver or consent shall, unless in writing and signed by the Facility Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Facility Agent under this Agreement, (y) no amendment, waiver or consent shall, unless in writing and signed by any Issuing Bank in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Issuing Bank under this Agreement and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lenders in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, any Swingline Lender under this Agreement.

          SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Financing Document shall be in writing (including by facsimile transmission or electronic mail).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(1) if to the Borrower, any Subsidiary, an Issuing Bank, a Swingline Lender or the Facility Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(2) if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Lender on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such Lender in a notice to the Borrower and the Facility Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Facility Agent pursuant to Article II shall not be effective until actually received by such Person.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures.  Financing Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each party to Financing Document.

(c) Reliance by Facility Agent and Lenders.  The Facility Agent, each Issuing Bank and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person, each Issuing Bank and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, bad faith or willful misconduct, in accordance with Section 10.05.  All telephonic notices to the Facility Agent, an Issuing Bank or a Swingline Lender may be recorded by the Facility Agent, such Issuing Bank or Swingline Lender, and each of the parties hereto hereby consents to such recording.

          SECTION 10.03. No Waiver; Cumulative Remedies.  No failure by any Lender, any Issuing Bank or the Facility Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

          SECTION 10.04. Attorney Costs and Expenses.  The Borrower agrees (a) to pay or reimburse the Facility Agent, the Joint Mandated Lead Arrangers, the Issuing Banks and the Swingline Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, due diligence, negotiation, syndication and execution of this Agreement and the other Financing Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby and thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Shearman & Sterling LLP, any local counsel retained by the Facility Agent and any experts retained in connection herewith and therewith, and (b) to pay or reimburse the Facility Agent, the Joint Mandated Lead Arrangers, each Issuing Bank and each Lender for all documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Financing Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and provided that Attorney Costs shall be limited to Attorney Costs of one New York counsel and one local state counsel to the Facility Agent and one New York counsel and one local state counsel for all of the Lenders).  The foregoing costs and expenses shall include all reasonable search, filing and recording charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent.  The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all of the Obligations.  All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.  If the Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Financing Document, such amount may be paid on behalf of the Borrower by the Facility Agent in its sole discretion.

          SECTION 10.05. Indemnification by the Borrower.

(a) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Issuing Bank, each Lender and their respective Affiliates, directors, officers, employees, agents, representatives, trustees and attorneys-in-fact (collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Party in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Financing Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Party; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (i) the gross negligence, bad faith  or willful misconduct of such Indemnified Party or of any Affiliate, director, officer, employee, agent, trustee or attorney-in-fact of such Indemnified Party or (ii) any actions or claims solely among Indemnified Parties.  No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through intralinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Party or the Borrower have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Financing Document or arising out of its activities in connection herewith or therewith (whether before or after the Financial Closing Date).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated.  All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor.  The agreements in this Section 10.05 shall survive the resignation of the Facility Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(b) In the event that any claim or demand by a third party for which the Borrower may be required to indemnify an Indemnified Party hereunder (a “Claim”) is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify the Borrower  in writing of such Claim, and such notice shall specify (to the extent known) in reasonable detail the amount of such Claim and any relevant facts and circumstances relating thereto; provided, however, that any failure to give such prompt notice or to provide any such facts and circumstances shall not constitute a waiver of any rights of the Indemnified Party, except to the extent that the rights of the Borrower are actually prejudiced thereby.

(c) The Borrower shall be entitled to appoint counsel of its choice at the expense of the Borrower to represent an Indemnified Party in any action for which indemnification is sought (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by that Indemnified Party except as set forth below); provided, however, that such counsel shall be satisfactory to such Indemnified Party.  Notwithstanding the Borrower’s election to appoint counsel to represent an Indemnified Party in any action, such Indemnified Party shall have the right to employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Borrower and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Borrower; (iii) the Borrower shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize the Indemnified Party to employ separate counsel at the Borrower’s expense.  The Borrower shall not be liable for any settlement or compromise of any action or claim by an Indemnified Party affected without the Borrower’s prior written consent, which consent shall not be unreasonably withheld.

          SECTION 10.06. Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent, any Issuing Bank or any Lender, or any Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Facility Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

          SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of Section 10.07(b)(1), (ii) by way of participation in accordance with the provisions of Section 10.07(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Assignees, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in clause (b)(1) below and the second proviso in Section 2.11(b), any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (x) of the Facility Agent (such consent not to be unreasonably withheld or delayed), (y) each Liquidity Issuing Bank (with respect to any assignment of the Liquidity Loans and Liquidity Commitments) and (z) each Energy Hedging Issuing Bank (with respect to any assignment of the Energy Hedging Loans or Energy Hedging Commitments); provided that no consent of the Facility Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that from the date hereof until the date that is twelve (12) months after the Financial Closing Date (such period the “Blackout Period”) no Borrower Affiliate or Macquarie Affiliate shall be an Assignee without the prior consent of the Joint Mandated Lead Arrangers.  Notwithstanding the foregoing, and without limitation of each Issuing Bank’s consent rights set forth in this Section 10.07(b), assignments of Liquidity Loans, Liquidity Commitments, Energy Hedging Loans and Energy Hedging Commitments shall not be permitted hereunder to Persons who are not OECD Member Banks.

(1)           Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Facility Agent) shall not be less than $1,000,000 (unless the Facility Agent otherwise consents); provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(ii) the parties to each assignment shall execute and deliver to the Facility Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(iii) the Assignee, if it shall not be a Lender, shall provide to the Facility Agent its address, facsimile number, electronic mail address or telephone number for receipt of notices and other communications hereunder.

Each assignment under this clause (b) shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, including with respect to the separate Facilities.

(c) Subject to acceptance and recording thereof by the Facility Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender (subject to the restrictions hereunder with respect to Borrower Affiliates and Macquarie Affiliates) under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.07(b), Section 3.01, Section 3.04, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the Assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clause (b) and this clause (c) of this Section 10.07 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Facility Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Facility Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and Issuing Banks, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and amounts owing to each Lender and Issuing Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Facility Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or an Issuing Bank, as the case may be, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Agent, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Subject to the second proviso in Section 2.11(b), any Lender may at any time, without the consent of, or notice to, the Borrower or the Facility Agent or each Issuing Bank, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (together with all or a portion of its Commitment and/or the Loans owing to it); provided that during the Blackout Period, without the prior consent of the Joint Mandated Lead Arrangers, no Borrower Affiliate or Macquarie Affiliate shall be a Participant; provided, further, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Facility Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Financing Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant; provided, further that no such consent shall be required from Participants that are Borrower Affiliates or Macquarie Affiliates.  Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 2.07(b) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but (x) shall not be entitled to recover greater amounts under any such Section than the selling Lender would be entitled to recover and (y) shall be subject to replacement by the Borrower under Section 3.06 to the same extent as if it were a Lender.  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under any of Section 3.01, Section 3.04 and Section 2.07(b) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant.  Without limitation of the preceding, (i) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 of this Agreement unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) of this Agreement as though it were a Lender and (ii) a Participant that is a United States resident individual shall not be entitled to the benefits of Section 3.01 as if it were a Lender unless the Participant agrees to comply with Section 3.01(f) of this Agreement as though it were a Lender.

(g) Any Lender may at any time, without the consent of the Borrower or the Facility Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, (i) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any held by it and (ii) any Lender that is a Fund may, without the consent of the Borrower or the Facility Agent, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (x) no such pledge shall release the pledging Lender from any of its obligations under the Financing Documents and (y) such trustee shall not be entitled to exercise any of the rights of a Lender under the Financing Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          SECTION 10.08. Confidentiality.  Each of the Facility Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required to be disclosed to any Governmental Authority; (c) to the extent  required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement, (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Interest Hedging Agreement or Other Hedging Agreement, Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender, to the extent requested by such Governmental Authority or examiner; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from such Lender).  In addition, the Facility Agent, each Issuing Bank and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Facility Agent, each Issuing Bank and the Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments and the Loans.  For the purposes of this Section 10.08, “Information” means all information received from the Borrower relating to the Borrower or any Operating Company Subsidiary or its business, other than any such information that is publicly available to any Agent, any Issuing Bank or any Lender prior to disclosure by the Borrower other than as a result of a breach of this Section 10.08; provided that, in the case of information received from the Borrower after the date hereof, such information (i) is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, Section 6.02, or Section 6.03 hereof.

          SECTION 10.09. Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any of its Subsidiaries, any such notice being waived by the Borrower (on its own behalf and on behalf of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the Borrower and its Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Financing Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Financing Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender agrees promptly to notify the Borrower and the Facility Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Facility Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Facility Agent and such Lender may have.

          SECTION 10.10. Counterparts.  This Agreement and each other Financing Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other means of electronic delivery of an executed counterpart of a signature page to this Agreement and each other Financing Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Financing Document.  The Facility Agent may also require that any such documents and signatures delivered by telecopier or other means of electronic delivery be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other means of electronic delivery.

          SECTION 10.11. Integration.  This Agreement, together with the other Financing Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Financing Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Facility Agent, any Issuing Bank or the Lenders in any other Financing Document shall not be deemed a conflict with this Agreement.  Each Financing Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          SECTION 10.12. Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent, each Issuing Bank and each Lender, regardless of any investigation made by any Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Borrowing.

          SECTION 10.13. Severability.  If any provision of this Agreement or the other Financing Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or Impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.14. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY FINANCING DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          SECTION 10.15. WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 10.16. Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, each Issuing Bank, each Lender and the Facility Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns.

          SECTION 10.17. Lender Action.  Each Lender and Issuing Bank agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Borrower under any of the Financing Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any collateral or any other Property of the Borrower and its Subsidiaries, without prior written notice to the Facility Agent.  The provision of this Section 10.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, the Borrower and its Subsidiaries.

          SECTION 10.18. USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

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Schedule 1.01D

SWINGLINE LENDERS

Name of Swingline Lender	Swingline Commitment Amount
Barclays Bank PLC	$50,000,000